    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 6, 2001
                                                       REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                   FORM S-11

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

           GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT FUND I, LLC

        (Exact name of registrant as specified in governing instruments)

                      8540 SOUTHEASTERN AVENUE, SUITE 200
                            LAS VEGAS, NEVADA 89123

                    (Address of principal executive offices)

                                CONNIE S. FARRIS
                            CHIEF EXECUTIVE OFFICER
                   CONREX INTERNATIONAL FINANCIAL, INC. D/B/A
                        GLOBAL EXPRESS CAPITAL MORTGAGE
                      8540 SOUTHEASTERN AVENUE, SUITE 200
                            LAS VEGAS, NEVADA 89123

                    (Name and address of agent for service)
                            ------------------------

      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:

                            ELLIOT H. LUTZKER, ESQ.
                            SNOW BECKER KRAUSS, P.C.
                                605 THIRD AVENUE
                         NEW YORK, NEW YORK 10158-0125
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE FOLLOWING EFFECTIVENESS OF THIS REGISTRATION STATEMENT.
                            ------------------------

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                               PROPOSED             PROPOSED
                                                                MAXIMUM              MAXIMUM
                                           AMOUNT              OFFERING             AGGREGATE            AMOUNT OF
        TITLE OF SECURITIES                 BEING              PRICE PER            OFFERING           REGISTRATION
         BEING REGISTERED                REGISTERED              UNIT                 PRICE                 FEE
Mortgage Pass-Through Certificates,
  Series A, B, C and D.............    $25,000,000(1)             N/A              $25,000,000            $6,250

(1) The Registrant is offering four series of Mortgage Pass-Through Certificates designated as Series A, B, C, and D. The Registrant will issue and sell up to $25,000,000 in the aggregate of all Series.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET

            CROSS REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS OF
                       INFORMATION REQUIRED BY FORM S-11

REGISTRATION STATEMENT ITEM NUMBER AND CAPTION                                 LOCATION IN PROSPECTUS
----------------------------------------------                       -------------------------------------------
          1.            Forepart of Registration Statement and
                          Outside Front Cover Page.................  Outside Front Cover Page of Prospectus

          2.            Inside Front and Outside Back Cover Pages
                          of Prospectus Pages......................  Inside Front and Outside Back Cover

          3.            Summary Information, Risk Factors and Ratio
                          of Earnings to Fixed Charges.............  Summary of the Offering; Risk Factors

          4.            Determination of Offering Price............                       *

          5.            Dilution...................................                       *

          6.            Selling Security Holders...................                       *

          7.            Plan of Distribution.......................  Plan of Distribution

          8.            Use of Proceeds............................  Use of Proceeds

          9.            Selected Financial Data....................                       *

         10.            Management's Discussion and Analysis of
                          Financial Condition and Results of
                          Operations...............................  Management's Discussion and Analysis of
                                                                       Financial Condition of the Fund

         11.            General Information as to Registrant.......  Front Cover Page; Terms of the Offering;
                                                                     The Manager and its Affiliates

         12.            Policy with Respect to Certain
                          Activities...............................  Lending Standards and Policies; Summary of
                                                                       Operating Agreement

         13.            Investment Policies of Registrant..........  Use of Proceeds; Lending Standards and
                                                                       Policies

         14.            Description of Real Estate.................                       *

         15.            Operating Data.............................                       *

         16.            Tax Treatment of Registrant and Its
                          Security Holders.........................  Risk Factors; Federal Income Tax
                                                                       Consequences

         17.            Market Price of and Dividends on the
                          Registrant's Common Equity and Related
                          Stockholder Matters......................                       *

         18.            Description of Registrant's Securities.....  Summary of Operating Agreement, Rights of
                                                                       Members and Description of Units

         19.            Legal Proceedings..........................  Legal Proceedings

         20.            Security Ownership of Certain Beneficial
                          Owners and Management....................  Security Ownership of Certain Beneficial
                                                                       Owners and Management

REGISTRATION STATEMENT ITEM NUMBER AND CAPTION                                 LOCATION IN PROSPECTUS
----------------------------------------------                       -------------------------------------------
         21.            Directors and Executive Officers...........  The Manager and its Affiliates

         22.            Executive Compensation.....................  The Manager and its Affiliates;
                                                                     Compensation of the Manager and its
                                                                       Affiliates

         23.            Certain Relationships and Related
                          Transactions.............................  Conflicts of Interest; The Manager and its
                                                                       Affiliates; Lending Standards and
                                                                       Policies

         24.            Selection, Management and Custody of
                          Registrant's Investments.................  Lending Standards and Practices;
                                                                       Compensation of the Manager and its
                                                                       Affiliates

         25.            Policies with Respect to Certain
                          Transactions.............................  Conflicts of Interest; Summary of Operating
                                                                       Agreement

         26.            Limitations of Liability...................  Fiduciary Responsibility; Summary of
                                                                     Operating Agreement

         27.            Financial Statements and Information.......  Financial Statements

         28.            Interests of Named Experts and Counsel.....  Legal Opinion; Experts

         29.            Disclosure of Commission Position on
                          Indemnification for Securities Act
                          Liabilities..............................  Fiduciary Responsibilities of Manager

         30.            Quantitative and Qualitative Disclosures
                          About Market Risk........................                       *

------------------------

*   Not Applicable

PROSPECTUS
                             $25,000,000 (MAXIMUM)
                              $1,000,000 (MINIMUM)
                          GLOBAL EXPRESS CAPITAL REAL
                         ESTATE INVESTMENT FUND I, LLC

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              SERIES A, B, C AND D

                              MINIMUM INVESTMENT:

$100,000 FOR SERIES A CERTIFICATE               $10,000 FOR SERIES C CERTIFICATE

$25,000 FOR SERIES B CERTIFICATE                 $2,000 FOR SERIES D CERTIFICATE

    The Mortgage Pass-Though Certificates (the "Certificates") are being issued by GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT FUND I, LLC (the "Fund" or "we", "us" or "our"), a Nevada Limited Liability Company. Our sole manager is Conrex International Financial, Inc. which operates under the name, Global Express Capital Mortgage ("Global Express Mortgage" or the "Manager"). Our sole business is to make loans, or purchase entire or fractional interests in loans, with a term expiring on or before February 28, 2003, secured by real estate (the "mortgage loans"). The mortgage loans may include loans for the purpose of acquisition of improved or unimproved land and the development and construction of commercial or single or multiple family residential real estate in the United States. The mortgage loans will be secured by first or second mortgages, deeds of trust or similar collateral.

    The Series A, B, C and D Mortgage Pass-Through Certificates (the "Certificates") offered hereby (this "offering") entitle you (you are sometimes referred to as the "Certificate-Holder" or the "Member") to an ownership interest in the Company as a member and an undivided interest in the mortgage loans that we make or acquire with the proceeds of this offering. As a holder of one of the Certificates, designated Series A, B, C and D, respectively, you are entitled to receive from the proceeds, if any, of each mortgage loan a current return equal to 12.5%, 11.5%, 11% and 10%, respectively, per annum, of your proportionate share of the principal amount of the mortgage loan. In addition, you will receive your proportionate share of all late fees and fees for extension of the mortgage loans past February 28, 2003, and the net proceeds of any foreclosure or other collection action with respect to the mortgage loans. When principal is repaid on any mortgage loan, we will pay your share of the principal to you and the face amount of your certificate will be reduced by the amount of the payment. The redemptions will be in proportion to the percentage you hold of the face amount of all Certificates sold in this offering.

    Delinquent payments from borrowers may extend the term of the investment past February 28, 2003. An investment in the Certificates is illiquid and the Certificates are subject to substantial resale restrictions. Your investment yield will depend on, among other things, the date on which mortgage loans are made or acquired. You will receive a rate of return on any portion of your investment that has not yet been used to make or acquire mortgage loans equal to the rate received by the Company on short-term cash deposits or securities, which is expected to be in the range of 4-5%. The Manager intends to return to you any portion of the funds you give to the Company that is not invested in mortgage loans within six months after such funds are released to us out of escrow. This offering also involves certain ERISA risks that should be considered by employee benefit plans.

THIS OFFERING INVOLVES SIGNIFICANT RISKS, DESCRIBED IN DETAIL BEGINNING ON PAGE
                                   7 HEREIN.

These risks include:

    - Concentration in small number of loans

    - Lack of diversification of geographic area and property type

    - Underwriting standards and procedures that are more lenient than conventional lenders

    - Restricted right to sell or transfer your Certificate

    - No public market for resale of your Certificate

    - Total reliance on the Manager

    - Risk of defaults by borrowers

    - Special risk of development and construction loans

    - Tax risks of owning Certificates and membership in the Fund

    - Conflicts of interest of the Manager

    - We have no significant assets or operating history

    - The Manager has no track record

                                 BROKER-DEALER:
                        GLOBAL EXPRESS SECURITIES, INC.
                       8540 SOUTHEASTERN AVE., SUITE 200
                              LAS VEGAS, NV 89123

                  The date of this Prospectus is       , 2001.

                                                  PRICE TO              SELLING           NET PROCEEDS TO
                                                INVESTORS(1)         COMMISSIONS(2)         THE FUND(3)
Per $1,000 invested.......................         $1,000                  $0                  $1,000
Minimum Total.............................       $1,000,000                $0                $1,000,000
Maximum Total.............................      $25,000,000                $0               $25,000,000

(1) The minimum purchase is $2,000. Investors can only purchase Certificates in multiples of $1,000. The minimum purchase for Nevada investors is $5,000.

(2) Certificates will be offered and sold by sales representatives licensed by the National Association of Securities Dealers ("NASD") to sell the Certificates and similar securities. Some of the sales representatives are employed by Global Express Securities, Inc., (the "Broker"), an NASD-licensed broker-dealer that is an affiliate of the Manager. All sales commissions will be paid by the Manager. The Manager will also pay all organizational and offering expenses, including without limitation, legal and accounting expenses, reproduction costs, selling expenses, and filing fees paid to the Securities and Exchange Commission ("SEC") and state securities commissions. Therefore, the entire proceeds from sales of this offering will be available for investment in mortgage loans.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    WE WILL END THIS OFFERING ON FEBRUARY   , 2002 OR AT SUCH EARLIER TIME THAT
ALL $25,000,000 OF CERTIFICATES ARE SOLD. ALL SUBSCRIPTIONS WILL BE HELD IN AN
ESCROW ACCOUNT AT             WHICH WILL SERVE AS ESCROW AGENT. IF WE DO NOT
RECEIVE ACCEPTABLE SUBSCRIPTIONS FOR $1,000,000 OR MORE OF CERTIFICATES WITHIN SIX MONTHS AFTER THE DATE OF THIS PROSPECTUS, THE ESCROW AGENT WILL RETURN ALL SUBSCRIPTION AMOUNTS TOGETHER WITH INTEREST EARNED WHILE THE FUNDS WERE HELD IN ESCROW TO YOU AND THE OTHER SUBSCRIBERS. YOU WILL EARN INTEREST ON THE FUNDS HELD IN THE ESCROW ACCOUNT AS SOON AS YOUR FUNDS CLEAR. YOU WILL NOT BE A MEMBER OF THE COMPANY WHILE YOUR FUNDS ARE HELD IN THE ESCROW ACCOUNT AND YOU WILL ONLY BECOME A MEMBER ONCE WE ACCEPT YOUR SUBSCRIPTION AND TRANSFER YOUR FUNDS OUT OF ESCROW AND INTO THE FUND'S OWN ACCOUNT. AFTER THE MINIMUM OFFERING AMOUNT HAS BEEN RAISED, WE WILL ACCEPT OR REJECT ALL SUBSCRIPTIONS WITHIN 5 BUSINESS DAYS AFTER RECEIPT AND WILL INSTRUCT THE ESCROW AGENT PROMPTLY TO RELEASE THE FUNDS OF THE ACCEPTED SUBSCRIPTIONS TO US AND TO REFUND THE FUNDS OF ANY REJECTED SUBSCRIPTIONS. WE MAY EXTEND THE TIME FOR ACHIEVING THE MINIMUM OFFERING AMOUNT BY UP TO 30 DAYS AND WE MAY TERMINATE THIS OFFERING AT ANY TIME AND REFUND ANY SUBSCRIPTIONS THAT WE HAVE NOT ACCEPTED.

                               TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION.........................

FORWARD-LOOKING STATEMENTS..................................

SUMMARY OF THE OFFERING.....................................

RISK FACTORS................................................
  Our Ability to Diversify Our Mortgage Loans Will Depend on
    How Much Money We Raise in This Offering; Even If We
    Raise $25,000,000 We May Have a Large Share of Funds
    Invested in a Few Large Loans...........................
  Our Underwriting Standards And Procedures Are More Lenient
    Than Conventional Lenders, Which May Create Additional
    Risks to Your Return....................................
  Sale And Transfer of The Certificates Is Severely
    Restricted..............................................
  There Will Not Be a Public or Other Resale Market For The
    Certificates............................................
  Our Loans Are Not Guaranteed by Any Government Agency.....
  You May Be Required to Return Distributions or Cash.......
  You Cannot Fully Emulate The Loans We Have Identified.....
  Loan Defaults And Foreclosures by Borrowers May Adversely
    Affect The Fund.........................................
  We Have No Operating History And We Have No Significant
    Assets..................................................
  The Manager Has No Track Record...........................
  The Manager Has Not Significant Assets And Will Fund The
    Operations of The Fund From Fees it Earns in Making or
    Acquiring The Mortgage Loans............................
  The Manager Will Have Conflicts Between His Duty to The
    Fund And His Own Interests..............................
  Our Working Capital Reserves Will Not Be Adequate.........
  There Are Special Risks in Development And Construction
    Loans...................................................
    1.  Builder's Inventory Risk............................
    2.  Permit Risk.........................................
    3.  Builder Financial Weakness..........................
    4.  Absorption Risk.....................................
    5.  Utilities/Public Services...........................
    6.  Construction Risks..................................
  The Loans May Be Concentrated in a Few States.............
  We May Engage in Leasehold Financing Which Has Additional
    Risks...................................................
  A Delay in Our Making or Acquiring Mortgage Loans Will
    Reduce Distributions to You.............................
  We Cannot Assure You That Desirable Mortgage Loans Will Be
    Available For Us to Make or Acquire.....................
  Risks We Do Not Control Will Affect The Value of The
    Collateral For Our Mortgage Loans And Could Also Affect
    Your Ability to Resell The Certificates.................
  We May Experience Uninsured Losses From The Mortgaged
    Properties..............................................
  The Borrowers or We May Be Subject to Environmental
    Liabilities.............................................
  If We Acquire Property After Foreclosure We Will Have The
    Additional Risks of Real Estate Ownership...............
  There May Be Risks of Real Estate Development on Property
    Acquired by Us..........................................
  Use of Borrowed Money May Reduce Our Profitability or
    Cause Losses Through Liquidation........................
  Bankruptcy of The Borrower And Legal Limitations on
    Personal Judgments May Increase The Chances That We Will
    Incur a Loss on a Defaulted Loan........................
  There Are Risks Associated With Junior Mortgage
    Positions...............................................
  If a Loan Is Guaranteed We May Not Be Able to Enforce The
    Loans Against The Guarantor.............................
  We Must Rely on Appraisals Which May Not Be Accurate......

  We May Be Subject to State Lending Regulations............
  The Manager And Affiliated Mortgage Brokers May Be Subject
    to State Regulation of Mortgage Brokers.................
  There Are Risks Associated With Unintended Violations of
    Usury Statutes..........................................
  General Tax Risks.........................................
  Employee Benefit Plans, Retirement Plans And Ira's May Be
    Taxed on Unrelated Business Taxable Income From This
    Investment..............................................
  If We Lose Our "Partnership" Status We Would Be Taxed as a
    Corporation.............................................
  The Irs May Challenge Our Allocations of Income, Gain,
    Loss, And Deduction.....................................
  You May Be Taxed on Income Which Exceeds The Cash
    Distributions Made to You...............................
  The State or Locality in Which You Are a Resident or in
    Which We Own Properties May Impose Income or Other Taxes
    on Us or on Your Share of Our Taxable Income............
  There Are Risks That Partnership Income Will Be
    Characterized as Portfolio Income.......................
  Tax-exempt Investors Will Have Erisa Risks................
  You Are Relying Entirely on The Manager to Manage The
    Fund....................................................
  The Manager Not Required to Devote Full Time to The
    Business of The Issuer..................................
  Our Manager And Its Affiliates Also Arrange The
    Origination or Purchase of Mortgage Loans For Other
    Clients.................................................
  Some Decisions Will Be Approved, Whether or Nor You Agree,
    by Certificated Members With Capital Accounts That Are
    More Than a Majority of The Capital Accounts of All
    Certificated Members....................................
  The Manager Can Dissolve The Fund at Any Time Even If The
    Mortgage Loans Are Sold Below Cost......................

INVESTOR SUITABILITY STANDARDS..............................
  Minimum Suitability Standards.............................
  Minimum Purchase Amount...................................
  IRA Investors and ERISA Plans.............................
  Subscription Agreement Warranties.........................
  Subscription Procedure....................................

NOTICE TO CALIFORNIA RESIDENTS..............................

USE OF PROCEEDS.............................................

CAPITALIZATION OF THE FUND..................................

TERMS OF THE OFFERING.......................................
  Minimum-Maximum Offering..................................
  Description of the Certificates--Mortgage Pass-Through
    Rate....................................................
  Description of the Certificates--Principal Payments.......
  Description of the Certificates--Late Fees and Extension
    Fees....................................................
  Subscription Agreements...................................
  Restrictions on Transfer; Permitted Transferees...........

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  OF THE FUND...............................................

LENDING STANDARDS AND POLICIES..............................
  General Standards for Mortgage Loans......................
  Use of Loan Funds.........................................
  Loan Repayment............................................
  Credit Evaluations........................................
  Sale of Loans.............................................
  Loan Servicing............................................

THE MANAGER AND ITS AFFILIATES..............................
  Manager...................................................
  Officers of the Manager...................................

COMPENSATION TO MANAGER AND ITS AFFILIATES..................

CONFLICTS OF INTEREST.......................................

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................

FIDUCIARY RESPONSIBILITIES OF THE MANAGER...................

CERTAIN LEGAL ASPECTS OF LOANS SECURED BY REAL ESTATE.......
  Foreclosure...............................................
  Other Loan Enforcement Issues.............................

ERISA CONSIDERATIONS........................................
  General...................................................
  Plan Asset Regulations....................................
  Annual Valuation..........................................

FEDERAL INCOME TAX CONSEQUENCES.............................
  Fund Tax Status...........................................
  Taxation of Undistributed Fund Income (Individual
    Investors)..............................................
  Distributions of Income...................................
  Property Held Primarily for Sale; Potential Dealer
    Status..................................................
  Tax Returns...............................................
  Portfolio Income..........................................
  Unrelated Business Taxable Income.........................

SUMMARY OF OPERATING AGREEMENT..............................
  Rights and Liabilities of Members.........................
  Capital Contributions.....................................
  Rights, Powers and Duties of Manager......................
  Profits and Losses........................................
  Distributions.............................................
  Meetings and Action by Written Consent....................
  Accounting and Reports....................................
  Dissolution of the Fund...................................

PLAN OF DISTRIBUTION........................................

LEGAL PROCEEDINGS...........................................

LEGAL OPINION...............................................

EXPERTS.....................................................

ADDITIONAL INFORMATION......................................

GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT FUND I, LLC
  FINANCIAL STATEMENTS......................................

CONREX INTERNATIONAL FINANCIAL INC. D/B/A GLOBAL EXPRESS
  CAPITAL MORTGAGE FINANCIAL STATEMENTS.....................

EXHIBITS....................................................
  Exhibit A: Schedule of Mortgage Loans.....................
  Exhibit B: Suitability Standards..........................
  Exhibit C: Operating Agreement............................
  Exhibit D: Subscription Agreement and Power of Attorney...

                      WHERE YOU CAN FIND MORE INFORMATION

    We will file reports, proxy statements and other information with the SEC. You may read and copy any document we file at the Public Reference Room of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the SEC at Seven World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call 1-800-SEC-0330 for further information concerning the Public Reference Room. Our filings will be available to the public from the SEC's website at www.sec.gov. We will distribute to our Members annual reports containing audited financial statements.

                           FORWARD-LOOKING STATEMENTS

    This prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology including "could," "may," "will," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue," or "opportunity," the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks described above and in other parts of this prospectus. These factors may cause our actual results to differ materially from any forward-looking statements.

    Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform them to actual results or to changes in our expectations.

                            SUMMARY OF THE OFFERING

    THE FOLLOWING INFORMATION IS ONLY A BRIEF SUMMARY OF THE MORTGAGE PASS-THROUGH CERTIFICATES BEING OFFERED FOR SALE HEREBY (THE "OFFERING"). WE RECOMMEND THAT YOU THOROUGHLY READ THIS PROSPECTUS. THIS SUMMARY IS NOT AS COMPLETE OR ACCURATE AS THE LONGER DESCRIPTIONS YOU WILL FIND IN THE MAIN BODY OF THIS PROSPECTUS.

Our Objectives............................  Global Express Capital Real Estate Investment Fund I,
                                            LLC (the "Fund" or "we", "us", or "our"), is a Nevada
                                            Limited Liability Company formed to make loans, or
                                            purchase entire or fractional interests in loans (each
                                            referred to as "mortgage loans"), that are made for the
                                            acquisition, development or construction of commercial
                                            or single or multiple family residential real estate in
                                            the United States. The mortgage loans may include
                                            interim loans that are made to a real estate developer
                                            or investor on a short-term basis until they can finance
                                            the real estate project with an institutional lender.

Manager...................................  The Manager of the Fund is Conrex Financial
                                            International, Inc., a Nevada corporation doing business
                                            as Global Express Capital Mortgage ("Global Express
                                            Mortgage"), with principal offices located at 8540 S.
                                            Eastern Avenue, Ste. 200, Las Vegas, Nevada 89123,
                                            telephone number 702-794-4411. Investment decisions will
                                            be made by its principal executive officers, Connie S.
                                            Farris and John Tooke, either alone or after
                                            consultation with one another. The officers of the
                                            Manager have substantial prior experience in the
                                            mortgage industry.

Certificates..............................  We are offering four types of Certificates, designated as Series A, B, C, and D, for sale that are available to
                                            investors who invest the following amounts.

                                            Series A......................................   $100,000 or more
                                            Series B......................................   $25,000--$99,000
                                            Series C......................................   $10,000--$24,000
                                            Series D......................................   $2,000--$9,000

                                            If you purchase one series of Certificate you may
                                            exchange that Certificate for a Certificate of a higher
                                            Series as long as your aggregate investment meets or
                                            exceeds the minimum for that Series. Nevada residents
                                            cannot purchase a Certificate with a denomination of
                                            less than $5,000.

Risks.....................................  An investment in a Certificate is subject to certain risks which should be carefully evaluated before you
                                            invest. (See "Risk Factors" after this Summary.)

Mortgage Loan Portfolio...................  The mortgage loans will be secured by whole or partial interests in first and/or second mortgages, deeds of
                                            trust or similar collateral on undeveloped land or
                                            single and multiple family residential or commercial
                                            real estate located in the United States. Manager
                                            anticipates that the real estate

                                            securing the loans will predominantly be in the States
                                            of Arizona, California, Florida Nevada, and Texas.

Term of Investment........................  Our goal is to return all of your investment by
                                            February 28, 2003. We will only make or acquire
                                            mortgage loans that mature on or before that date. Your
                                            invested capital will be returned to you from the
                                            repayments of principal on the mortgage loans. However,
                                            if a borrower defaults on repayment of the principal on
                                            any mortgage loan, the return of your invested capital
                                            will be delayed, possibly indefinitely. Any costs
                                            associated with collecting payments on delinquent loans,
                                            including legal fees, will reduce the amount repaid to
                                            investors.

Minimum and Maximum Offering..............  We must receive a minimum of $1,000,000 from investors before the Fund can begin operation and make or acquire
                                            the first mortgage loans. Until we receive a total of
                                            $1,000,000, any payments received from you or other
                                            subscribers will be held in an interest-bearing escrow
                                            account. After we issue the first $1,000,000 or more in
                                            Certificates, we intend to continue to offer
                                            Certificates until February      , 2002. We may decide
                                            to shorten or extend the time of this offering. You will
                                            not earn a return on mortgage loans that are made or
                                            acquired before the date we accept your subscription and
                                            your capital contribution is made available to the Fund.

Mortgage Pass-Through Rate................  The Mortgage Pass-Through Rates of the Series of
                                            Certificates are as follows:

                                            Series A.......................................     12.5% per annum
                                            Series B.......................................     11.5% per annum
                                            Series C.......................................     11.0% per annum
                                            Series D.......................................     10.5% per annum

                                            When we make or acquire mortgage loans you will receive
                                            a return on your "pro rata share" of principal or
                                            acquisition cost of the mortgage loan at a rate equal to
                                            the Mortgage Pass-Through Rate applicable to your Series
                                            of Certificate, as long as the mortgage loans continues
                                            to pay interest when due. "Pro rata share" in general
                                            will be the percentage that your net investment in the
                                            Fund as reflected by your capital account bears to the
                                            total of the net investments in the Fund as reflected by
                                            their capital accounts of all purchasers of
                                            Certificates. See the Operating Agreement and the
                                            summary of the Operating Agreement in this Prospectus
                                            for the precise definition of "pro rata share".

Cash Distributions........................  We plan to distribute to you by the fifth day of each month, your share of interest received on mortgage
                                            loans, interest received on the Fund's cash, repayments
                                            of principal on mortgage loans, late fees and extension
                                            fees. If any borrowers

                                            do not make the payments required under their mortgage
                                            loans, the return to Investors will be lowered
                                            accordingly.

Identified Loans..........................  Attached as Exhibit A is a list of all the mortgage loans (the "identified loan") that we intend to make
                                            with the proceeds of this offering, assuming we sell
                                            Certificates equal in amounts to the offering maximum.
                                            Our Manager has negotiated certain terms of the
                                            identified loans with the borrowers. These loans are
                                            contingent upon our ability to raise sufficient capital
                                            in this Offering. The Manager and we reserve the right
                                            to determine the order in which we will make the
                                            identified loans and to decide not to proceed with any
                                            of the Identified loans. We will not proceed with an
                                            identified Loan that cannot be closed on or before
                                            February 28, 2002. If one of the identified loans is
                                            cancelled, you will receive a refund of your pro rata
                                            portion of any excess funds held by us. We will not
                                            decrease your Mortgage Pass-Through Rate even if such
                                            refunds lowers the amount of your investment to below
                                            the minimum threshold for one of our Series of Mortgage
                                            Pass-Through Certificates.

Membership Interest.......................  When we accept your Subscription Agreement, you will be automatically admitted as a Member of the Company. Your
                                            rights as a Member are described in the Fund's Operating
                                            Agreement whose full text is included in this Prospectus
                                            and are also governed by Nevada law.

Cash......................................  Funds held by us that have not yet been used to make or acquire mortgage loans will be deposited in
                                            interest-bearing bank accounts, money market funds or
                                            used to purchase short-term U.S. Treasury bills. These
                                            will earn interest at short-term interest rates that are
                                            significantly less than the Mortgage Pass-Through Rates.
                                            Investors will be entitled to a pro-rata portion of the
                                            short-term interest earned.

Late Fees, Extension Fees.................  Borrowers may request an extension of the repayment term of a mortgage loan. If the Manager deems the extension
                                            to be in the best interest of the Investors, it may
                                            grant the extension for a fee, typically 1% the
                                            principal balance on the mortgage loan for a 90 day
                                            extension. If a payment on a mortgage loan is made after
                                            the due date, the borrower will be required to pay a
                                            late fee, typically equal to 10% of the total amount of
                                            the payment. Certificate-holders will receive all of the
                                            late fees and the extension fees to the extent they are
                                            with respect to an extension of the loan past
                                            February 28, 2003. Your share of late fees and extension
                                            fees will be based on your pro rata share of these fees
                                            when they are earned.

Tax Considerations........................  The Company will elect to be taxed as a partnership for federal income tax purposes and for purposes of any
                                            state or local tax if such election is recognized by the
                                            state and local taxing authorities. Accordingly, there
                                            will be no company level tax in any jurisdiction that
                                            recognizes that election. Most, if

                                            not all, of the return paid to you at the Mortgage
                                            Pass-Through Rate from the interest we earn on the
                                            mortgage loans, from the interest earned on our cash and
                                            from late fees and extension fees will be taxed as
                                            ordinary income to you if you are subject to federal
                                            income tax. If we have more than 100 members and the
                                            membership interests are "publicly traded" as that term
                                            is used in the Internal Revenue Code, then the Fund will
                                            be taxed as a corporation and therefor will incur double
                                            taxation. Our operating agreement provides that no
                                            transfer will be permitted if it results in our being a
                                            publicly traded partnership, however there can be no
                                            assurance that we will be able to identify transfers
                                            that would result in the Internal Revenue Service
                                            determining that there has been a secondary market in
                                            the stock and that would result in such determination.

Expenses Paid by Manager..................  The Manager has agreed to pay for the expenses of this
                                            Offering, including sales commissions, federal and state
                                            securities registration fees, legal and accounting fees
                                            and printing and mailing fees. The Manager will also
                                            operate the Fund, at its own expense, or pay the
                                            expenses of such operation, including servicing of loans
                                            that are not delinquent, maintaining an office,
                                            reviewing loan proposals, and preparing financial
                                            statements and tax returns. You will not be charged in
                                            any way for any such expenses. The Manager will not be
                                            responsible for the cost of collecting mortgage loans
                                            that have defaulted on their payments for more than
                                            90 days or on which we have instituted legal proceedings
                                            and will be reimbursed for any funds that he contributes
                                            or advances for such purpose out of the proceeds of
                                            collection of delinquent loans.

Compensation to Manager and Its
  Affiliates..............................  The Manager will receive the excess of the interest received on any mortgage loan over the amount you and
                                            other Certificate-Holders earn at your respective
                                            Mortgage Pass-Through Rates. In addition, the Manager
                                            may receive substantial fees and other compensation,
                                            including charges to borrowers for originating loans,
                                            participations in proceeds from the sale, refinancing or
                                            other disposition of the real estate securing mortgage
                                            loans after repayment of such mortgage loan, and fees
                                            for managing or selling any property received in
                                            connection with a loan foreclosure or workout. These
                                            charges, participations and fees will not reduce the
                                            returns you are entitled to receive.

Investor Suitability Standards............  To purchase Certificates, you must have at least either a net worth, exclusive of home, home furnishings and
                                            automobiles, of at least $45,000 and a minimum annual
                                            gross income of at least $45,000; or a minimum net worth
                                            of at least $150,000. As described more fully in
                                            "Investor Suitability Standards," a significant number
                                            of states have more stringent requirements

                                            than those set forth above. Additionally, you will have
                                            to make additional representations to us before we
                                            determine that the investment is suitable for you.

Limited Right to Resell; No Withdrawal....  There will be no public market for resale of the
                                            Certificates. To resell your Certificate in a private
                                            transaction, you must first obtain the approval of the
                                            Manager, which it is not required to grant. In addition,
                                            the Manager may not approve a resale, if as a result the
                                            Company would become a "publicly traded partnership" or
                                            which would otherwise cause the Company to be taxable as
                                            a corporation or which will violate any federal or state
                                            securities laws. In addition, you cannot make an early
                                            withdrawal of any funds from the Company or certain
                                            under circumstances described in the Operating
                                            Agreement. Generally, an investor will be permitted to
                                            transfer a Certificate for estate-planning purposes or
                                            upon his death.

Reports to Investors......................  You will be provided with annual reports, including audited financial statements and year-end tax
                                            information returns. Our quarterly, annual and other
                                            reports that we file with the SEC will also be
                                            accessible to you at the SEC's public reading rooms or
                                            on the SEC's website.

                                  RISK FACTORS

    You should carefully consider the following risk factors and the other information in this prospectus before purchasing Certificates.

OUR ABILITY TO DIVERSIFY OUR MORTGAGE LOANS WILL DEPEND ON HOW MUCH MONEY WE RAISE IN THIS OFFERING; EVEN IF WE RAISE $25,000,000 WE MAY HAVE A LARGE SHARE OF FUNDS INVESTED IN A FEW LARGE LOANS

    Our ability to reduce risk by purchasing multiple loans will be limited by the amount of funds we raise. We may not sell all of the Certificates we are offering. If only $1,000,000 is raised, we will be able to acquire only one loan. Thus, while we are still selling Certificates, most or even all of the proceeds of this offering may be invested in one loan, or only in a few loans, and such loans may be made to only one or a few borrowers, and secured by only one type of property. It may not be possible to sell additional Certificates especially if there were a default in one or the mortgage loans before more Certificates are sold. The extent of diversification among different borrowers and types of properties will depend largely on the total amount of Certificates sold. Even if we raise the $25,000,000 maximum amount of this offering we may invest a big share of the proceeds of this offering in a few large loans. There is less risk to you if the portfolio of mortgage loans is more diversified among multiple borrowers and multiple types of property.

OUR UNDERWRITING STANDARDS AND PROCEDURES ARE MORE LENIENT THAN CONVENTIONAL LENDERS, WHICH MAY CREATE ADDITIONAL RISKS TO YOUR RETURN

    We will invest in loans to borrowers who will not be required to meet the credit standards of conventional mortgage lenders. Therefore, you have a greater risk of losing all or part of your investment loan if you invested in loans made to borrowers who are required to meet those credit standards. We will also be more willing than conventional lenders to invest in and make loans that enable commercial developers to acquire and make improvements upon property in order to qualify for refinancing and properties of which a bank has become owner after default of a prior loan. Loans secured by each of these types of property involve higher risks than conventional mortgage loans.

    Generally, we approve a mortgage loan more quickly than other mortgage lenders. There is a risk that the inquiry we perform as part of our credit procedures will not reveal the need for additional precautions. If so, the selection of the borrower to whom we make the loan and the property for which the loan is made, the interest rate we charge and the collateral we require may not protect us adequately or generate adequate returns for the risk undertaken.

SALE AND TRANSFER OF THE CERTIFICATES IS SEVERELY RESTRICTED

    Transfer of the Certificates is restricted by the operating agreement. You may NOT:

    - Transfer Certificates to persons who do not meet the suitability requirements described in this prospectus.

    - Transfer Certificates unless the transfer is approved by the Manager in its sole discretion.

    - Transfer Certificates in violation of the securities laws or if the transfer would cause the Fund to be a publicly traded partnership

THERE WILL NOT BE A PUBLIC OR OTHER RESALE MARKET FOR THE CERTIFICATES

    There is no public market for the resale of the Certificate. Therefore it is unlikely that you may not be able to sell your Certificates promptly or at the price you want. You may not be able to use your Certificates as collateral for a loan. You may not be able to sell your Certificates in the event of a financial emergency. You should purchase Certificates only with the intent of holding the Certificate for the entire two-year term.

OUR LOANS ARE NOT GUARANTEED BY ANY GOVERNMENT AGENCY

    Our loans will not be insured or guaranteed by a federally owned or guaranteed mortgage agency. As a result, our recourse if there is a default may only be to foreclose upon the mortgaged real property.

YOU CANNOT FULLY EVALUATE THE LOANS WE HAVE IDENTIFIED

    You may not have the ability or resources to fully evaluate the identification or location of, or any other important economic and financial data pertaining to, the underlying properties that secure these loans.

LOAN DEFAULTS AND FORECLOSURES BY BORROWERS MAY ADVERSELY AFFECT THE FUND

We are in the business of lending money and, as such, take the risk that borrowers may be unable to repay the loan we have made to them. Most loans will be interest only or interest with small repayments of principal. This means the loans are structured to provide for relatively small monthly payments with a large "balloon" payment of principal due at the end of the term. Many borrowers are unable to repay such loans at maturity out of their own funds and must refinance the property to repay our loan, unless they sell the property.

WE HAVE NO OPERATING HISTORY AND WE HAVE NO SIGNIFICANT ASSETS

    We were organized solely for the purpose of this offering and have no operating history. We also are relying solely on this offering for our investment capital and have no material assets.

THE MANAGER HAS NO TRACK RECORD

    We are relying on the Manager to conduct our business. The Manager and its principals have experience with finding mortgage loan investments for their clients. However, the Manager has not previously managed a fund such as this Fund or any other real estate fund and we cannot present a track record for the Manager.

THE MANAGER HAS NO SIGNIFICANT ASSETS AND WILL FUND THE OPERATIONS OF THE FUND FROM FEES IT EARNS IN MAKING OR ACQUIRING THE MORTGAGE LOANS

    The Manager has not significant assets and will fund the operations of the Fund from fees it earns in making or acquiring the mortgage loans. The Manager intends to use its fees paid by borrower that it earns in making or acquiring the mortgage loans to pay the costs of this offering and operating the Fund.

THE MANAGER WILL HAVE CONFLICTS BETWEEN ITS DUTY TO THE FUND AND ITS OWN
INTERESTS

    The manager will have conflicts between its duty to the Fund and its own interests. Conflicts may arise because of the ways in which the Manager is compensated or otherwise may profit from the mortgage loans which are summarized
in Compensation to Manager and its Affiliates on page   . In addition the
Manager and its Affiliates will have other conflicts of interest arising out of other mortgage loan and related business they conduct and which are summarized
in Conflicts of Interest on page   . Yet another source of conflict described in
these sections of the Prospectus are the participations in the proceeds of refinancing or sale of the property securing some of the mortgage loans that the Manager will receive after those mortgage loans are repaid in full and in which you will not participate.

OUR WORKING CAPITAL RESERVES WILL NOT BE ADEQUATE

    We intend to maintain little or no working capital reserves to meet our obligations, including operating expenses of the Fund, as we will rely on the Manager to fund this operation. The Manager is not required to pay costs associated with delinquent loans including making payments with respect to senior encumbrances of completion of construction on development projects. If we do not have adequate cash reserves, we could suffer a loss of our investment. In the event the Manager cannot or does not pay the Fund's operating costs it will be necessary to borrow funds, and there can be no assurance that such borrowing will be on acceptable terms or even available to us. Such a result might require us to liquidate our investments and abandon our activities.

THERE ARE SPECIAL RISKS IN DEVELOPMENT AND CONSTRUCTION LOANS

    We may invest a substantial portion of the proceeds of the offer in loans made for the development and/or construction of residential and commercial property. The following risks apply especially to construction loans, but may also adversely impact other mortgage loans. If the value of the properties serving as collateral for our loans is reduced by these or other factors, the borrower's ability to repay the loans would be reduced, which will delay or reduce your return.

    1. BUILDER'S INVENTORY RISK

    High interest rates, tight credit, over-development in the geographic region in which a specific project exists, adverse general economic conditions (including recession, inflation, or slow growth), increased competition from other builders, and a drop in home buyer or business confidence are among the factors that may make more difficult the sale of lots or homes or commercial units in a specific project. Standing inventory of completed lots, houses or commercial units results in increased interest costs and reduces the amount of capital available to develop additional lots or build additional homes or commercial units. The inventory risk may change from time-to-time and its severity will differ depending upon the price level of the lots, homes and commercial units. High inventory can affect the profitability, and in some cases, the viability of the borrower. In general, any adversity suffered by a borrower may impact the value of that borrower's property and possibly the borrower's ability to repay our mortgage loan.

    2. PERMIT RISK

    Some projects that will serve as security for mortgage loans may be have building permits and other governmental approvals required at the time the loan is made. There is a risk that certain permits or approvals may not be received, that those previously received may be rescinded, or that conditions for final permits may not be satisfied. If this were to occur, the value of the collateral could be diminished.

    Until the borrower has received all final permits and all conditions have been approved by all applicable governmental agencies, we run the risk of a substantial loss on our loan for the applicable project. If that were to occur, you would have a loss of a pro rata portion of your investment in the Fund.

    3. BUILDER FINANCIAL WEAKNESS

    A borrower could develop financial difficulties resulting in its bankruptcy or inability to continue operations. This would require us to complete the project with another builder, resulting in delays and possibly high costs.

    4. ABSORPTION RISK

    With respect to commercial projects such as office buildings or retail properties, changes in general economic or local economic conditions, overbuilding, or other factors can adversely affect a borrower's ability to lease or sell its property. If the ability of a market to "absorb" new commercial space is weak due to any of the factors described in this section or for other reasons, or if the rental rate declines below those anticipated, the borrower may be unable to sell or refinance the commercial project, or may have to refinance or sell the commercial project for less than planned. In such cases, the refinance or sales proceeds may not be sufficient to repay the loan.

    5. UTILITIES/PUBLIC SERVICES

    Both residential and commercial projects need access to and the right to use utilities, particularly water, in order to be viable. In some areas, including Nevada and parts of California, water is a scarce commodity and a project cannot be developed unless economical access to water can be provided. Although the Manager intends to invest in projects that have obtained "will serve" letters (i.e., written commitments from the applicable utility provider that it will make utilities available to the project), this may not always be the case. There are additional risks that utility commitments may be rescinded, that there may be difficulties in fulfilling conditions set forth in interim utility commitments, and that litigation may arise with respect to such commitments. In such cases, the borrower would have to bear the cost of holding property that is not served by needed utilities and, as a result, bear increased costs and the risk of diminished market value, thereby reducing the value of the collateral. Also, a project may be assessed to pay for the cost of water treatment plants and/or providing water service to a location where there are no water facilities available or to pay for the cost of other utility facilities. Additionally, municipalities are, with increasing frequency, imposing assessments on new developments to offset the impact of such developments on public infrastructure or services, such as schools, traffic, police or fire services and open space and other recreational facilities. These assessments will increase the property tax burden for the project, and may make the project less attractive to home buyers or prospective tenants.

    6. CONSTRUCTION RISKS

    Any number of variables can diminish a developer's ability to complete the construction of a project on time and within budget. These include, without limitation, inclement weather that delay construction, increased cost of materials and/or labor, shortage of materials or labor, unforeseen soil conditions or other physical characteristics of the property, presence of hazardous materials and labor difficulties such as strikes.

THE LOANS MAY BE CONCENTRATED IN A FEW STATES

    The Manager expects that the greatest demand for mortgage loans will be in the states of Arizona, California, Florida, Nevada, and Texas, and it is therefore likely that the mortgage loans we make will be concentrated in those states and in specific areas within those states. This lack of diversity could increase our losses if there is an economic downturn in these states and areas and not in others.

WE MAY ENGAGE IN LEASEHOLD FINANCING WHICH HAS ADDITIONAL RISKS

    We may make mortgage loans secured by leasehold interests in real estate under which the borrower does not own the land, but has the right to develop and/or use the land under a long-term "ground" lease. Leasehold loans can be riskier than loans secured directly by real estate, because if the borrower defaults under the ground lease, the owner of the land could elect to terminate the ground lease and the Fund would become an unsecured creditor. We generally could seek to avoid termination of the ground lease by paying the owner of the land any amounts not paid by our borrower, but we do not know if we will have the funds to do so or that it will reduce our losses.

A DELAY IN OUR MAKING OR ACQUIRING MORTGAGE LOANS WILL REDUCE DISTRIBUTIONS TO
YOU

Our ability to accomplish our investment objectives and the amount of distributions of cash to you will depend upon the success and timing of our making or purchase of mortgage loans. There may be a substantial period of time before a substantial portion of your investment is applied to making or acquiring mortgage loans. In that case, you would earn a return on the portion not invested in mortgage loans at the rate we receive on the cash equivalent investments we acquire.

WE CANNOT ASSURE YOU THAT DESIRABLE MORTGAGE LOANS WILL BE AVAILABLE FOR US TO MAKE OR ACQUIRE

    We cannot assure you that we will find mortgage loans that satisfy our guidelines equal to the full amount invested in the Certificate. If we do not find suitable loans within one year, we will return the unutilized portion of your investment to you.

RISKS WE DO NOT CONTROL WILL AFFECT THE VALUE OF THE COLLATERAL FOR OUR MORTGAGE LOANS AND COULD ALSO AFFECT YOUR ABILITY TO RESELL THE CERTIFICATES

    The values of the land and improvements that secure our mortgage loans will be affected by:

    - changes in the general economic climate

    - oversupply of space or reduced demand for real estate in local area

    - competition from other available space

    - governmental regulations

    - changes in zoning or tax laws

    - interest rate levels

    - availability of financing

    - potential liability under environmental laws

    These factors may cause the value of our collateral to fall below the outstanding balance plus accrued interest and potential collection expenses. Under such circumstances payment defaults on our mortgage loans are more likely to occur and we would incur a loss when we seek to exercise our foreclosure or other rights as a mortgage lender. In addition, even if you are otherwise permitted to resell the Certificates, these factors could deter potential buyers of the Certificate and lower the resale price.

WE MAY EXPERIENCE UNINSURED LOSSES FROM THE MORTGAGED PROPERTIES

    We intend to require the borrowers to obtain commercial general liability insurance and property damage insurance on the properties that are mortgaged to us and to name us on the insurance property and we will obtain similar insurance if we become owners of a property through foreclosure. We believe this insurance will be adequate to cover most risks. We may not obtain earthquake insurance on the properties due to the lack of available and affordable earthquake insurance. If one of the properties sustains damage as a result of an earthquake, we may incur substantial losses and lose a substantial part of our loan. If we, as a property owner in the event of foreclosure, incur any liability which is not fully covered by insurance, we would be liable for such amounts, and the return you receive on your investment could be reduced.

THE BORROWERS OR WE MAY BE SUBJECT TO ENVIRONMENTAL LIABILITIES

    An owner or operator of real estate may be required by various federal and state environmental laws and regulations to investigate and clean up hazardous or toxic substances, asbestos containing materials, or petroleum product releases at the property. The presence of contamination or the failure to remedy contamination will adversely affect the value of the property and could result in a payment default on the mortgage loan and losses to us. The owner or operator of a site may be liable to third parties for damages and injuries resulting from environmental contamination. If we foreclose on a property that is environmentally contaminated, we could become liable for the cost of remediation and damages incurred by others which could reduce or eliminate your return. Accordingly we will not take ownership of such a property if we know of any such contamination, but we might acquire a property believing that it is free of environmental contamination and only afterwards discover such contamination.

    We will obtain from the borrower satisfactory Phase I environmental assessments on each property on which we make or acquire a mortgage loan. A Phase I assessment is an inspection and review of the property, its existing and prior uses, aerial maps and records of government agencies for the purpose of determining the likelihood of environmental contamination. A Phase I assessment includes only non-invasive testing. Where indicated, we may also require the borrower to obtain a Phase II assessment of the property. A Phase II assessment involves further exploration and may include soils testing, lead paint testing or asbestos testing. The Manager may determine that a Phase I or Phase II environmental assessment is satisfactory even if an environmental problem exists and has not been resolved at the time we purchase the property. This could happen if the borrower or a third party has agreed in writing to pay for any cost of remediation or if the Manager determines that the problem is minor or can be easily remediated by us at a reasonable cost. It is possible that a borrower or the third party will not be able to pay the costs of remediation or that the Manager may underestimate the cost of remediation. It is also possible that all environmental liabilities will not be identified or that a prior owner, operator or current occupant has created an environmental condition which we do not know about. We are unable to assure you that future laws, ordinances or regulations will not impose material environmental liability on us or that the current environmental condition of the properties will not be affected by our borrowers, or by the condition of land or operations in the vicinity of the properties such as the presence of underground storage tanks or groundwater contamination.

IF WE ACQUIRE PROPERTY AFTER FORECLOSURE WE WILL HAVE THE ADDITIONAL RISKS OF REAL ESTATE OWNERSHIP

    If a borrower defaults, we may be required to institute foreclosure proceedings against the borrower. Although we may immediately be able to sell the property, sometimes we will be required to own the property for a period of time and we could be required to spend substantial sums. Regardless of how long we own the property, we will be subject to the economic and liability risks attendant to all property ownership. Among other things, the Manager will need to decide the best economic use of the property, especially in connection with properties that have ongoing construction or development.

THERE MAY BE RISKS OF REAL ESTATE DEVELOPMENT ON PROPERTY ACQUIRED BY US

    If the Manager determines that it is in the best interest of the fund to develop the property either on a commercial or residential project. To date, the principals of the Fund have not held a property for development. Development of any type of real estate involves significant risks and potential delays.

USE OF BORROWED MONEY MAY REDUCE OUR PROFITABILITY OR CAUSE LOSSES THROUGH LIQUIDATION

    We are permitted to borrow funds, although we do not generally intend to do so unless the Manager determines that it is in our best interest to borrow funds to protect a defaulted mortgage loan. We may assign all or a portion of our loan portfolio as security for such loans even if your interest in those loans is more than your interest in the defaulted loans. The maximum amount we may borrow is fifty percent (50%) of the outstanding principal balance of our total loan portfolio. It is possible that we could default on our obligation if we cannot cover the debt on the borrowed money.

BANKRUPTCY OF THE BORROWER AND LEGAL LIMITATIONS ON PERSONAL JUDGMENTS MAY INCREASE THE CHANCES THAT WE WILL INCUR A LOSS ON A DEFAULTED LOAN

    Any borrower has the ability to delay a foreclosure sale by us for a period ranging from several months to several years or more by filing a petition in bankruptcy. The filing of a petition in bankruptcy automatically stops or "stays" any actions to enforce the terms of the loan. The length of this delay and the costs associated with it will generally. Certain provisions of California law applicable to all real estate loans may prevent us from obtaining a personal judgment against an individual borrower or guarantor. In this case or if there is no guarantor of the mortgage loan, when the proceeds from a foreclosure sale are insufficient to pay the loans in full there would be no opportunity for us to recoup our losses.

THERE ARE RISKS ASSOCIATED WITH JUNIOR MORTGAGE POSITIONS

    In the event of foreclosure by us under a second or other junior mortgage or deed of trust the debt secured by the senior deed or deeds of trust or senior mortgage or mortgages must be satisfied before any proceeds from the sale of the property can be applied toward the debt owed to us. Furthermore, to protect our junior security interest, we may be required to make substantial cash outlays for such items as loan payments to a senior lien holders to prevent their foreclosure for an amount that would yield us less that the value of our mortgage loan, property taxes, insurance, repairs, maintenance and any other expenses associated with the property. These outlays could have an adverse effect on our profitability.

IF A LOAN IS GUARANTEED WE MAY NOT BE ABLE TO ENFORCE THE LOANS AGAINST THE GUARANTOR

    We may obtain guarantees from principals or affiliates of borrowers. In the event of default, we may seek to recover from the guarantors. A guarantor may have defenses that arise under local laws, and it is possible that the guarantors' net worth may have declined since the guaranty was given. Such a delay or inability to recover from a guarantor could impair the Fund's ability to realize the fall amount of a delinquent loan, hereby decreasing the return to Investors.

WE MUST RELY ON APPRAISALS WHICH MAY NOT BE ACCURATE

    We are relying primarily on the real property securing the loans to protect our investment and not the credit-worthiness of the borrower. We rely on appraisals, prepared by unrelated third parties, to determine the fair market value of real property used to secure our loans. We cannot guarantee that such appraisals will, in any or all cases, be accurate. Additionally, since an appraisal fixes the value of real property at a given point in time, subsequent events could adversely affect the value of real property used to secure a loan.

WE MAY BE SUBJECT TO STATE LENDING REGULATIONS

    When we make, acquire or service loans we may be subject to rules and regulations governing the activities of lenders from state to state. These normally impact, among other things, the types of advertising and other marketing efforts a lender can use to solicit borrowers, and the manner in which loans are closed and serviced. We will undertake efforts to comply with all applicable rules and regulations that govern our acquisition or making of mortgage loans in each state. We do not intend to make or acquire a loan in any state if such activity would require the Fund to be licensed as a lender.

Our failure to comply with these rules and regulations, or the assertion by a state that we are required to be licensed, could impact the Fund's ability to fund or enforce its loans in that state, thereby reducing the return to you.

THE MANAGER AND AFFILIATED MORTGAGE BROKERS MAY BE SUBJECT TO STATE REGULATION OF MORTGAGE BROKERS

    We may be subject to rules and regulations governing the activities of mortgage brokers from state to state. These normally impact, among other things, the types of advertising and other marketing efforts a mortgage broker can use to solicit borrowers, and the manner in which loans are closed and serviced. We will undertake efforts to comply with all applicable rules and regulations in each state. We do not intend to make or acquire a loan in any state if such activity would require the Fund to be licensed as a mortgage broker. Our failure to comply with these rules and regulations, or the assertion by a state that we are required to be licensed, could impact the Fund's ability to fund or enforce its loans in that state, thereby reducing the return to you.

THERE ARE RISKS ASSOCIATED WITH UNINTENDED VIOLATIONS OF USURY STATUTES

    State laws impose restrictions on the maximum interest that may be charged on our loans. The potential penalties for violation of the usury law in different states include restitution of actual usurious interest paid by the borrower, damages in an amount equal to three times the interest collected by the lender and forfeiture of the entire loan. Under California law, a loan arranged by a licensed California real estate broker will be exempt from applicable California usury provisions. Since a licensed real estate broker will arrange our loans, our loans should be exempt from applicable state usury provisions. Nevertheless, unintended violations of the usury statutes may occur. In such an event, we would incur a substantial loss and you would lose a portion of your investment.

GENERAL TAX RISKS

    Before you make a decision to invest, you should assess the tax risks and your willingness and ability to comply with ongoing federal income tax filing and compliance requirements described under "Federal Income Tax Consequences." In particular, you may be allocated income but may not receive cash distributions in connection therewith with which to pay any associated income taxes. (See "Federal Income Tax Consequences--Taxation of Undistributed Fund Income (Individual Investors).) The tax consequences mentioned in this Prospectus are general in nature. Each potential investor should consult with his/her/its own tax professional to assess the tax impact of an investment in the Fund.

EMPLOYEE BENEFIT PLANS, RETIREMENT PLANS AND IRA'S MAY BE TAXED ON UNRELATED BUSINESS TAXABLE INCOME FROM THIS INVESTMENT

    If we borrow funds to make mortgage loans, which is not our business plan, a portion of the income from the Fund may be considered to be unrelated business taxable income ("UBTI") to many otherwise tax-exempt investors, including employee benefit plans, retirement plans and IRA accounts. In addition, amounts attributable to specific services whether or not separately stated, to the extent allocated to the exempt organization, will be included in the computation of unrelated business income.

IF WE LOSE OUR "PARTNERSHIP" STATUS WE WOULD BE TAXED AS A CORPORATION

    Our legal counsel has given the opinion included as Exhibit 8 to the prospectus that we will be treated as a "partnership" for federal income tax purposes and that we will not be treated as an association taxable as a corporation, subject to the publicly-traded partnership rules discussed below. If we were to be reclassified as an association taxable as a corporation, because we were a publicly traded partnership or for any other reason, we would be taxed on our net income at rates of up to 35% for federal income tax purposes. All items of our income, gain, loss, deduction, and credit would be reflected only on our tax returns and would not be passed through to you. If we were treated as a corporation, distributions to you would be ordinary dividend income to the extent of our earnings and profits, and the payment of such dividends would not be deductible by us.

THE IRS MAY CHALLENGE OUR ALLOCATIONS OF INCOME, GAIN, LOSS, AND DEDUCTION

    The operating agreement provides for the allocation of income, gain, loss and deduction among the Certificate holders. The rules regarding partnership allocations are complex. It is possible that the IRS could successfully challenge the allocations in the operating agreement and reallocate items of income, gain, loss or deduction in a manner which reduces benefits or increases income allocable to you.

YOU MAY BE TAXED ON INCOME WHICH EXCEEDS THE CASH DISTRIBUTIONS MADE TO YOU

    In any year in which we report income or gain in excess of expenses, you will be required to report your share of such net income on your personal income tax returns even though you may have received total cash distributions which are less than the amount of net income you must report.

THE STATE OR LOCALITY IN WHICH YOU ARE A RESIDENT OR IN WHICH WE OWN PROPERTIES MAY IMPOSE INCOME OR OTHER TAXES ON US OR ON YOUR SHARE OF OUR TAXABLE INCOME

    Many states have implemented or are implementing programs to require entities taxed as partnerships to withhold and pay state income taxes owed by nonresident members on income-producing properties located in their states. We may be required to withhold state taxes from cash distributions otherwise payable to you. These collection and filing requirements at the state or local level, and the possible imposition of state or local income, franchise or other taxes on the Fund, may result in increases in our administrative expenses which would reduce cash available for distribution to you. Your tax return filing obligations and expenses may also be increased as a result of expanded state and local filing obligations. We encourage you to consult with your own tax advisor on the impact of applicable state and local taxes and state tax withholding requirements.

THERE ARE RISKS THAT PARTNERSHIP INCOME WILL BE CHARACTERIZED AS PORTFOLIO
INCOME

    We are engaged in the trade or business of mortgage lending. We anticipate that we will be considered an "equity financed lending activity" such that most of our income will be considered portfolio income not passive income. If we are not, it is possible that we would be unable to allocate expenses to the income produced, in which case investors might find their ability to offset income with allocable expenses limited by the two percent (2%) floor on miscellaneous investment expenses.

TAX-EXEMPT INVESTORS WILL HAVE ERISA RISKS

    In considering an investment in the partnership, if you are a pension or profit-sharing plan qualified under Section 401(a) of the Code and exempt from tax under Section 501(a), you should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"); (ii) whether the investment is prudent, since the Certificates are not freely transferable and there may not be a market created in which you can sell or otherwise dispose of the units; and
(iii) whether interests in the partnership or the underlying assets owned by the partnership constitute "Plan Assets" for purposes of Section 4975 of the Code. ERISA requires that the assets of a plan be valued at their fair market value as of the close of the plan year, and it may not be possible to adequately value the Certificates from year to year, since there will not be a market for the Certificates and the appreciation of any property may not be shown in the value of the Certificates until the partnership sells or otherwise disposes of its investments.

YOU ARE RELYING ENTIRELY ON THE MANAGER TO MANAGE THE FUND

    You will have no right or power to take part in the management of the Fund, except through the exercise of your limited voting rights described in the operating agreement. You should not purchase units unless you are willing to trust the Manager to manage the Fund.

THE MANAGER NOT REQUIRED TO DEVOTE FULL TIME TO THE BUSINESS OF THE ISSUER

    The staff and officers of the Manager are not required to devote full time to our affairs, but only such time as the Fund's affairs may reasonably require.

OUR MANAGER AND ITS AFFILIATES ALSO ARRANGE THE ORIGINATION OR PURCHASE OF MORTGAGE LOANS FOR OTHER CLIENTS

    The Manager and its affiliates. may have conflicts of interests in allocated management time and mortgage loan opportunities between us and other clients. The Manager may establish other funds that have the same or similar objectives and The Manager may have conflicts of interest in determining which entity or other client will make or purchase a mortgage loan.

SOME DECISIONS WILL BE APPROVED, WHETHER OR NOR YOU AGREE, BY CERTIFICATED MEMBERS WITH CAPITAL ACCOUNTS THAT ARE MORE THAN A MAJORITY OF THE CAPITAL ACCOUNTS OF ALL CERTIFICATED MEMBERS

    These include:

    - amendment to the Operating Agreement, except for (i) admission of additional Certificated Members on the terms this offering, which does not require the approval of the Certificated Members or (ii) changes that would increase your liabilities or decrease your interest in the Fund's income, gains or distributions, which requires approval of all members.

    - remove the Manager which can only be done in the case of commission of a felony, gross negligence or willful misconduct or, after the Manager has received distributions from the Company that equal or exceed 125% of the aggregate expenses, of the Manager and Global Express Securities, except that this requires a vote of the Certificated Members whose total Capital Accounts exceed two-thirds of the total of all Certificated Member's Capital Accounts at such time.

    - approve the recapitalization, sale of substantially all of the Fund's assets, restructuring of the Fund or merger of the Fund with another entity, that in each case adversely affects the Certificated Members, except that this requires a vote of the Certificated Members whose total Capital Accounts exceed two-thirds of the total of all Certificated Member's Capital Accounts at such time.

    - election of a successor manager, after a manager has been removed or has resigned.

THE MANAGER CAN DISSOLVE THE FUND AT ANY TIME EVEN IF THE MORTGAGE LOANS ARE SOLD BELOW COST

    You could lose a significant part of your investment if the Manager decides to terminate the Fund when many of the mortgage loans are still outstanding. The Manager will sell the mortgage to be able to distribute cash to the Members and it may have to sell the mortgage loans at significant losses.

                         INVESTOR SUITABILITY STANDARDS

    You should only purchase Certificates if you have adequate financial means, desire a relatively long term investment, and do not anticipate any need for immediate liquidity.

MINIMUM SUITABILITY STANDARDS

    We have established a minimum suitability standard which requires that you have either:

    - a net worth (exclusive of home, furnishings and automobiles) of at least $45,000 plus an annual gross income of at least $45,000, or

    - irrespective of annual gross income, a net worth of $150,000 (determined with the same exclusions). In the case of sales to fiduciary accounts, such conditions must be met by the fiduciary, by the fiduciary account or by the donor who directly and indirectly supplied the funds for the purchase of Certificates.

    We have established these standards for two reasons: (1) to exclude investors who clearly don't have the necessary liquidity to place funds in a long-term investment that cannot be readily sold and (2) to exclude investors who clearly don't have sufficient assets to afford a loss of a significant portion of their investment.

    If you are an individual that resides in a state that has higher suitability standards, the Manager will not accept your subscription unless you satisfy such higher standards. See Exhibit B for a list of states that have higher suitability standards that our minimum standards. In addition, we do not intend to qualify this offering in all states, and you will not be permitted to purchase Certificates if you reside in a state in which this offering is not qualified.

    You will be required to represent in writing to us that:

    - you comply with the applicable standards; or

    - you are purchasing in a fiduciary capacity for a person meeting such standards; or

    - the standards are met by a donor who directly or indirectly supplies the funds for the purchase of Certificates.

    The participating broker dealers will make reasonable inquiry to assure that every prospective investor complies with the investor suitability standards. The Manager will not accept subscriptions from you if you are unable to represent in your subscription agreement that you meet such standards. Under the laws of certain states, any transferees may be required to comply with the suitability standards set forth herein as a condition to substitution as a Member. We will require certain assurances that such standards are met before agreeing to any transfer of the Certificates.

MINIMUM PURCHASE AMOUNT

    The minimum investment in the Fund that the Manager will accept is $2,000. The Manager may accept subscriptions in excess of $2,000 in increments of $1,000. Your Mortgage Pass-Through Rate will depend on the size of your investment. The minimum investment is $5,000 for residents of the State of Nevada.

IRA INVESTORS AND ERISA PLANS

    IRA INVESTORS. Certificate in a minimum of $2,000 may be purchased, transferred, assigned or retained by an Individual Retirement Account ("IRA") and incremental amounts in excess thereof for spousal IRA's established under
Section 408 of the Internal Revenue Code of 1986, as amended ("Code"). You should be aware, however, that an investment in the Fund will not, in and of itself, create an IRA for you and that, in order to create an IRA, you must comply with the provisions of Section 408 of the Code.

    ERISA INVESTORS. The investment objectives and policies of the Fund have been designed to make the units suitable investments for employee benefit plans under current law. In this regard, the Employee Retirement Income Security Act of 1974 ("ERISA") provides a comprehensive regulatory scheme for "plan assets." In accordance with final regulations published by the Department of Labor in the Federal Register on November 13, 1986, the Manager will manage the Fund so as to assure that an investment in the Fund by a qualified plan will not, solely by reason of such investment, be considered to be an investment in the underlying assets of the Fund so as to make the assets of the Fund "plan assets." The final regulations are also applicable to an IRA.

    The Manager is not permitted to allow the purchase of Certificates with assets of any qualified plans if the Manager (i) has investment discretion with respect to the assets of the qualified plan invested in the Fund, or
(ii) regularly give individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets. This prohibition is designed to prevent violation of certain provisions of ERISA.

SUBSCRIPTION AGREEMENT WARRANTIES

    If you choose to purchase Certificates, you will be submitting to us a signed Subscription Agreement and Power of Attorney (the "Subscription Agreement") and you will pay the purchase price to the escrow agent. Payment
should be made by check made payable to       or by wire transfer to [insert
wire transfer instructions].

    The Subscription Agreement is included in full as Exhibit D at the back of this prospectus. The Subscription Agreement requires you to make representations to the Fund and the Manager about your knowledge of the Fund, your financial ability to invest and your understanding of the investment procedures. This is a short description of some key representations.

       You have read and understood this prospectus and in making this investment you are relying only on the information in the prospectus.

       You or the fiduciary account for which you are purchasing meet the applicable suitability standards and financial requirements described above.

       You are aware that your subscription may be rejected in whole or in part by the Manager in its sole and absolute discretion; that my investment, if accepted, is subject to risks described in part
       in the RISKS FACTORS Section on page   .

       You understand that there will be no public market for Certificates, and accordingly, it may not be possible for you to readily liquidate your investment in the Fund. You have been informed by your broker-dealer of all pertinent facts relating to the lack of liquidity or marketability of this investment.

       You understand that Certificates may not be sold or otherwise disposed of without the prior written consent of the Manager, which consent may be granted or withheld in its sole discretion, that any transfer is subject to numerous other restrictions described in the prospectus and in the operating agreement, and that if you are a resident of Nevada or if the transfer occurs in Nevada, any such transfer is also subject to the prior written consent of the Nevada Commissioner of Corporations.

       You have liquid assets sufficient to assure yourself that such purchase will cause you no undue financial difficulties and that you can provide for your current needs and possible personal contingencies, or if you are the trustee of a retirement trust, that the limited liquidity of the Certificates will not cause difficulty in meeting the trust's obligations to make distributions to plan participants in a timely manner.

    The purpose of the warranties is to ensure that you fully understand the terms of our offering, the risks of an investment with us and that you have the capacity to enter into a subscription agreement. The Manager, on behalf of the Fund, intends to rely on the warranties in accepting a subscription. In any claim or action against the Manager or the Fund, the Manager and the Fund may use the warranties against you as a defense or basis for seeking indemnity from you.

SUBSCRIPTION PROCEDURE

    If you want to purchase Certificates, you should complete the Subscription Agreement. An execution copy will be provided by the person or the securities dealer that offered you the Certificates. You should return the Subscription Agreement and full payment for the Certificates being purchased to that dealer, who will tell you whether to make your payment to "Global Express Capital Real Estate Fund I, as Escrow Agent" or, to "Global Express Capital Real Estate Fund I, LLC". You may obtain additional copies of the subscription agreement from Global Express Securities whose address is 8540 Southeastern Avenue, Suite 200 Las Vegas, Nevada 89123, telephone number (702) 794-4411.

    If your subscription is accepted, by signing the Subscription Agreement and Power of Attorney you are giving the Manager the authority to sign the operating agreement of the Fund on your behalf and to sign amendments to the operating agreement which either don't require your consent, or to which your consent was given. The Manager is also given the authority to sign on your behalf in your capacity as a member of the Fund, if necessary, certain government filings, that will not change the business or legal terms of your investment.

    Neither Global Express Securities nor any other securities brokerage firm will permit sales to discretionary accounts without prior specific written approval of the owner of the account.

                         NOTICE TO CALIFORNIA RESIDENTS

    All certificates of limited partnership interests resulting from any offer or sale in California will bear the following legend restricting transfer:

    "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                                USE OF PROCEEDS

    All proceeds from the sale of Certificates offered hereby will be used to make loans, or purchase entire or fractional interests in loans, (each referred to as "mortgage loans") that are made for the acquisition, development or construction of commercial or single or multiple family residential real estate in the United States. The mortgage loans will be secured by whole or partial interests in first and/or second mortgages, deeds of trust or similar collateral on undeveloped land or single and multiple family residential and commercial real estate located in the United States, predominantly in the States of Arizona, California, Florida Nevada, and Texas. A minimum of $1,000,000 must be raised in this offering prior to the funding or acquisition of the first mortgage loan.

    The mortgage loans may include bridge or interim loans that are made to a real estate developer or investor on a short-term basis until they can finance the real estate project with an institutional lender.

    Attached as Exhibit A is a list of mortgage loans (the "identified loans") that we intend to make with the proceeds of this offering. Our Manager has negotiated certain terms of the identified loans with the borrowers. These loans are contingent upon the our ability to raise sufficient capital in this offering. The Manager and we reserve the right to determine the order in which we will make the identified loans and to decide not to proceed with any of the identified loans. We will not proceed with an identified loan that cannot be closed on or before February 28, 2002. If one of the identified loans is canceled, you will receive a refund of your pro rata portion of any excess funds held by us. We will not decrease your Mortgage Pass-Through Rate even if such refunds lowers the amount of your investment to below the minimum threshold for one of our Series of Mortgage Pass-Through Certificates.

    Funds held by us that have not yet been used to make or acquire mortgage loans will be deposited in interest-bearing bank accounts, money market funds or used to purchase short-term U.S. Treasury bills. These will earn interest at short-term interest rates that are significantly less than the Mortgage Pass-Through Rates. Investors will be entitled to a pro-rata portion of the short-term interest earned.

                           CAPITALIZATION OF THE FUND

    The following table sets forth the capitalization of the Fund as of January 31, 2001, and as adjusted to give effect to the sale of the minimum and maximum amount of Certificates offered hereby:

                                                                  AS ADJUSTED FOR    AS ADJUSTED FOR
                                                        ACTUAL    MINIMUM OFFERING   MAXIMUM OFFERING
                                                       --------   ----------------   ----------------
Capital Contributions
  from Manager.......................................    $10         $       10        $        10
  from Certificated Members..........................     --         $1,000,000        $25,000,000

                             TERMS OF THE OFFERING

    This Offering is made only to persons that meet the investor suitability standards described above. The minimum subscription we will accept is Two Thousand Dollars ($2,000), and Certificates will be issued in higher denominations in multiples of $1,000. If you live in Nevada, you must subscribe to at least Five Thousand Dollars ($5,000) in Certificates. You are entitled to receive one of four types of Certificates based upon your investment in the Fund. If you invest between $2,000 and $9,000 you will receive a Series D Certificate. If you invest between $10,000 and $24,000 you will be entitled to receive a Series C Certificate. If you invest between $25,000 and $99,000 you will be entitled to receive a Series B Certificate. If you invest $100,000 or more you will receive a Series A Certificate. If you already hold a Certificate and make additional investments in the Fund you may request that your investments be aggregated in order to qualify you to receive a Certificates of a higher Series. Upon notice to, and verification by the Manager, you will be issued a new Certificate and be entitled to have your return computed based on the Mortgage Pass-Through Rate of that series from that time forward.

MINIMUM-MAXIMUM OFFERING

    We will end this offering on February       , 2002 or at such earlier time
that all $25,000,000 of Certificates are sold. All subscriptions will be held in
an escrow account at             which will serve as escrow agent. If we don't
receive acceptable subscriptions for $1,000,000 or more of Certificates within six months after the date of this Prospectus, the escrow agent will return all subscription amounts together with interest earned while the funds were held in escrow to you and the other subscribers. You will earn interest on the funds held in the escrow account as soon as your funds clear. You will not be a Member of the Company while your funds are held in the escrow account and you will only become a member once we accept your subscription and transfer your funds out of escrow and into the Fund's own account. After the minimum offering amount has been raised, we will accept or reject all subscriptions within five business days after receipt and will instruct the escrow agent promptly to release the funds of the accepted subscriptions to us and to refund the funds of any rejected subscriptions. We extend the time for achieving the minimum offering amount by up to 30 days and we may terminate this offering at any time and refund any subscriptions that we have not accepted.

DESCRIPTION OF THE CERTIFICATES--MORTGAGE PASS-THROUGH RATE

    The Mortgage Pass-Through Rates of the Series of Certificates are as follows:

Series A.........................  12.5% per annum
Series B.........................  11.5% per annum
Series C.........................  11.0% per annum
Series D.........................  10.5% per annum

    When we are paid interest on mortgage loans you will receive a return on your "pro rata share" at the time such interest is earned of the principal amount or acquisition cost of the mortgage loan at a rate equal to the Mortgage Pass-Through Rate applicable to your Series of Certificate, as long as the mortgage loans continues to pay interest when due. "Pro rata share" in general will be the percentage that your net investment in the Fund as reflected by your capital account bears to the total of the net investments in the Fund as reflected by the capital accounts of all purchasers of Certificates. See the operating agreement and the summary of the Operating Agreement in this Prospectus for the precise definition of "pro rata share".

    Funds held by us that have not yet been used to make or acquire mortgage loans will be deposited in interest-bearing bank accounts, money market funds or used to purchase short-term U.S. Treasury bills. These will earn interest at short-term interest rates that are significantly less than the Mortgage Pass-Through Rates. Investors will be entitled to a pro-rata portion of the short-term interest earned.

DESCRIPTION OF THE CERTIFICATES--PRINCIPAL PAYMENTS

    The Manager will make mortgage loans that mature no later than February 28, 2003, although the Manager may extend the maturity date of any mortage loan, as described herein. Investors are entitled to share pro-rata at the time payment is made in all principal repayments. If repayments of principal on the mortgage loans are late, repayments will be made to Investors when and if the loans are repaid. Note that it is possible that all or part of the Investment will be delayed, or may never be repaid, due to late payments and defaults by borrowers. In addition, costs expended to collect such payments, including legal fees, will be paid from any amounts subsequently recovered, thereby reducing the repayment to Investors.

DESCRIPTION OF THE CERTIFICATES--LATE FEES AND EXTENSION FEES

    Borrowers may request an extension of the repayment term on a mortgage loan. If the Manager deems the extension to be in the best interest of the Certificated Members, it may grant the extension for a fee, typically 1% of the principal balance on the mortgage loan for a 90 day extension. If a payment on a mortgage loan is made after the due date, the borrower will be required to pay a late fee, typically equal to 10% of the total amount of the payment. Certificate-holders will receive all of the late fees and will receive a percentage of the extension fees for an extension of the loan past February 28, 2003. The percentage will be the ratio of the number of days of the extension that are after the second anniversary of the closing date to the total number of days of the extension. Your share of late fees and extension fees will be based on your pro rata share of such fees at the time they are earned.

SUBSCRIPTION AGREEMENTS

    By executing a Subscription Agreement, an Investor unconditionally and irrevocably agrees to purchase a Certificate with the denomination shown thereon on a "when-issued basis." Accordingly, upon executing a Subscription Agreement, an Investor is not yet an owner of Certificates or a Member of the Company. Certificates will be issued when the Subscription Agreement is accepted by the Manager. Subscription Agreements are non-cancelable and irrevocable. Subscription funds are non-refundable for any reason, unless the $1,000,000 minimum amount of Certificates are not sold or the Manager decides not to accept the subscription.

    The Manager reserves the right at any time to cease soliciting for the sale of Certificates and to stop accepting Subscription Agreements if it believes, in its sole discretion, that suitable loan opportunities are not available or for any other business reason.

    At the sole discretion of the Manager, you or other investors may be allowed to contribute entire or fractional interests in loans that are secured by first and/or second mortgages or deeds of trust in exchange for Certificates. Contributed loans must not be in default at the time of contribution and must satisfy the lending guidelines. The number of Certificates exchanged for such a contribution shall be equal to the then outstanding principal balance of the loan plus all accrued but unpaid interest ("Loan Balance") (or a proportionate share of the Loan Balance with respect to the contribution of a fractional loan interest) rounded to the nearest whole Certificate. You or other investors may be entitled to receive a Certificate of a higher Series, if the value of the loan contributed by that Investor, together with any existing Certificates meets the requirement for that Series.

RESTRICTIONS ON TRANSFER; PERMITTED TRANSFEREES

    There will be no public market for the resale of the Certificates. In addition, your cannot privately sell, gift, pledge or otherwise transfer your Certificate, without the prior written consent of the Manager. The Manager is required to withhold consent if the sale or transfer of the Certificate or our admission of the intended purchaser or transferee of the Certificate as a Member would:

    - cause the Fund to be treated as an association taxable as a corporation for Federal income tax purposes either because it would be a "publicly traded partnership" within the meaning of Section 7704 of the Internal Revenue Code or for any other reason; or

    - violate or cause the Company to violate federal or state securities law.

    In addition, the Manager may, in its sole discretion withhold its consent to any sale or transfer. In granting a consent to a sale or transfer, the Manager may require a legal opinion from you lawyer that the sale or transfer does not violate federal or state securities laws or cause the Fund to be treated as an association taxable as a corporation for Federal income tax purposes. In addition, the Manager intends to require reasonable documentation of the transfer, acceptance by the transferee of the Operating Agreement and certain additional representations of the purchaser or transferee, including the representation by the transferee that it is acquiring the Certificate for its own account and not with a view to distribution. Certain states may require that the purchaser or transferee satisfy the same investor suitability standards as purchaser of the Certificates.

    You may transfer you right to receive distributions and allocations of profits and losses and other economic benefits under the operating agreement to the following persons:

    (i) your spouse, children, siblings or grandchildren or a trust of which one or more of these family members are the sole beneficiaries;

    (ii) if you are a partnership, corporation or limited liability company, to your partners, shareholders, members, directors, executive officers or managers or members of their family of the type described above;

   (iii) if you invest through a trust, the beneficiaries of the trust; or

    (iv) another Member.

    The Manager is not required to admit such transferee as a substitute or additional Member of the Fund.

    A legend substantially in the form set forth below will be placed upon all of the Certificates, including Certificates that are issued in connection with a permitted sale or transfer.

    THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED TO ANY PERSON EXCEPT IN ACCORDANCE WITH THE TERMS OF THE COMPANY'S OPERATING AGREEMENT, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE COMPANY'S OFFICES.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                        FINANCIAL CONDITION OF THE FUND

TWELVE MONTH PLAN OF OPERATION

    During the next twelve (12) months, if we raise at least One Million ($1,000,000.00), we plan to invest in mortgage loans where our collateral is real property located in the United States. Upon raising One Million Dollars ($1,000,000.00) and the release of such funds from escrow, the Manager of the Fund, Conrex International Financial, Inc. d/b/a Global Express Capital Mortgage, will select mortgage loans for us, and also will assist us by obtaining, processing and managing these loans for us. We believe that we will have an adequate number of opportunities to invest in mortgage loans in the United States when funds raised in this offering are made available to us.

    During the next twelve (12) months, Global Express Capital Mortgage will pay the initial costs we incur, including accounting, legal, and administrative expenses and fees. We therefore do not anticipate needing additional funds to satisfy our cash requirements during this period. If we are unable to raise the minimum offering amount as described elsewhere in the prospectus, Global Express Capital Mortgage will fully absorb all costs incurred on our behalf. Assuming we raise the minimum offering amount and the funds are released from escrow, Global Express Capital Mortgage will pay for the administrative expenses we incur. However, Global Express Capital Mortgage will not purchase Certificates to help us reach the One Million Dollars ($1,000,000.00) minimum.

    We do not anticipate hiring any employees, acquiring any fixed assets like office equipment, or furniture, or incurring material office expenses during the next twelve (12) months because we will be utilizing Global Express Capital Mortgage's personnel and office equipment. We will not pay Global Express Capital Mortgage any overhead or other compensation for providing us with its personnel and equipment.

    Global Express Capital Real Estate Investment Fund I, LLC has not committed itself to make any acquisitions, and has not entered into any arrangements or other transactions other than with the dealer-manager of the offering, the cost of which will be paid by Global Express Capital Mortgage. We do not intend to incur any indebtedness at the commencement of our operations, although we do not intend to establish a line of credit for future use.

                         LENDING STANDARDS AND POLICIES

GENERAL STANDARDS FOR MORTGAGE LOANS

    We will engage in the business of making or purchasing entire or fractional interests in acquisition, development, construction, and bridge or interim loans. These loans will be secured by first and second deeds of trust or first or second mortgages on undeveloped land, single and multiple family residential units or developments and commercial buildings or developments either existing or under construction, located in the United States. Mortgage loans will not be insured or guaranteed by any governmental agency or private mortgage insurance company. Except as otherwise indicated on Exhibit A, mortgage loans have been selected for investment pursuant to the set of guidelines set forth below. These guidelines were designed to set standards for the quality of the real property security given for the loans.

    1. PRIORITY OF DEEDS OF TRUST OR MORTGAGES. Mortgage loans will be secured by first or second deeds of trust or first or second mortgages that encumber the property which the loan proceeds are being used to acquire, develop, construct or otherwise finance. We will use either a deed of trust or mortgage to create our security interest depending on state law and practice. In this Prospectus, the terms deed of trust and mortgage are used interchangeably.

    2. GEOGRAPHIC AREA OF LENDING ACTIVITY. We are authorized to make loans secured by property located throughout the United States, although we presently expect most of the mortgage loans will be secured by property located in Arizona, California, Florida, Nevada and Texas, where there is not the greatest demand for mortgage loans.

    3. LOAN-TO-VALUE RATIOS. The amount of our mortgage loans, whether secured by a first or second deed of trust or first or second mortgages together with the principal balance of any senior loan generally will not exceed the following percentages, based on the appraised value of the security property as determined by an independent written appraisal at the time the loan is made.

                                                                      MAXIMUM
                                                                LOAN-TO-VALUE RATIO
                                                              (SUBJECT TO INCREASE BY
TYPE OF PROPERTY/LOAN                                              THE MANAGER)
---------------------                                         -----------------------
Residential units or Subdivisions (loans to land developers
  and residential builders).................................             75%

Commercial Property (including but not limited to multi-unit residential property, office buildings, industrial and
  warehouse facilities, retail stores, shopping centers,
  motels, self-storage facilities, senior housing, special
  purpose and gaming facilities)............................             75%

Unimproved Land.............................................             60%

    These loan-to-value ratios may be increased if, in the sole discretion of the Manager, a given loan is supported by credit adequate to justify a higher loan-to-value ratio or if mortgage insurance is obtained; however, we do not anticipate obtaining or requiring the borrowers to maintain mortgage insurance. In addition, the maximum loan-to-value ratio for unimproved land may be increased, in the Manager's discretion, to 75% if the unimproved land is already entitled (e.g., a final subdivision map has been recorded on the land), a tentative map has been approved for the unimproved land, or the Manager believes that the borrower is likely to secure key entitlements. Appraisals and loan-to-value ratios on construction or development projects may be determined on an as completed basis (i.e., the value of property as determined by the appraiser assuming that all of the improvements for which the loan is being sought are completed) or from a pro forma or projected income and expense statement, rather than using the actual cost of completion to determine the appraised value and the loan to value ratio. Finally, the foregoing loan-to-value ratios will not apply to purchase money financing that we offer to sell any real estate that we acquire through foreclosure or to refinance a delinquent loan. In such cases, we intend to accept any reasonable financing terms that the Manager deems to be in the best interest of you and other Certificated Members, in its sole discretion.

    We will receive an appraisal for each property on which we make a mortgage loan. Generally, the Managers will retain appraisers certified by the American Institute of Real Estate Appraisers (M.A.I. or S.R.A. designation), although appraisers holding other credentials (e.g., who meet the minimum qualifications prescribed by local laws or are of the type generally used by commercial lenders in the state the property is situated) may be used with respect to some mortgage loans. The Manager will review each appraisal report.

    4. TERMS OF LOANS. Mortgage loans will have a term ending no more than twenty-four (24) months from the date of this Prospectus, although we may extend the term. Most of our loans will require borrower to pay only interest during the loan term. Therefore, the borrower will have to repay the entire principal of the loan at the end of the term. Payment of all or a significant portion of the principal loan is called "balloon payment". Many borrowers do not have funds sufficient to make this balloon payment and, consequently, must refinance or sell the underlying property. There can be no assurance that the economics of the project at the end of the term or general market conditions will provide the opportunity for refinancing or sale.

    5. ESCROW CONDITIONS. Mortgage loans will be funded through an escrow account handled by either a qualified title insurance or escrow company or other qualified company performing similar functions. The escrow agent will be instructed not to disburse any funds out of the escrow for a mortgage loan until:

        (a) Satisfactory title insurance coverage has been obtained for the loan, naming us as the insured and providing title insurance in an amount at least equal to the principal amount of the loan. Title insurance insures only the validity and priority of the deed of trust or mortgage, and does not insure against loss by reason of other causes, such as diminution in the value of the property, over-appraisals, or borrower's default.

        (b) Satisfactory fire and casualty insurance, naming the Fund as loss payee in an amount at least equal to the principal amount of the Fund's loan has been obtained for all loans. Fire insurance will not be required where a loan is secured by unimproved land.

    6. ABSENCE OF MORTGAGE INSURANCE. The Manager does not intend to arrange for mortgage insurance, which would afford some protection against loss if we foreclosed on a loan and there were insufficient equity in the property to repay all sums owed.

    7. THE FUND AS PAYEE. For loans that we make by ourselves, all loan documents, such as the notes, deeds of trust and mortgages, will name the Fund as payee and the insurance policies will name the Fund as loss payee and additional insured. We will not write loans in the name of the Manager or any other nominee. When we purchase loans or contribute loans in exchange for Certificates the loans will be written in the name of the original lender or investor. Such loans will be assigned to the Fund when they are purchased or contributed.

    8. LOAN PARTICIPATIONS. We may purchase fractional interests in a mortgage loan (sometimes referred to as a loan participation), so long as such loan is not in default, the loan otherwise meets our lending criteria. We may participate in the funding of new loans with another mortgage fund or investment vehicle that the Manager or its Affiliates have formed or manage, the other investors that are clients of the Manager or its Affiliates (collectively, "Related Investors") or with unrelated persons. If we participate in funding a new loan with Related Investors, then we and the Related Investors shall have interests in that loan in proportion to the amounts we and they have funded.

    9. PRE-EXISTING LOANS. Pre-existing mortgage loans, or fractional interests therein, that are secured by first or second deeds of trust or mortgages may be purchased from third parties or from the Manager and its affiliates. Any such loan must not be in default and must otherwise satisfy the foregoing lending guidelines. The Manager will sell to obtain the best terms for the Fund in purchasing such mortgage loans. Depending on changes in interest rates since the organization of the loans and other market factors, the purchase price may not be equal to the then-outstanding principal balance of the loan, together with accrued but unpaid interest or a proportionate share of the loan balance with respect to the purchase of a fractional loan interest.

    10. CONTRIBUTIONS OF LOANS. At the sole discretion of the Manager, investors may be allowed to contribute entire or fractional interests in pre-existing loans that are secured by first or second deeds of trust or first or second mortgages in exchange for Certificates. Any such loans that are contributed to the Fund shall not be in default at the time of contribution and shall satisfy the foregoing lending guidelines. The denomination of the Certificate given an investor in exchange for such a contribution shall be equal to the loan balance (or a proportionate share of the loan balance with respect to the contribution of a fractional loan interest) rounded down to the nearest thousand dollars. Such contributions may entitle the Investor to receive or to upgrade to a higher series of Certificates.

    11. LEASEHOLD FINANCING. Mortgage loans may be secured by first and/or second deeds of trust encumbering leasehold interests in undeveloped land and residential and commercial developments located in the United States. In leasehold loans, the borrower does not own the land but rather has the right to occupy and develop the land under a long-term ground lease with the owner of the land.

USE OF LOAN FUNDS

    The application by the borrower of the proceeds of the mortgage loan we make or acquire will depend on the nature of the project. The proceeds may be used to fund the acquisition of property. They may be used as well to pay development costs, such as costs to secure permits and entitlements, resolve land use issues and secure utility services, architects' and engineers' fees and expenses, and other costs needed to prepare the property for the construction of improvements. They may also be used to pay for infrastructure improvements, such as grading, roads, sewers, sidewalks, lights and utility conduits or pay costs. Finally, the proceeds may be utilized to construct homes or commercial buildings in developments.

    Costs for infrastructure or building improvements may include both hard costs, which are actual cost of the labor and materials, as well as soft costs, such as general contractor fees, insurance, and legal fees. Additionally, some mortgage loans will contain interest reserves, so that the amount of the loan will be sufficient to fund the acquisition, development or construction and pay the interest due under the loan from loan inception until loan maturity.

    The mortgage loans we make or acquire may include or interim loans that are made to a real estate developer or investor on a short-term basis until they can finance the real estate project with an institutional lender.

LOAN REPAYMENT

    Depending on its nature and purposes, a mortgage loan may be repaid from the sale, lease or refinancing of the real property securing it or from other sources. Land development loans (typically, loans used to finance the cost of entitling and subdividing land) are generally repaid from the sale of the entitled, subdivided land to other developers or homebuilders. Construction loans to residential homebuilders are typically repaid from the sale of the completed homes. Construction loans to commercial developers are typically repaid either from a sale or refinancing of the project. Bridge loans can be repaid from the sale or refinancing of the property or from other sources of funds to which the borrower has access.

CREDIT EVALUATIONS

    The Manager may consider the income level and general creditworthiness of a borrower to determine a borrower's ability to repay the mortgage loan according to its terms. The key consideration, however, is whether the appraised value of the property is sufficient to satisfy the loan-to-value ratios as described above. Therefore, we may make loans to borrowers whose principals are in default under other of their obligations or who do not have sources of income that would be sufficient to qualify for loans from other lenders. Most of our borrowers have no significant assets other than the real property securing our loan. If a principal of the Borrower personally guarantees the loan, the general creditworthiness of the guarantor will be considered. Repayment of any loan will generally come from the proceeds of the sale or refinancing of the property, not from the resources of the borrower or a guarantor. The Manager will exercise its business judgment in deciding which mortgage loans will require a guarantee.

    If a borrower is unable to repay a mortgage loan at maturity (e.g., if the sale or refinancing of the property does not generate sufficient proceeds to repay the loan, the borrower defaults under the loan, or we forecloses on and subsequently sell the property and the sales proceeds are inadequate to repay the loan and costs of foreclosure), we may be precluded from seeking the deficiency from the borrower, either because the loan is a non-recourse loan or due to the effect of certain legal protections afforded to borrowers generally. If the loan is guaranteed, the guarantor may be able to raise legal defenses that may be available to guarantors generally that would impair our ability to seek a deficiency from the guarantor.

SALE OF LOANS

    We will invest in mortgage loans for investment and do not expect to engage in real estate operations in the ordinary course of business, except as may be required if we foreclose and takes over ownership and management of the property. We also do not plan to invest in loans primarily for the purpose of reselling them in the ordinary course of business. We may sell mortgage loans (or fractional interests therein) when the Manager decides that it be advantageous to do so, based upon then-current interest rates, the length of time that we have held the loan and our overall investment objectives.

LOAN SERVICING

    The Manager will be responsible for the servicing of the mortgage loans. In fulfillment of the responsibilities the Manager will, directly or through contracted parties, make construction loan disbursements, invoice interest, principal and other charges, collect payments, and perform other loan administration services. The Manager will be entitled to contract with third party service providers to assist it in loan servicing provided that such third party service providers charge competitive fees for their services. The Manager will pay for loan servicing activities, except for delinquent loans.

    Interest on mortgage loans is paid in arrears, with respect to the preceding 30-day period. Borrowers are instructed to mail checks or money orders to us for deposit in our accounts to be maintained at one or more financial institutions selected by the Manager. When a late payment is received, the borrower will be required to pay a late fee, usually calculated as a percentage of the contractual monthly payment amount.

    If a loan becomes delinquent, the range of responses that the Manager may take will vary depending on the nature of the default and the circumstances existing at that time. These responses can include, without limitation, granting additional cure periods to the borrower, requiring the borrower to contribute additional funds to the project, refraining from funding future phases of construction, replacing the borrower with an independent construction manager to supervise the completion of the project, seeking to appoint a receiver to oversee the completion of the project, foreclosing non-judicially under the mortgage or deed of trust, if permitted under state law, taking such other enforcement actions as are typically undertaken by commercial lenders in the state that governs the enforcement action, negotiating and accepting a deed in lieu of foreclosure, or commencing legal action against the borrowers or against any guarantors of the loan. The Manager also may forgive debt or modify the economic terms of the loan by changing the interest rate, extending the maturity date or altering the principal or interest payment obligations if it believes such actions are advisable under the circumstances. The costs of collecting payments on such delinquent loans, including legal fees, reduce the eventual recovery and your return.

                         THE MANAGER AND ITS AFFILIATES

    The Manager will manage and direct the affairs of the Fund. All loans we make or acquire will be underwritten, arranged, or serviced by the Manager.

MANAGER

    Conrex Financial International, Inc. is a Nevada corporation doing business as Global Express Capital Mortgage. It will serve as the Manager of the Fund. Its officers have significant experience in the real estate lending and development business.

OFFICERS OF THE MANAGER

    The following are the officers and directors of the Manager.

NAME                   AGE      OFFICE
----                   ---      ------
Connie S. Farris        56      President, Chief Executive Officer, Secretary
                                and Director
John Tooke              59      Senior Vice President, Chief Financial
                                Officer, and Director

    In September, 2000, Connie S. Farris founded the Manager, Global Express Mortgage, which specializes in the brokerage of home mortgages and private investment loans for construction and commercial projects. She has been President of Global Express Mortgage since it was founded. From September 1992 through the date hereof, Mrs. Farris had been the President of Global
Financial, Inc., a company that engages in mortgage banking and mortgage brokerage. In September, 1999, Mrs. Farris was appointed by the Governor of Nevada to be a member of the State's Advisory Council on Mortgage Investments and Mortgage Lending. The Advisory Council's mandate is to advise the Nevada Commissioner of the Financial Institutions Division and Nevada State Legislature on new and current regulations in the mortgage industry. Mrs. Farris also holds mortgage licenses with affiliated mortgage brokers in Colorado, Texas, Florida, Oregon, Wyoming, Washington, Idaho and Utah.

    John Tooke has been a Senior Vice President and Chief Financial Officer of the Manager since January 2001. Mr. Tooke is President of Global Express Securities, Inc., a firm that he owned and operated since 1999. Since 1996 Global Express Securities, Inc. has been a member of the National Association of Securities Dealers. From 1991 to 1996, Mr. Tooke's firm was in the business of real estate and real estate mortgage brokerage, mortgage-backed financing for the real estate industry and acting as an intermediary for the purchase and sale of these and related securities.

                 COMPENSATION OF THE MANAGER AND ITS AFFILIATES

    The following discussion summarizes the forms of compensation to be received by the Manager and its affiliates. All of the amounts described below may be received regardless of our success or profitability. None of the following compensation was determined by arm's length negotiations. The Manager retains the right to terminate all or any portion of its business relationship with us at any time, in which event we would seek to retain one or more other firms to perform the various services to be rendered by the Manager as described below.

            FORM OF COMPENSATION                ESTIMATED AMOUNT OR METHOD OF COMPENSATION
            --------------------                ------------------------------------------
Loan Brokerage Commissions...................  The commissions are anticipated to range between 2- 5% of the principal amount of each
                                               loan. Loan brokerage commissions are paid by
                                               borrowers out of loan proceeds. Loan
                                               brokerage commissions may be paid to the
                                               Manager, in its capacity as a mortgage broker
                                               or to affiliated mortgage brokers. The
                                               mortgage broker generally pays all his
                                               expenses, including loan evaluation and
                                               processing fees out of the commission.
                                               Mortgage loans may be co-brokered in which
                                               case the commissions will be shared when the
                                               loan is funded or over the term of the loan.

Interest Rate Spreads to the Manager.........  The mortgage loans are expected to carry a stated interest rate greater than the highest
                                               applicable mortgage pass-through rate. This
                                               interest rate spread when received by the
                                               Fund will be payable to the Manager.

Participations in Proceeds by Manager........  As part of the consideration for making a mortgage loan, the Manager may be entitled to
                                               participate in the proceeds of a sale,
                                               re-financing or other disposition of the
                                               underlying real property or development
                                               project that collateralizes a mortgage loan.
                                               As such participant, the Manager may have
                                               interests that are identical with the
                                               borrower and will conflict with the interests
                                               of the Fund as a lender. For example, it may
                                               be in the interest of the borrower to defer
                                               payments of interest and principal or to
                                               extend the loan even though it may be in the
                                               interest of the borrower to foreclose on the
                                               loan. The Manager has agreed not to
                                               participate in the proceeds until the
                                               mortgage loan secured by that property has
                                               been repaid in full.

Legal Fees to the Manager....................  Documentation of some of the mortgage loans will be prepared by the general counsel for
                                               the Manager. Those legal fees will be paid by
                                               the borrower under such loans.

            FORM OF COMPENSATION                ESTIMATED AMOUNT OR METHOD OF COMPENSATION
            --------------------                ------------------------------------------
Real Estate Commissions to Global Express      If the Fund acquires property through
  Securities.................................  foreclosure, Global Express Securities, Inc., an affiliate of the Manager, upon resale may,
                                               in some circumstances, serve as the listing
                                               broker of any property acquired in the sale
                                               of property acquired through foreclosure.
                                               Global Express Securities, Inc. would earn a
                                               competitive brokerage commission.

Sales Commissions to Global..................  A commission of approximately 1% on each
                                               Certificate sold plus up to .5% for
                                               reimbursement of actual expenses will be paid
                                               to Global Express Securities, an affiliate of
                                               the Manager and a licensed broker-dealer.
                                               These sales commissions and expenses will be
                                               paid by the Manager.

Extension Fees...............................  Loan extension fees, that generally range between one and two (1 to 2%) percent of the
                                               principal amount of the loan for a three
                                               month extension, may, if an extension is
                                               necessary and approved by us, be paid by the
                                               borrower and will be for the account of the
                                               Manager to the extent that the extension is
                                               for a period ending before on or before
                                               February 28, 2003, or a pro rata share of any
                                               extension fee that extends a loan past such
                                               anniversary based the ratio of the number of
                                               days prior to such anniversary bears to the
                                               total number of days of the extension.

Services and costs for Delinquent Loans......  Servicing costs and other expenses with respect to delinquent loans would be paid to
                                               the Manager or affiliate of the Manager if
                                               the Manager or such affiliate performs such
                                               services.

                             CONFLICTS OF INTEREST

    The relationships among the Fund, the Manager and Global Express Securities, and the officers, directors and other affiliates of the Manager and Global Express Securities will result in various conflicts of interest. The Manager, Global Express Securities and its officers, directors and other affiliates are engaged in business activities involving real estate lending, and anticipate engaging in additional business activities in the future that may be competitive with us. The Manager and its officers and directors, in their capacity as such, are required to exercise their fiduciary duties to us and to you in a manner they believe will preserve and protect your rights as a member.

    As at January 2, 2001, Global Express Capital Corp. ("Global Express Capital") directly owned all of the outstanding capital stock of the Manager and 20% of the outstanding common stock of Global Express Securities, Inc. ("Global Express Securities"). The balance of the common stock of Global Express Securities (80% of such stock) is owned by John Tooke. Pursuant to an agreement among Global Express Capital, John Tooke and Connie S. Farris entered into on January 2, 2001, John Tooke will contribute the balance of the shares of common stock in Global Express Securities to Global Express Capital when the National Association of Securities Dealers approves the transfer.

    Connie Farris is the President, Chief Executive Officer and a Director of Global Express Capital and the Manager and when the NASD approves the transfer, described above, will be Vice President, Secretary and a Director of Global Express Securities. John Tooke is the President, Managing Director, Chief Executive Officer and a Director of Global Express Securities, Senior Vice President, Chief Financial Officer, and Director of the Manager and Senior Vice President, Secretary and a Director of Global Express Capital.

    In addition, Connie Farris is the owner of local licensed mortgage brokerage firms in the states of Colorado, Texas, Florida, Oregon, Wyoming, Washington, Idaho and Utah and may establish additional licensed mortgage brokerage firms in other states (all such local mortgage brokerage firms are referred to as "affiliated mortgage brokerage firms").

    The paragraphs below describe material conflicts of interest of which we are aware that may arise in the course of Global Express Mortgage's management and operation of our business.

    1. PAYMENT OF FEES AND EXPENSES. The Manager and its affiliates will receive substantial fees in connection with this offering and our ongoing operations which are described above, under COMPENSATION TO MANAGER AND ITS AFFILIATES.

    2. PURCHASE OF MORTGAGE NOTES FROM GLOBAL EXPRESS MORTGAGE. We will acquire many of our mortgage loans from or through Global Express Mortgage and the affiliated mortgage brokers. Global Express Mortgage is in the business of obtaining, processing, making, brokering and selling, and managing and servicing mortgage loans. All our mortgage loans purchased from Global Express Mortgage will be at prices no higher than the lesser of the cost of the mortgage loan to Global Express Mortgage or the then current market value of the mortgage loan. The officers and directors of Global Express Mortgage, none of whom are independent, will make all decisions concerning the mortgage loans in which we will invest or purchase. Global Express Mortgage and the affiliated mortgage brokers will earn loan brokerage fees, described above, on mortgage loans we purchase through them or from them. Accordingly, Global Express Mortgage and the affiliated mortgage brokers will face a conflict of interest in determining whether a loan meets our investment guidelines and is appropriate for our loan portfolio.

    3. NON-ARM'S LENGTH AGREEMENTS. Our agreements and arrangements for compensating Global Express Mortgage and the interest of Global Express Mortgage as managing member of the Company are not the result of arm's-length negotiations. Additionally, none of the directors of Global Express Mortgage are independent.

    4. COMPETITION FOR THE TIME AND SERVICES OF COMMON OFFICERS. We will rely on Global Express Mortgage and its directors and officers for the management of our operations. When performing their duties, the officers, directors and employees of Global Express Mortgage may, for their own account, for the account of other affiliates, or that of others, originate, acquire or broker mortgages and acquire investments similar to those made or acquired by us. The directors of Global Express Mortgage also may act as trustees, directors or officers, or engage in other activities for themselves and/or other entities and may acquire, broker and originate similar mortgage investments for their own account or that of others. Accordingly, conflicts of interest will arise in operating more than one entity for allocating time and opportunities between the entities. The directors and officers of Global Express Mortgage will devote such time to our affairs and as they determine in good faith and in compliance with their fiduciary obligations to us and our members, to be necessary for our benefit.

    Global Express Mortgage believes it has sufficient staff to be capable of discharging its responsibility to us and to all other entities to which they or their officers or affiliates are responsible. However, during times when we and the other businesses are handling a high volume of loans, a conflict will arise as to which company's loan processing to complete first.

    Currently, Global Express Mortgage is not the manager for another mortgage program or entity that has publicly or broadly held membership or other debt or equity interests, although Global Capital, reserves the right to to form one or more of such programs or entities, with Global Express Mortgage or another affiliate as the manager.

    5. COMPETITION BETWEEN US, GLOBAL EXPRESS MORTGAGE AND AFFILIATED MORTGAGE BROKERS FOR THE PURCHASE AND SALE OF MORTGAGE LOANS. Global Express Mortgage anticipates that it, the affiliated mortgage brokers or its other affiliates will engage in businesses which are or will be competitive with ours or which have the same or similar management as we do. To the extent that these other entities with similar investment objectives have their own funds or funds of clients available for investment when we do and a potentially suitable investment has been offered to us or one of these programs, conflicts of interest will arise as to which entity should acquire the investment.

    If any conflict arises between us and any other affiliated mortgage loan program which may be established as to which company will have the right to invest in a particular mortgage loan or other investment, Global Express Mortgage will make the determination largely based on a review of the respective loan portfolios of the mortgage programs and the objectives of each mortgage loan program. Global Express Mortgage will also base the decision on factors such as the amount of funds available for investment, yield, portfolio diversification, type and location of the property on which Global Express Mortgage will make the mortgage loan, and proposed loan or other transaction terms.

    6. CONFLICT OF EQUITY PARTICIPATIONS OF MANAGER. As part of the consideration for making a mortgage loan, the Manager may be entitled to participate in the proceeds of a sale, re-financing or other disposition of the underlying real property or development project that collateralizes a mortgage loan. As such participant, the Manager may have interests that are identical with the borrower and will conflict with the interests of the Fund as a lender. For example, it may be in the interest of the borrower to defer payments of interest and principal or to extend the loan even though it may be in the interest of the borrower to foreclose on the loan. The Manager has agreed not to participate in the proceeds until the mortgage loan secured by that property has been repaid in full.

    7. MORTGAGE LOANS THAT ARE JUNIOR TO OTHER MORTGAGE LOANS OF MANAGER OR ITS CLIENTS. The Manager or its Affiliates, or clients of the Manager or its Affiliates may have an existing mortgage loan outstanding to a borrower to whom the Fund makes an additional mortgage loan. In this case, the Fund's mortgage loan will be junior and subordinate to the existing loan. In the case of a default by the borrower, the Fund and the senior lenders would have competing interests in the collateral, but they would all be represented by Manager.

    8. LACK OF SEPARATE REPRESENTATION. We are represented by the same counsel as Global Express Mortgage and its affiliates, and we anticipate that this multiple representation by our attorneys will continue in the future. If a dispute arises between us and Global Express Mortgage or any of its affiliates, Global Express Mortgage or the affiliate will either obtain separate counsel or facilitate our retaining separate counsel for such matters. However, we do not anticipate obtaining separate counsel should there be a need in the future to negotiate or prepare contracts or other agreements between us and Global Express Mortgage for services including those contemplated by this prospectus, and as a result these agreements will not reflect arm's length bargaining.

    9. WE MAY INVEST IN MORTGAGES ACQUIRED BY GLOBAL EXPRESS MORTGAGE. If Global Express Mortgage determines that an entire loan is not suitable or available for our loan portfolio, we may invest in the loan with an affiliated mortgage loan program or client of Global Express Mortgage, the affiliated mortgage brokers or any of its other affiliates. Our portion of the total loan may be smaller or greater than the portion of the loan made by such programs or clients, but we expect that the terms of the loans will be substantially similar.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

THE FUND

    The following table indicates the security ownership of the beneficial owners of our Series A, B, C, and D Mortgage Pass -Through Certificates as of January 15, 2000, and giving effect to the sale of the minimum amount and maximum amount of Certificates in this offering.

                                                                     AFTER THIS OFFERING            AFTER THIS OFFERING
                                      BEFORE THIS OFFERING              MINIMUM AMOUNT                 MAXIMUM AMOUNT
                                  ----------------------------   ----------------------------   ----------------------------
                                   CERTIFICATE     PERCENT OF     CERTIFICATE     PERCENT OF    CERTIFICATES     PERCENT OF
                                  DOLLAR AMOUNT   CERTIFICATES   DOLLAR AMOUNT   CERTIFICATES   DOLLAR AMOUNT   CERTIFICATES
                                  BENEFICIALLY    BENEFICIALLY   BENEFICIALLY    BENEFICIALLY   BENEFICIALLY    BENEFICIALLY
NAME                                  OWNED          OWNED           OWNED          OWNED           OWNED          OWNED
----                              -------------   ------------   -------------   ------------   -------------   ------------
All Investors, in the                     --              --      $1,000,000          100%       $25,000,000         100%
  aggregate.....................

--------------------------

(1) The Manager does not own any of the Series A, B, C or D Mortgage Pass-Through Certificates. The Manager is a member of the Fund and owns 100% of the managing member's interest which is provided for in the Operating Agreement.

THE MANAGER

    The following table indicates the security ownership of persons known to be the beneficial owners of more than five percent of the Manager, Global Express Mortgage, as of January 15, 2001.

                                                                  SHARES              PERCENT OF
                                                               COMMON STOCK          COMMON STOCK
NAME                                                        BENEFICIALLY OWNED   BENEFICIALLY OWNED(1)
----                                                        ------------------   ---------------------
Connie S. Farris .........................................        15,000                  60%
c/o Global Express Capital Mortgage,
8540 South Eastern Avenue, Suite 200,
Las Vegas, Nevada 89123

John Tooke ...............................................        10,000                  40%
c/o Global Express Capital Mortgage,
8540 South Eastern Avenue, Suite 200,
Las Vegas, Nevada 89123

------------------------

(1) Based upon ownership of shares of Global Express Capital which directly owns all of the outstanding shares of common stock of Global Express Mortgage.

                   FIDUCIARY RESPONSIBILITIES OF THE MANAGER

    The Manager is accountable to the Fund as a fiduciary. This requires the Manager to exercise good faith and integrity in handling our affairs. The Manager has fiduciary responsibility for the safekeeping and use of all of our funds, property and assets whether or not in its control, and shall not employ, or permit another to employ, such funds, property or assets in any manner except as otherwise expressly set forth in the operating agreement or for our benefit.

    The operating agreement requires us to indemnify the Manager and its affiliates from any loss, reasonable legal expenses, damage or claim arising by reason of any act or omission performed or omitted by the Manager in good faith on behalf of us and in a manner reasonably believed to be within the scope of authority conferred on the Manager by the operating agreement. This right of indemnification includes the right to advance payments or to reimburse the Manager and its affiliates for the reasonable expenses incurred from being threatened to be made a named defendant or respondent in a proceeding. Indemnity payments will be made only from our assets. You are not required to make payments from your separate assets. In accordance with Nevada limited liability company law, we will not indemnify persons or advance payments for any act or omission which is established by final adjudication to be intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

    The operating agreement provides that except as otherwise provided by applicable law, the debts, obligations and liabilities of the Fund, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Fund; neither the Manager nor any member nor any person affiliated with the Manager or any member shall be obligated personally for any such debt, obligation or liability of the Fund solely by reason of being a manager or member or being a person affiliated with either of them.

    The Manager may be removed Cause (as defined below) and as otherwise specifically provided in operating agreement. "Cause" means the Manager (i) has been convicted of a felony, (ii) has committed fraud against the Fund or
(iii) has acted or omitted to take action on behalf of the Fund which act or omission constitutes gross negligence or wilful misconduct. Such removal shall be automatically effective upon a final determination by a court of competent jurisdiction that an event or circumstances constituting Cause has occurred or exists; provided that any removal of the Manager for Cause shall be effectuated by a vote of the members whose aggregate capital exceed 50% of the aggregate of all members' capital at such time.

    The Manager will not be indemnified against liabilities arising under the Securities Act of 1933, unless it succeeds in defending against the claims or the indemnification is approved by the court. The court will be advised that the Securities and Exchange Commission believes that indemnification for violations of securities law violates the Securities Act of 1933. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the securities act of 1933 is against public policy and therefore unenforceable.

    This is a rapidly changing and developing area of law. If you have questions concerning the duties of our manager, you should consult with your own legal counsel.

             CERTAIN LEGAL ASPECTS OF LOANS SECURED BY REAL ESTATE

    Repayment of mortgage loans will be secured by either a mortgage or a deed of trust. In some states, a mortgage is the form of security instrument used to secure a real property loan, while in other states a deed of trust is the form of security instrument used to secure a real property loan. A mortgage has two parties: a borrower called the "mortgagor" and the lender called the "mortgagee". The mortgagor gives the mortgagee a lien on the property as security for the loan or, in some states, the mortgagor conveys legal title of the property to the mortgagee until the loan is repaid but retains equitable title and the right of possession to the property so long as the loan is not in default. A deed of trust has three parties: a borrower-grantor called the "trustor", a third-party grantee called the "trustee", and a lender-creditor called the "beneficiary." The trustor grants the property, irrevocably until the debt is-paid, "in trust, with power of sale" to the trustee to secure payment of the obligation. The trustee's authority is governed by law, the express provisions of the deed of trust and the directions of the beneficiary.

FORECLOSURE

    The manner in which we will enforce our rights under a mortgage or deed of trust will depend on the laws of the state in which the property is situated. Depending on law, the laws of the state in which the property is located, a lender may be able to enforce its mortgage or deed of trust by judicial foreclosure or by non-judicial foreclosure through the exercise of a power of sale.

    A judicial foreclosure is a public sale of the property conducted under an order of the court of the state in which the property is located, with the sales proceeds being applied to satisfy the underlying debt. A judicial foreclosure is subject to most of the delays and expenses of other lawsuits and can take up to several years to complete, depending on how busy the local courts are.

    In contrast, a non-judicial foreclosure is a private sale of the property conducted directly by the mortgagee, in the case of a mortgage, or the trustee, in the case of a deed of trust, following appropriate notice and the expiration of appropriate cure periods. It is generally cheaper and quicker to conduct a non-judicial foreclosure than to conduct a judicial foreclosure.

    In some states, we are allowed to foreclose non-judicially and then seek to recover the deficiency from the borrower. In other states, we are not entitled to recover a deficiency judgment if we foreclose non-judicially; we must instead foreclose judicially if we seek to recover a deficiency judgment. Some states also limit the amount of deficiency that can be recovered from a borrower following a judicial foreclosure sale to the difference between the amount of the debt owing to the lender and the higher of (i) the successful sales price bid at the foreclosure sale, or (ii) the fair market value of the property at the time of foreclosure (a so-called "fair value limitation"). Moreover, some states provide that a borrower or junior lienholder has a right to redeem the property following a judicial foreclosure sale by paying to the successful bidder an amount equal to the successful sales price bid at the foreclosure sale and the costs of the foreclosure sale. This right of redemption can depress the amount bid at a judicial foreclosure sale because the successful bidder would have to take the property subject to the borrower's and/or the junior lienholder's right of redemption.

    In summary, whether or not would pursue a judicial or a non-judicial foreclosure, and the extent and nature of other remedies available to us against a borrower in connection with a real property secured loan, will depend on the laws of the state in which the real property is located. If a borrower were to default under a mortgage loan, the Manager, as the loan servicer, would evaluate the applicable laws, and consider the enforcement practices typically undertaken by commercial lenders in the state in which the property is located before commencing enforcement actions.

OTHER LOAN ENFORCEMENT ISSUES

    Other matters, such as litigation instituted by a defaulting borrower or the operation of the federal bankruptcy laws, may have the effect of delaying enforcement of the lien of a defaulted loan and may in certain circumstances reduce the amount realizable from sale of a foreclosed property.

    A mortgage loan may not only be secured by real property but also guaranteed by a third party. Under the laws of the state in which the guarantor resides, which might apply, even if the guarantor agrees that another state law should govern, a guarantor may have defenses that would impair the ability of the lender to enforce its guaranty. For example, in some states if a loan obligation is modified without the guarantor's consent; the guarantor may be excused from part or all of its obligations under the guaranty. Other states may require that we must first exhaust all of its remedies against the borrower and the property securing the loan before he can recover any resulting deficiency from the guarantor. A guarantor may, under some local laws, be able to waive some of these defenses in advance provided that the waivers are sufficiently explicit.

                              ERISA CONSIDERATIONS

GENERAL

    The Employee Retirement Income Security Act of 1974 ("ERISA") contains strict fiduciary responsibility rules governing the actions of "fiduciaries" of employee benefit plans. It is anticipated that some Investors will be corporate pension or profit-sharing plans and Individual Retirement Accounts, or other employee benefit plans that are subject to ERISA. In these situations, the person making the investment decision concerning to purchase the Certificates will be a "fiduciary" of such plan and will be required to conform to ERISA's fiduciary responsibility rules. Persons making investment decisions for employee benefit plans (i.e., "fiduciaries") must discharge their duties with the care, skill and prudence which a prudent man familiar with such matters would exercise in like circumstances. In evaluating whether the purchase of Certificates is a "prudent" investment under this rule, fiduciaries should consider all of the risk factors set forth above. Fiduciaries should also carefully consider the possibility and consequences of unrelated business taxable income (see "Federal Income Tax Consequences"), as well as the percentage of plan assets which will be invested in the Fund insofar as the diversification requirements of ERISA are concerned. An investment in the Fund is relatively illiquid, and fiduciaries must not rely on an ability to convert an investment in the Fund into cash in order to meet liabilities to plan participants who may be entitled to distributions.

    DUE TO THE COMPLEX NATURE OF ERISA, EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT HIS OWN TAX ADVISOR OR PENSION CONSULTANT TO DETERMINE THE APPLICATION OF ERISA TO HIS/HER/ITS PROSPECTIVE INVESTMENT.

PLAN ASSET REGULATIONS

    In order to avoid application of the U.S. Department of Labor's plan asset regulations, the Fund will limit subscriptions for Certificates from ERISA plan investors such that, immediately after each sale of Certificates, ERISA plan investors will hold less than twenty-five percent (25%) of the total outstanding membership interests in the Fund.

ANNUAL VALUATION

    Fiduciaries of plans subject to ERISA are required to determine annually the fair market value of the assets of such plans as of the close of any such plan's fiscal year. Although the Manager will provide annually upon the written request of a Investor an estimate of the value of the Certificates based upon, among other things, outstanding mortgage investments, it may not be possible to value the Certificates adequately from year to year, because there will be no market for them.

                        FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of certain relevant federal income tax considerations resulting from an investment in the Fund, but does not purport to cover all of the potential tax considerations applicable to any specific purchaser. PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH AND RELY UPON THEIR OWN TAX ADVISORS for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law. The Fund will not seek, and therefore will not obtain, an opinion of counsel as to any tax consequences intended to result from an investment in the Fund.

FUND TAX STATUS

    The Fund intends to be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation.

TAXATION OF UNDISTRIBUTED FUND INCOME (INDIVIDUAL INVESTORS)

    Under the laws pertaining to federal income taxation of limited liability companies that are treated as partnerships, no federal income tax is paid by the Fund as an entity. Each individual member reports on his federal income tax return his distributive share of Fund income, gains, losses, deductions and credits, whether or not any actual distribution is made to such member during a taxable year. Each individual member partner may deduct his distributive share of Fund losses, if any, to the extent of the tax basis of his Interest in the Company at the end of the Fund year in which the losses occurred. The characterization of an item of profit or loss will usually be the same for the member as it was for the Fund. Since individual members will be required to include Fund income in their personal income without regard to whether there are distributions of Fund income, such investors will become liable for federal and state income taxes on Fund income even though they have received no cash distributions from the Fund with which to pay such taxes.

DISTRIBUTIONS OF INCOME

    To the extent cash distributions exceed the current and accumulated earnings and profits of the Fund, they will constitute a return of capital, and each Member will be required to reduce the tax basis of his Interest in the Company by the amount of such distributions and to use such adjusted basis in computing gain or loss, if any, realized upon the sale of Certificates. Such distributions will not be taxable to Members as ordinary income or capital gain until there is no remaining tax basis, and, thereafter, will be taxable as gain from the sale or exchange of the Certificates. Investors will be taxed each year on their share of the Fund's income, even if they elect to have this income compounded (i.e. reinvested in the Fund through the purchase of an additional Interest in the Company). Investors who elect to compound will have to pay taxes on their share of Fund distributions even though they did not receive any cash from the Fund.

PROPERTY HELD PRIMARILY FOR SALE; POTENTIAL DEALER STATUS

    The Fund has been organized to invest in loans secured primarily by deeds of trust on real property. However, if the Fund were at any time deemed for federal tax purposes to be holding one or more mortgage loans primarily for sale to customers in the ordinary course of business (a "dealer"), any gain or loss realized upon the disposition of such loans would be taxable as ordinary gain or loss rather than as capital gain or loss. The federal income tax rates for ordinary income are higher than those for capital gains. In addition, income from sales of loans to customers in the ordinary course of business would also constitute unrelated business taxable income to any investors which are tax-exempt entities. Under existing law, whether or not real property is held primarily for sale to customers in the ordinary course of business must be determined from all the relevant facts and circumstances. The Fund intends to make and hold the mortgage loans for investment purposes only, and to dispose of mortgage loans, by sale or otherwise, at the discretion of the Manager and as consistent with the Fund's investment objectives. It is possible that the Fund will be treated as a "dealer" in mortgage loans, and that profits realized from such sales will be considered unrelated business taxable income to otherwise tax-exempt investors in the Fund.

TAX RETURNS

    The Fund will provide the investors sufficient information from the Fund's informational tax return for such persons to prepare their individual federal, state and local tax returns. The Fund's informational tax returns will be prepared by certified public accountants selected by the Manager.

PORTFOLIO INCOME

    The Fund's primary source of income will be interest, which is ordinarily considered "portfolio income" under the Code. Similarly, Temporary Regulations issued by the Internal Revenue Service in 1988 (Temp. Reg. Section 1.469-2T(f)(4)(ii)) confirm that net interest income from an equity-financed lending activity such as the Fund will be treated as portfolio income, not as passive income, to Investors. Therefore, investors in the Fund will not be entitled to treat their proportionate share of Fund income as "passive income," against which passive losses (such as deductions from unrelated real estate investments) may be offset.

UNRELATED BUSINESS TAXABLE INCOME

    Certificates may be offered and sold to certain tax exempt entities (such as charitable institutions and retirement plans) that otherwise meet the investor suitability standards described elsewhere in this Prospectus (see "Investor Suitability Standards"). Such tax exempt entities generally do not pay federal income taxes on their income unless they are engaged in a business which generates "unrelated business taxable income", as that term is defined by
Section 513 of the Code. Under the Code, tax exempt purchasers of Certificates may be deemed to be engaged in an unrelated trade or business by reason of the lending activities of the Fund. However, interest income (which will constitute the primary source of Fund income) will not constitute an item of unrelated business taxable income, except to the extent it is derived from "debt-financed property." On the other hand, amounts attributable to specific services, whether or not separately stated, (including legal, closing appraisal, and accounting costs) to the extent allocated to tax exempt organizations will be included in the computation of unrelated business taxable income. The Fund might utilize borrowed funds in order to make loans. In such case, some portion of the interest earned on mortgage loans will constitute unrelated business taxable income and investors that are otherwise exempt from federal and state income taxes will realize some taxable income by reason of interest income earned by the Fund.

    Rents from real property and gains from the sale or exchange of property are also excluded from unrelated business taxable income, unless the property is held primarily for sale to customers or is acquired or leased in certain manners described in Section 514(c)(9) of the Code. Therefore, unrelated business taxable income may also be generated if the Fund operates or sells at a profit any property that has been acquired through foreclosure on mortgage loan, but only if such property (1) is deemed to be held primarily for sale to customers, or (2) is acquired from or leased to a person who is related to a tax-exempt investor in the Fund.

    The trustee of any trust that purchases Certificates in the Fund should consult with his tax advisors regarding the requirements for exemption from federal income taxation and the consequences of failing to meet such requirements, in addition to carefully considering his fiduciary responsibilities with respect to such matters as investment diversification and the prudence of particular investments.

                         SUMMARY OF OPERATING AGREEMENT

    The following is a summary of the Operating Agreement for the Fund dated as of January 15, 2001 and is qualified in its entirety by the terms of the Operating Agreement itself. You are urged to read the entire Operating Agreement, which is set forth as Exhibit C to this Prospectus.

RIGHTS AND LIABILITIES OF MEMBERS

    Your rights, duties and powers as a Certificated Member, will be governed by the Operating Agreement and by the Nevada Revised Statutes ("NRS").

    If you become a Certificated Member in the Fund by purchasing a Certificate in this offering, you will not be responsible for the obligations of the Fund and will be liable only to the extent of the purchase price you pay for the Certificate, which is your capital contribution to the Fund. You may be liable for any return of capital plus interest if necessary to discharge liabilities existing at the time of such return. Any cash distributed to you may constitute, wholly or in part, a return of capital.

    You and other Certificated Members will have no control over the management of the Fund except that, in some cases, Certificated Members who own together the percentage indicated on the table below of the capital accounts of the Fund may approve any of the following matters, generally subject to the approval of the Manager as well:

                                                            PERCENTAGE OF CAPITAL ACCOUNTS
                                                           TO BE HELD BY CONSENTING MEMBERS
                         ACTION                                 FOR APPROVAL OF ACTION
                         ------                            --------------------------------
amendment to the Operating Agreement (except for
  admission of additional Certificated Members on the
  terms of this Offering, which does not require the
  approval of the Certificated Members)..................                      50%
amendment to the Operating Agreement that would increase
  your liabilities or decrease your interest in the
  Fund's income, gains or distributions..................                     100%
removal the Manager in the case of commission of a
  felony, gross negligence or willful misconduct.........                      50%
removal of the Manager after the Manager has received
  distributions from the Company that exceed 125% of the
  aggregate expenses incurred by the Manager and its
  affiliates in making this Offering and in operating the
  Fund in the ordinary course............................                  66 2/3%
election of a successor manager..........................                      50%
recapitalization of the Fund, sale of substantially all
  of the Fund's assets, restructuring of the Fund or
  merger of the Fund with or into another entity, in each
  case which adversely affects the Certificated Members                    66 2/3%
dissolution and termination of the Fund, if the Fund is
  not terminated in accordance with the Operating
  Agreement..............................................                     100%

CAPITAL CONTRIBUTIONS

    Certificates, representing ownership interests in the Fund, will be sold in multiples of $1,000, and no person may invest less than $2,000. To purchase Certificates you must deliver to the Fund a Subscription Agreement in the form attached to this Prospectus as Exhibit D, together with your contribution.

    Contributions shall be made in cash, payable by check or wire transfer, except, at the discretion of the Manager, Members may be allowed to contribute entire or fractional interests in pre-existing mortgage loans in exchange for Certificates. Any such loans that are contributed to the Fund shall not be in default at the time of contribution, shall satisfy the foregoing lending guidelines. The number of Certificates sold to a Member in exchange for such a contribution shall be equal to the then outstanding principal balance of the loan, together with any accrued but unpaid interest, or a proportionate share of such loan balance with respect to the contribution of a fractional loan interest.

RIGHTS, POWERS AND DUTIES OF MANAGER

    Subject to the right of the Members to vote on specified matters, the Manager will have complete charge of our business. The Manager is not required to devote its full resources or to our affairs but only such resources as shall be necessary or useful to manage and operate our business and affairs in a proper and efficient manner. The Manager acting alone has the power and authority to act for and bind the Fund.

    The Manager is granted the special power of attorney of each Member for the purpose of executing amendments to the Operating Agreement and confirming amendments to the Certificate of Formation and any other governmental filings required as a result of these changes.

PROFITS AND LOSSES

    The Fund's net income and net losses for each fiscal year will be allocated to the Certificated Members and to the Manager generally in the manner set forth below. In the event of a permitted transfer of a Certificate, the transferee will have the same pro rata share as the transferor.

1. Interest income from each mortgage loans that is not delinquent (which means that no payment is more than 90 days late and that no legal proceedings to collect payment have been instituted) up to the applicable Mortgage Pass-Through Rate for each Series of Certificate will be allocated to the Certificated Members on their pro rata share of the mortgage loan at the time interest is earned.

2. Interest income on cash investments will be allocated to the Certificated Members on their pro rata share of the cash investments at the time interest is earned.

3. Late fees and extension fees on any mortgage loan, to the extent the extension is beyond the second anniversary of the first sale of Certificates in this Offering, will be allocated to the Certificated Members on their pro rata share of such fees when they are earned.

4. Any net income or net loss from a delinquent mortgage loan (including the income and expenses from any foreclosure sale or property acquired by the Fund in a foreclosure) will be allocated to the Certificated Members on their pro rata share of such mortgage loan when such net income is earned or such net loss incurred.

5. All other net income will be allocated to the Manager and net losses not allocated in accordance with the preceding paragraphs will be allocated to the Manager to the extent of expenses paid by the Manager.

6.  All other net losses will be allocated in accordance with net income.

DISTRIBUTIONS

    We intend to make monthly distributions to Certificated Members, on or before the fifth day of each calendar month:

    (a) their share of the interest earned on mortgage loans that are not delinquent computed at the applicable Mortgage Pass-Through Rates when the interest is earned on their pro rata share of such mortgage loans;

    (b) their pro rata share of interest earned on our cash investments;

    (c) their pro rata share at the time payment is made of principal repayments of mortgage loans

    (d) their pro rata share of late fees and extension fees at the time such fees are earned, to the extent the extension is beyond the second anniversary of the first sale of Certificates in this Offering.

    With respect to loans that become delinquent, we will distribute to the Certificated Members, their pro rata share at the time received of the net proceeds after payment of related costs and expenses, and retention of appropriate reserves, of any collection efforts, foreclosure sale, or our operation, including rental or sale, of a foreclosed property.

    Any cash or other property, other than mortgage loans and capital contributions that have not been invested, remaining after the distributions to the Certificated Members described above and in the Operating Agreement and after retention of any reserves deemed appropriate by the Manager, in its sole discretion, shall be distributed to the Manager.

MEETINGS AND ACTION BY WRITTEN CONSENT

    The Manager may call meetings of Members or any class or series thereof, on reasonable notice, for such purposes as the Manager shall determine. Meetings may be called upon not less than 10 days notice to the Members. In lieu of a meeting Members may give any approval or consent under the operating agreement by written delivered to the Manager with the required percentage of the Interests in the Company, followed by notice to all the Certificated Members. If not otherwise specified in the operating agreement, the Members shall vote in accordance with the percentage that their Capital Accounts represent of the aggregate of all Capital Accounts of Members. The Manager may establish such additional and reasonable procedures (in the form of By-laws or otherwise) relating to notice of the time, place or purpose of a meeting of the Members, the waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting by proxy or any other matter with respect to the exercise of any such right to vote.

ACCOUNTING AND REPORTS

    Within 90 days after the end of each of our fiscal years, we will deliver to you such information as is necessary for the preparation of your federal income tax return, and state income or other tax returns. Within 120 days after the end of each fiscal year, we will deliver to you an annual report which includes our audited financial statements prepared in accordance with generally accepted accounting principles, and which contains a reconciliation of amounts shown therein with amounts shown on the method of accounting used for tax reporting purposes. Such financial statements include a profit and loss statement, a balance sheet of the Fund, a cash flow statement and a statement of changes in financial position. The annual report for each year reports on the Fund's activities for that year, identifies the source of our distributions, sets forth the compensation paid to the Manager and its affiliates and a statement of the services performed in consideration therefor and contains such other information as is deemed reasonably necessary by the Manager to advise you of the affairs of the Fund.

    For as long we are required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, the information contained in each such report for a quarter shall be sent within 60 days after the end of such quarter.

DISSOLUTION OF THE FUND

    The Fund shall be dissolved upon the earliest to occur of the following:

    (a) payment to the Company of all amounts due on the mortage loans, and if any mortgage loans is delinquent, the completion of all efforts of the Fund to realize the proceeds of such mortage loan and the underlying collateral;

    (b) the express written consent of the Manager;

    (c) the entry of a decree of judicial dissolution of the Fund; or

    (d) the consent of the Certificated Members.

    The outside date for termination of the Fund is December 31, 2010.

    Upon the dissolution of the Fund, the Manager shall proceed, within a reasonable time, to sell or otherwise liquidate the remaining non-cash assets, if any, and, after paying or making due provision by the setting up of reserves for all liabilities to creditors of the Fund, to distribute the remaining assets to the Members PRO RATA in accordance with the positive balance in their respective capital accounts.

                              PLAN OF DISTRIBUTION

    Global Express Capital Securities, Inc., our lead dealer, is using this prospectus to offer Certificates to the public on our behalf. The lead dealer, which is an NASD member, is an affiliate of the Manager and a wholly-owned subsidiary of Global Express Capital. The Manager, at its own expense, expects to pay the lead dealer an amount equal to approximately 1% for its work in this capacity of the gross proceeds of the sale of Certificates as a fee for selling the units and for managing selected dealers. In addition, the lead dealer shall be paid up to .5% for reimbursements of actual expenses. The lead dealer may engage non-affiliated securities brokerage firms that are members of the NASD to act as selected dealers to sell Certificates to the public; however, the Manager expects to pay this approximately 1.0% fee to the lead dealer even if it does not engage other selected dealers. The Manager, at its own expense, will pay the selected dealers sales commissions of up to 3.5% of the gross proceeds of their respective sales of Certificates, and up to .5% for actual expenses and another
 .5% for promotional activities. The Fund will have no requirement to pay, or reimburse the Manager for any of these commissions or expenses.

    We will be reviewing subscription applications as they are received. We will indicate our acceptance of your Subscription Agreement by countersigning it and indicating the amount of Certificates that we will issue to the subscriber. We will place all proceeds from the sale of Certificates in a segregated escrow account until at least $1,000,000 in Certificates have been sold. The escrow
account will be with             , whose address is                         . We
have entered into escrow agreement with the escrow agent which you can find as an exhibit to our registration statement.

    If we sell $1,000,000 in Certificates by August       , 2001, the escrow
account will be closed and the proceeds, after deduction of the escrow agent's fees, together with amounts earned as interest on those proceeds, will be delivered to us. If we have not sold $1,000,000 in Certificates on or before
August   , 2001, the escrow agent will promptly return to all investors the amounts they have paid to buy Certificates, with interest earned thereon less the escrow agents fees. We will then stop selling Certificates and the subscription agreements will be canceled, regardless or whether or not previously accepted.

    If we sell $1,000,000 in Certificates on or before August   , 2001, we will
continue to sell Certificates to the public through the lead dealer and selected dealers. We will seek to sell a total of $25,000,000 of the Certificates, We may sell Certificates through February , 2002, or we may decide to end the offering earlier or later.

                               LEGAL PROCEEDINGS

    In the normal course of business we may become involved in various types of legal proceedings such as assignments of rents, bankruptcy proceedings of our borrowers, appointments of receivers, unlawful detainees, and judicial foreclosures to enforce the provisions of the deeds of trust and mortgages collect the debt owed under the mortgages or otherwise protect or recoup our investment in the mortgage loans. As of the date hereof, we are not involved in any legal proceedings.

                                 LEGAL OPINION

    Legal matters in connection with the Certificates offered hereby will be passed upon for the Fund by Snow, Becker, Krauss P.C., 605 Third Avenue, New York, NY 10158, securities counsel to the Fund and the Manager. Such counsel does not represent the Certificated Members in connection with the Certificates offered hereby.

                                    EXPERTS

    The balance sheet of the Fund at November 15, 2000 and the statements of stockholder's equity and cash flows of the Fund for the period from inception through November 15, 2000, the balance sheet of the Manager at November 15, 2000 and the statements of revenue and expense, members' equity and cash flow of the manager, all included in this prospectus have been examined by James R. Bonzo, CPA, an independent certified public accountant, as set forth in their report thereon appearing elsewhere herein and have been included herein in reliance on such reports and the authority of such firm as experts in accounting and auditing. The statements under the caption "FEDERAL INCOME TAX CONSEQUENCES" have been reviewed by Snow Becker Krauss P.C. and are included herein in reliance upon the authority of that firm as experts thereon.

                             ADDITIONAL INFORMATION

    The Fund has filed with the Securities and Exchange Commission, Washington, D.C. 20549, a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates offered pursuant to this prospectus. For further information, reference is made to the registration statement and to the exhibits thereto which are available for inspection at no fee in the Office of the Commission in Washington, D.C., 450 Fifth Street, N.W., Washington,
D.C. 20549. Photostatic copies of the material containing this information may be obtained from the Commission upon paying of the fees prescribed by the rules and regulations at the Washington office only. Additionally, the Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants, such as the partnership, that file electronically. The address of the Commission's website is http://www.sec.gov.

                          GLOBAL EXPRESS CAPITAL REAL
                         ESTATE INVESTMENT FUND I, LLC

                              FINANCIAL STATEMENTS

                               NOVEMBER 21, 2000

                              James R. Bonzo, CPA
                              4086 Spring Leaf DR
                              Las Vegas, NV 89147
                                 (702) 367-4483

                               TABLE OF CONTENTS

                                                              PAGE NO.
                                                              --------
REPORT OF INDEPENDENT PUBLIC ACCOUNT                           F-3

FINANCIAL STATEMENTS

  Balance Sheet.............................................   F-4

  Statement of Members' Equity..............................   F-5

  Statement of Cash Flows...................................   F-6

  Notes to financial statements.............................   F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANT

The Board of Directors
Global Express Capital Real
Estate Investment Fund I, LLC
Las Vegas, NV 89123

    I have audited the accompanying balance sheet of Global Express Capital Real Estate Investment Fund I, LLC as of November 21, 2000 and the related statements of shareholder equity for the period from November 21, 2000 (date of incorporation) through November 21, 2000. (This is a "Shell" company and realizes no income from operations). These financial statements are the responsibility of the management of Global Express Capital Real Estate Investment Fund I, LLC. My responsibility is to express an opinion on these financial statements based on my audits.

    I considered my audits in accordance with auditing standards generally accepted in the United States of America. Those statements require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

    It is my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Express Capital Real Estate Investment Fund I, LLC as of November 21, 2000 results of operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

/S/ JAMES R. BONZO

James R. Bonzo CPA
Las Vegas, Nevada
December 20, 2000

                          GLOBAL EXPRESS CAPITAL REAL
                         ESTATE INVESTMENT FUND I, LLC

                                 BALANCE SHEET

                               NOVEMBER 21, 2000

                           ASSETS
Cash........................................................     $0
                                                                 --
  TOTAL ASSETS..............................................      0
                                                                 ==
            LIABILITIES AND SHAREHOLDER'S EQUITY
LIABILITIES.................................................     $0
                                                                 --
TOTAL LIABILITIES...........................................      0
                                                                 ==
MEMBERS' EQUITY
  Capital Contributions.....................................      0
  Retained Earnings.........................................      0
                                                                 --
TOTAL EQUITY................................................      0
                                                                 --
TOTAL LIABILITIES & EQUITY..................................     $0
                                                                 ==

                     See accompanying accountant's report.

                          GLOBAL EXPRESS CAPITAL REAL
                         ESTATE INVESTMENT FUND I, LLC

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                            PERIOD ENDED 11-21-2000

                                                              ADDITIONAL   RETAINED
                                                               PAID-IN     EARNINGS
                                                               CAPITAL     (DEFICIT)    TOTAL
                                                              ----------   ---------   --------
Balance, Begining...........................................      $0          $0          $0
Capital Contribution........................................       0          --           0
                                                                  --          --          --
Balance, Ending.............................................      $0           0           0
                                                                  ==          ==          ==

                     See accompanying accountant's report.

                          GLOBAL EXPRESS CAPITAL REAL
                         ESTATE INVESTMENT FUND I, LLC

                            STATEMENT OF CASH FLOWS

                                                              PERIOD ENDED
                                                               11-21-2000
                                                              ------------
Cash flows from operating activities
  Net income................................................       $0
Adjustments for non-cash transactions less: depreciation....        0
                                                                   --
    Total adjustments.......................................        0
                                                                   --
Net cash provided (used) by operating activities............        0
Cash flows from investment activities.......................        0
                                                                   --
Net Cash provided by investment activities..................        0
Cash flows from financing activities
  Increase in capital contributions.........................        0
Net Cash provided by financing activities...................        0
    Cash at start of period.................................        0
                                                                   --
    Cash at end of periood..................................       $0
                                                                   ==

                     See accompanying accountant's report.

           GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT FUND I, LLC

                         NOTES TO FINANCIAL STATEMENTS

                               NOVEMBER 21, 2000

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF ORGANIZATION

    Global Express Capital Real Estate Investment Fund I, LLC filed Articles of Organization for as a Limited Liability Company on November 21 2000, in the State of Nevada. The Company will act as transfer agent, transferring funds from the various inventors to the operating company, Conrex International
Funding, Inc. dba Global Express Capital Mortgage.

PROPERTY AND EQUIPMENT

    The corporation operates, using the assets of affiliated companies.

INCOME TAXES

    The corporation is taxed as a Limited Liability Company, in accordance with the Internal Revenue Code. All tax liability will be reported on the various members' IRS form 1040.

NOTE 2--CASH

    Cash at November 21, 2000 as reported on the balance sheet is detailed as follows:

Cash on hand................................................     $0
Checking account............................................      0
                                                                 --
TOTAL.......................................................     $0
                                                                 ==

                    CONREX INTERNATIONAL FINANCIAL INC. DBA
                        GLOBAL EXPRESS CAPITAL MORTGAGE

                              FINANCIAL STATEMENTS

                               NOVEMBER 15, 2000

                              James R. Bonzo, CPA
                              4086 Spring Leaf DR
                              Las Vegas, NV 89147
                                 (702) 367-4483

                               TABLE OF CONTENTS

                                                              PAGE NO.
                                                              --------
REPORT OF INDEPENDENT PUBLIC ACCOUNT                            F-10

FINANCIAL STATEMENTS

  Statement of Assets.......................................    F-11

  Statement of Liabilities & Equity.........................    F-12

  Statement of Revenue & Expenses...........................    F-13

  Statement of Shareholder's Equity.........................    F-14

  Statement of Cash Flows...................................    F-15

  Notes to Financial Statements.............................    F-16

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANT

The Board of Directors
Conrex International Financial, Inc. dba
Global Express Capital Mortgage
Las Vegas, NV 89123

    I have audited the accompanying balance sheet of Conrex International Financial, Inc. dba Global Express Capital Mortgage as of November 15, 2000 and the related statements of income, shareholder equity and cash flows for the period from September 21, 2000 to November 15, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

    I considered my audits in accordance with auditing standards generally accepted in the United States of America. Those statements require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

    It is my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Conrex International Financial, Inc. dba Global Express Capital Mortgage as of November 15, 2000 results of operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

/S/ JAMES R. BONZO

James R. Bonzo CPA
Las Vegas, Nevada
December 20, 2000

                    CONREX INTERNATIONAL FINANCIAL, INC. DBA
                        GLOBAL EXPRESS CAPITAL MORTGAGE

                              STATEMENT OF ASSETS

                               NOVEMBER 15, 2000

                           ASSETS
CURRENT ASSETS
  Cash in bank..............................................  $ 33,243
  Petty Cash................................................       200
  Accounts Receivable.......................................     1,695
                                                              --------
    TOTAL CURRENT ASSETS....................................    35,137
FIXED ASSETS
  Office Furniture..........................................  $ 34,757
  Telephones................................................     5,000
  Computers.................................................    22,733
  FAX Machines..............................................     1,500
  Typewriter................................................       500
  Blinds....................................................     6,389
                                                              --------
    TOTAL FIXED ASSETS......................................    70,879
OTHER ASSETS
  Equipment Lease Deposits..................................     1,269
                                                              --------
    TOTAL OTHER ASSETS......................................     1,269
                                                              --------
TOTAL ASSETS................................................  $107,285
                                                              ========

                     See accompanying accountant's report.

                    CONREX INTERNATIONAL FINANCIAL, INC. DBA
                        GLOBAL EXPRESS CAPITAL MORTGAGE

                       STATEMENT OF LIABILITIES & EQUITY

                               NOVEMBER 15, 2000

            LIABILITIES AND SHAREHOLDER'S EQUITY

LIABILITIES
  Income Taxes Payable......................................  $  7,267
                                                              --------
  TOTAL LIABILITIES.........................................     7,267

SHARE HOLDERS' EQUITY
  Capital Contributions.....................................         5
  Retained Earnings before federal income taxes.............    48,446
  Additional Paid in Capital................................    51,567
                                                              --------
  TOTAL EQUITY..............................................   100,018
                                                              --------
  TOTAL LIABILITIES & EQUITY................................  $107,285
                                                              ========

                     See accompanying accountant's report.

                    CONREX INTERNATIONAL FINANCIAL, INC. DBA

                        GLOBAL EXPRESS CAPITAL MORTGAGE

                       STATEMENTS OF REVENUE AND EXPENSE

                        PERIOD FROM 9-21-00 TO 11-15-00

                                                                PERIOD
                                                                ENDED
                                                              11-15-2000
                                                              ----------
INCOME AND EXPENSE
  Revenue...................................................   $132,951
COST OF REVENUE
  Commissions and salaries..................................     73,999
  Rwfunds...................................................      5,000
                                                               --------
TOTAL COST OF REVENUE.......................................     78,999
GROSS PROFIT................................................     53,952

EXPENSES
  Advertising...............................................        100
  Automobile................................................        106
  Cleaning..................................................         31
  Depreciation & amortization...............................          0
  Entertainment.............................................         30
  Equipment & furniture rental..............................      1,269
  Licenses & taxes..........................................        195
  Marketing.................................................        100
  Miscellaneous.............................................        738
  Office expense............................................        131
  Office supplies...........................................        238
  Postage...................................................      1,596
  Professional fees.........................................        265
  Promotion.................................................         75
  Rent......................................................          0
  Repairs and maintenance Cleaning..........................        448
  Telephone.................................................        184
                                                               --------
TOTAL EXPENSE...............................................      5,506
                                                               --------
NET INCOME (LOSS) BEFORE TAXES..............................     48,446
Federeal income tax expense.................................      7,267
                                                               --------
NET INCOME (LOSS) AFTER TAXES...............................   $ 41,179
                                                               ========

                     See accompanying accountant's report.

                    CONREX INTERNATIONAL FINANCIAL, INC. DBA
                        GLOBAL EXPRESS CAPITAL MORTGAGE

                       STATEMENTS OF SHAREHOLDER'S EQUITY

                             PERIOD ENDED 11-15-00

                                                                    ADDITIONAL   RETAINED
                                                          COMMON     PAID-IN     EARNINGS
                                                          STOCK      CAPITAL     (DEFICIT)    TOTAL
                                                         --------   ----------   ---------   --------
Beginning Balance......................................     --             --          --          --
Capital Contribution...................................      5         51,567      48,446     100,018
                                                            --        -------     -------    --------
                                                            $5        $51,567     $48,446    $100,018
                                                            ==        =======     =======    ========

                     See accompanying accountant's report.

                    CONREX INTERNATIONAL FINANCIAL, INC. DBA
                        GLOBAL EXPRESS CAPITAL MORTGAGE
                            STATEMENT OF CASH FLOWS
                        PERIOD FROM 9-21-00 TO 11-15-00

                                                              PERIOD ENDED
                                                                11-15-00
                                                              ------------
Cash flows from operating activities
  Net income before taxes...................................    $ 48,446
Adjustments for non-cash transactions less: depreciation....           0
                                                                --------
    Total adjustments.......................................           0
                                                                --------
Net cash provided (used) by operating activities............      48,446

  Change in accounts receivable.............................      (1,695)
  Change in furniture rent deposit..........................      (1,269)
  Change in fixed assets....................................     (70,879)
  Change in taxes payable...................................

Net cash provided (used) by investment activities...........     (73,842)
  Increase in common stock..................................           5
  Change in Additional Paid in capital......................      58,834
                                                                --------
Net cash provided (used) by financing activities............      58,839
  Cash at start of period...................................           0
                                                                --------
  Cash at end of period.....................................    $ 33,443

                     See accompanying accountant's report.

                    CONREX INTERNATIONAL FINANCIAL, INC. DBA
                        GLOBAL EXPRESS CAPITAL MORTGAGE
                         NOTES TO FINANCIAL STATEMENTS
                               NOVEMBER 15, 2000

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF ORGANIZATION

    Comrex International Financial, Inc. dba Global Express Capital Mortgage was incorporated on August 11, 1999 and has been in business since March 01, 2000, in the State of Nevada. The Corporation is responsible for the operation and maintenance of a business located in Las Vegas, Nevada.

PROPERTY AND EQUIPMENT

    The corporation capitalizes property and equipment to which it holds title or has other evidence of ownership. The property and equipment acquired by the corporation is recorded at cost. $26,000 of the $78,146 of assets are currently being leased, no depreciation was reported on these start statements, but will be depreciated over their estimated useful lives using straight line, or accelerated methods. The estimated lives of the capitalized assets are as follows:

                              EQUIPMENT 3-7 YEARS

INCOME TAXES

    The corporation is taxed a "C" corporation, in accordance with the Internal Revenue Code and files Federal income tax Form 1120.

NOTE 2--CASH

    Cash at November 15, 2000 as reported on the balance sheet is detailed as follows:

Cash on hand................................................  $   200
Checking account............................................   33,243
                                                              -------
                                                              $33,443
                                                              -------

                                   EXHIBIT A
                           SCHEDULE OF MORTGAGE LOANS

                                                                                                     NO. OF
                                                                                         GENERAL     UNITS      TYPE OF
      OWNERSHIP           PROPERTY                                              ZIP      PROPERTY      OR         MTG
       ENTITY               NAME          ADDRESS        CITY       STATE       CODE       TYPE     SQ. FEET   1ST OR 2ND
---------------------  --------------  --------------  ---------   --------   --------   --------   --------   ----------

                                                                                  DSCR AS    LTV RATIO
                                                                                    PER       AS PER                PARTICIPA-
      ORIGINA-          MATURITY   INTEREST   TERM TO    APPRAISED   APPRAISAL   APPRAISAL   APPRAISAL     YEAR     TION % BY
      TION DATE           DATE     RATE (%)   MATURITY     VALUE       DATE         (1)         (2)       BUILT     AFFILIATE
---------------------   --------   --------   --------   ---------   ---------   ---------   ---------   --------   ----------

--------------------------

(1) DSCR means debt service coverage ratio.

(2) LTV means loan to value ratio.

                                                                       EXHIBIT B

                      STATE INVESTOR SUITABILITY STANDARDS

    You must meet one of the investor suitability standards contained in the second and third columns in the table below and the suitability standard contained in the fourth column, if applicable, to purchase units and to participate in our reinvestment plan. Fiduciaries must also meet one of these conditions. If the investment is a gift to a minor, the custodian or the donor must meet these conditions. For purposes of the net worth calculations below, net worth is the amount by which your assets exceed your liabilities, but excluding your house, home furnishings or automobile(s) among your assets. Our including a state in the chart below is for informational purposes only and is not intended to imply that the offering of Certificates has been qualified in the particular state at this time. We will not sell Certificates in a state in which we have not qualified the offering.


                          1. MINIMUM NET WORTH
                                   AND
                          MINIMUM GROSS INCOME;   MINIMUM NET
STATE(S)                           OR                WORTH          2. ADDITIONAL STANDARDS

Alabama, Arkansas,       $45,000/$45,000             $150,000       N/A
California, Colorado,
Connecticut, Delaware,
Florida, Georgia,
Hawaii, Idaho,
Illinois, Indiana,
Iowa, Kansas, Kentucky,
Michigan, Minnesota,
Missouri, Montana, New
Jersey, New Mexico, New
York, Oklahoma, Oregon,
Tennessee, Texas, Utah,
Vermont, Virginia,
Washington, West
Virginia, Wisconsin

Arizona, Alaska,         $60,000/$60,000             $150,000       N/A
Massachusetts,
Mississippi, Missouri,
Tennessee

Maine                    $50,000/$50,000             $200,000       N/A

New Hampshire            $125,000/$50,000            $250,000       N/A

South Carolina           $65,000/$65,000             $150,000       N/A

Nevada                   $45,000/$45,000             $150,000       Minimum investment is
                                                                    $5,000

Ohio, Pennsylvania       $45,000/$45,000             $150,000       Investment is less than
                                                                    10% of Net Worth. We
                                                                    will make no sales in
                                                                    these states until we
                                                                    receive proceeds of at
                                                                    least $5,000,000.


                          1. MINIMUM NET WORTH
                                   AND
                          MINIMUM GROSS INCOME;   MINIMUM NET
STATE(S)                           OR                WORTH          2. ADDITIONAL STANDARDS
District of Columbia,    These jurisdictions do not have quantified suitability
Louisiana, Nebraska,     requirements. We believe that it is reasonable for us to rely upon
North Dakota, Rhode      the suitability standards set forth above when selling units to
Island                   residents of these jurisdictions.
Maryland, South Dakota,  No minimum requirements. Disclosure state only. We will follow the
Wyoming                  guidelines for the preponderance of the states above in selling units in these states.

                                                                       EXHIBIT C

                              OPERATING AGREEMENT
                                       OF
           GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT FUND I, LLC
                      (A NEVADA LIMITED LIABILITY COMPANY)
                          DATED AS OF JANUARY 15, 2001

                               TABLE OF CONTENTS

                                                                                PAGE
                                                                              --------
ARTICLE I       INTERPRETATION..............................................     C-1

SECTION 1.1     Definitions                                                      C-1
SECTION 1.2     Terms Defined Elsewhere.....................................     C-4
SECTION 1.3     Captions....................................................     C-4
SECTION 1.4     Construction................................................     C-4

ARTICLE II      THE COMPANY AND ITS BUSINESS................................     C-5

SECTION 2.1     Formation of Company........................................     C-5
SECTION 2.2     Name........................................................     C-5
SECTION 2.3     Term of Company.............................................     C-5
SECTION 2.4     Purposes of Company.........................................     C-5
SECTION 2.5     Registered Office and Registered Agent and Principal             C-5
                 Business Office............................................
SECTION 2.6     Filings.....................................................     C-5
SECTION 2.7     Names of Members............................................     C-6
SECTION 2.8     Recapitalization, Acquisitions, Restructuring and Mergers...     C-6

ARTICLE III     COMPANY INTERESTS AND CAPITALIZATION........................     C-6

SECTION 3.1     Capital Contribution of the Members.........................     C-6
SECTION 3.2     No Withdrawal of Capital Contributions; Return of Capital        C-6
                 Contributions..............................................
SECTION 3.3     No Obligation to Restore Negative Balances in Capital            C-6
                 Accounts...................................................
SECTION 3.4     Liability of Managing Member and Members and their               C-6
                 Affiliate..................................................
SECTION 3.5     Contributions of Existing Loans.............................     C-6

ARTICLE IV      ALLOCATIONS OF PROFITS, LOSS AND CAPITAL ACCOUNTS                C-7

SECTION 4.1     Allocation of Net Income and Net Loss.......................     C-7
SECTION 4.2     Other Allocation Provisions.................................     C-7
SECTION 4.3     Allocations for Income Tax Purposes.........................    C-10
SECTION 4.4     Withholding.................................................    C-10
SECTION 4.5     Capital Accounts............................................    C-10

ARTICLE V       DISTRIBUTIONS; WITHDRAWALS..................................    C-10

SECTION 5.1     Distributions...............................................    C-10
SECTION 5.2     Certain State and Local Taxes...............................    C-11
SECTION 5.3     Timing of Distributions.....................................    C-11
SECTION 5.4     Withdrawal Rights...........................................    C-11
SECTION 5.5     Limitations on Distributions................................    C-11
SECTION 5.6     Reserves....................................................    C-12
SECTION 5.7     Tax Distributions...........................................    C-12
SECTION 5.8     Incorrect Distributions.....................................    C-12
SECTION 5.9     Distributions in Kind.......................................    C-12

ARTICLE VI      MANAGEMENT..................................................    C-12

SECTION 6.1     Management Powers of the Managing Member....................    C-12
SECTION 6.2     Managing Member's Obligations...............................    C-14
SECTION 6.3     Procedures..................................................    C-14
SECTION 6.4     Managing Member's Duty to Devote Time.......................    C-14
SECTION 6.5     Conduct of Managing Member; Limited Liability of the            C-14
                 Managing Member............................................
SECTION 6.6     Indemnification.............................................    C-15

                                                                                PAGE
                                                                              --------
SECTION 6.7     Certain Transactions between the Company and the Managing       C-15
                 Member and its Affiliates..................................
SECTION 6.8     Removal of Managing Member; Successor.......................    C-16

ARTICLE VII     BOOKS OF ACCOUNT; BANK ACCOUNTS; TAXES......................    C-16

SECTION 7.1     Books of Account............................................    C-16
SECTION 7.2     Bank Accounts...............................................    C-17
SECTION 7.3     Tax Returns.................................................    C-17
SECTION 7.4     Tax Matters Member..........................................    C-17
SECTION 7.5     Books and Records...........................................    C-17
SECTION 7.6     Financial Reports and Returns...............................    C-17

ARTICLE VIII    ADMISSION OF CERTIFICATED MEMBERS...........................    C-18

SECTION 8.1     Admission of Certificated Members...........................    C-18
SECTION 8.2     Certain Disallowed Transfers and Assignments of Interests...    C-18

ARTICLE IX      TRANSFERS OF INTERESTS OF MEMBERS...........................    C-19

SECTION 9.1     General Prohibition.........................................    C-19
SECTION 9.2     General Conditions to Permitted Transfer....................    C-19
SECTION 9.3     Void Transfers..............................................    C-20
SECTION 9.4     Permitted Transfers.........................................    C-20
SECTION 9.6     Legends.....................................................    C-20

ARTICLE X       DISSOLUTION AND TERMINATION.................................    C-21

SECTION 10.1    Dissolution.................................................    C-21
SECTION 10.2    Liquidation.................................................    C-21
SECTION 10.3    Termination.................................................    C-21

ARTICLE XI      AMENDMENT OF AGREEMENT AND POWER OF ATTORNEY................    C-21

SECTION 11.1    Amendments..................................................    C-21
SECTION 11.2    Amendment of Certificate of Formation.......................    C-22
SECTION 11.3    Power of Attorney...........................................    C-22

ARTICLE XII     MISCELANEOUS PROVISIONS.....................................    C-22

SECTION 12.1    Notices.....................................................    C-22
SECTION 12.2    Severability................................................    C-22
SECTION 12.3    Counterparts................................................    C-22
SECTION 12.4    Entire Agreement............................................    C-23
SECTION 12.5    Further Assurances..........................................    C-23
SECTION 12.6    Successors and Assigns......................................    C-23
SECTION 12.7    Waiver of Action for Partition..............................    C-23
SECTION 12.8    Creditors...................................................    C-23
SECTION 12.9    Remedies....................................................    C-23
SECTION 12.10   Writing Requirement.........................................    C-23
SECTION 12.11   Waiver......................................................    C-23
SECTION 12.12   Applicable Law..............................................    C-23
SECTION 12.13   Signatures..................................................    C-23

                              OPERATING AGREEMENT
                                       OF
                 GLOBAL EXPRESS CAPITAL REAL ESTATE FUND I, LLC

    OPERATING AGREEMENT, dated as of January 15, 2001 (the "Agreement"), by Conrex Financial International, Inc., doing business as Global Express Capital Mortgage (the "Initial Managing Member") as founder, has been executed for the purpose of forming Global Express Capital Real Estate Fund I, LLC, a limited liability company (the "Company") pursuant to the provisions of the Nevada Revised Statutes (NRS 86.021) between the Managing Member and the Certificated Member (as defined below) listed on Schedule A annexed hereto as same shall be updated by its Managing Member from time to time, and that have executed this Agreement by signing one of the counterpart signature pages annexed hereto.

RECITALS:

A. The Company has been established as a limited liability company under and subject to the laws of the State of Nevada for the purpose of making, or acquiring interests in loans, including bridge loans, made to Persons in connection with the acquisition by such Persons of improved or unimproved land or the development and construction of commercial or single or multiple family residential real estate in the United States and which will be secured by first or second mortgages or deeds of trust or similar security (the "Mortgage Loans").

B. The Managing Member shall be the Manager of the Company, and without limiting any other rights, powers or duties specified in this Agreement, shall have all of the rights, powers and duties specified under the LLC Law.

C. The Initial Managing Member has determined the terms and conditions that will govern the Company and wishes to reduce such terms and conditions to writing.

    The Members for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

                                   ARTICLE I
                                 INTERPRETATION

    SECTION 1.1 DEFINITIONS. Unless otherwise expressly provided herein or unless the context clearly requires otherwise, the following terms as used in this Agreement shall have the following meanings:

    "ACCRUED PASS-THROUGH RETURN" shall mean with respect to any Certificated Member for any Current Loan for any period, the amount that would be earned at such Certificated Member's Pass-Through Rate on such Certificated Member's Pro Rata Share during such period of the principal amount of the Current Loan, but only to the extent received by the Company.

    "AFFILIATE." (i) Any officer, member, partner, director or controlling shareholder of the Person in question; (ii) any Person controlling, controlled by or under common control with any Person described in (i) above; (iii) any officer, member, director, trustee or general partner of any Person described in
(i) or (ii) above; and (iv) any Person who is a member, other than as a limited partner, with any Person described in (i) or (ii) above in a joint venture, limited liability company, general partnership or similar form of unincorporated business association. For purposes of this definition, the term 'control' shall also mean the control or ownership of 10% or more of the beneficial interest in the Person to whom referred.

    "CAPITAL ACCOUNT." With respect to each Member, a single account established and maintained for such Member in accordance with the principles of Regulation SectionSection 1.704-1(b)(2)(iv) and 1.704-2, as amended. Subject to the preceding sentence, each Capital Account will initially equal the amount of the Capital Contribution made by such Member at the time such Member is admitted as a Member in the Company and, throughout the term of the Company, will be (i) increased by the amount of (A) Net Income and income and gains allocated to such Member pursuant to Article IV and (B) the amount of any cash and the value of any property (net liabilities secured by the property that the Company is considered to assume or take subject to pursuant to the provisions of Section 752 of the Code) subsequently contributed by such Member to the Company and (ii) decreased by the amount of (A) Net Losses and losses, deductions and Section 705(a)(2)(B) expenditures allocated to such Member pursuant to Article IV and (B) the amount of cash and the value of (net of liabilities secured by the property that the Partner is considered to assume or take subject to pursuant to the provisions of Section 752 of the Code) of any property distributed to such Member pursuant to Articles V and X.

    "CAPITAL CONTRIBUTIONS."  Any contributions made to the Company pursuant to
Article III by the Members or any class of Members or any one Member, as the case may be (or the predecessor holders of the Interests of such Members).

    "CASH RETURN." With respect to any Certificated Member for any period, the Certificated Member's Pro Rata Share of the amount received by the Company on all cash and cash equivalents held by the Company and attributable to such Member during such period.

    "CERTIFICATE OF FORMATION." The Certificate of Formation of the Company, and any amendments thereto, executed and filed in accordance with the Act.

    "CERTIFICATED MEMBERS." All of the Series A Members, Series B Members, Series C Members and Series D Members.

    "CLOSING."  The date of the initial closing of the sale of Certificates.

    "CODE." The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time.

    "COMMISSIONER."  The Commissioner of the Internal Revenue Service.

    "CURRENT LOANS."  Loans other than Foreclosure Loans.

    "FISCAL YEAR." The fiscal year of the Company as determined in accordance with Section 6.1 of this Agreement.

    "FORECLOSURE LOANS." Loans that have payments that are more than 90 days late or with respect to which the Company or the Managing Member has commenced a foreclosure proceeding or other legal action to collect delinquent payments.

    "INDEMNIFIED PERSON." Any Member; any Affiliate of a Member; any officer, director, manager, shareholder, partner, member, employee, representative or agent of any Member; and any employee or agent of the Company.

    "INTEREST." The ownership interest of a Member in the Company as reflected in the records maintained by the Company at its offices, as the same may, from time to time, be required to be amended (which shall be considered personal property for all purposes), consisting of such Member's share in allocations and distributions.

    "LATE FEES AND EXTENSION FEES." With respect to any Current Loan, any Late Fees received and any fees received for the extension of such Loan past the second anniversary of the Closing (which fee shall be apportioned between the Managing Member and the Certificated Members based on the number of days, if any, of the extension that are before the second anniversary of the Closing and the number of days of the extension that are after the second anniversary of the Closing).

    "LLC LAW." Chapter 86 of the Nevada Revised Statutes, as amended from time to time.

    "LOANS." Loans made or interests in loans acquired by the Partnership, in each case secured by real estate or interests in real estate.

    "MEMBERS."  The Managing Member and the Certificated Members.

    "NET INCOME OR NET LOSS," respectively, for any period means the income or loss of the Partnership for such period as determined in accordance with the method of accounting followed by the Partnership for Federal income tax purposes, including, for all purposes, any income exempt from tax and any expenditures of the Partnership which are described in Code Section 705(a)(2)(B); PROVIDED, HOWEVER, that in determining Net Income and Net Loss and every item entering into the computation thereof, solely for the purpose of adjusting the Capital Accounts of the Partners (and not for tax purposes),
(i) any income, gain, loss or deduction attributable to the taxable disposition of any Partnership Asset shall be computed as if the adjusted basis of such Partnership Asset on the date of such disposition equaled its Book Value as of such date, (ii) if any Partnership Asset is distributed in kind to a Partner, the difference between its Value and its Book Value at the time of such distribution shall be treated as gain or loss, and (iii) any depreciation, cost recovery and amortization as to any Partnership Asset shall be computed by assuming that the adjusted basis of such Partnership Asset equaled its Book Value determined under the methodology described in Regulations Section 1.704-1(b)(2)(iv)(g)(3); and PROVIDED, FURTHER, that any item (computed with the adjustments in the preceding provision) allocated under Section 4.2 shall be excluded from the computation of Net Income and Net Loss.

    "NET PROCEEDS OF FORECLOSURE LOANS." All proceeds after payment of expenses, or set-aside of reserves therefor received with respect to any Foreclosure Loans, whether through a work-out of such Foreclosure Loan, settlement, collection of a judgment, net proceeds of operation or sale of any property received by the Company in a foreclosure proceeding or otherwise.

    "NRS."  The Nevada Revised Statutes, as amended from time to time.

    "PASS-THROUGH RATE." 12.5% per annum in the case of Series A Members, 11.5% in the case of Series B Members, 11.0% in the case of Series C Members and 10.0% in the case of Series D Members, in each case computed on the basis of a 360 day year.

    "PERSON." An individual, corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

    "PRESUMED TAX LIABILITY" means, for any member for any Fiscal Year, an amount equal to the product of (a) the amount of taxable income allocated to such member for that Fiscal Year and (b) the Presumed Tax Rate.

    "PRESUMED TAX RATE" means the highest effective combined Federal and state income tax rate applicable during such Fiscal Year to a natural person residing in one of the states in which individual members reside, based on the highest marginal Federal income tax rate and the highest marginal state income tax rates (after giving effect to the Federal income tax deduction for such state taxes and disregarding the effects of Code Section 67 and 68).

    "PRO RATA SHARE." With respect to a Certificated Member, the proportionate share of the Certificated Member in such amount, determined by computing the percentage of such amount equal to the Capital Accounts of such Certificated Member divided by the aggregate Capital Accounts of all Certificated Members.

    "PROSPECTUS." The final prospectus filed with the Securities and Exchange Commission for the public offering of the Certificates.

    "REGULATIONS." The Treasury Regulations promulgated under the Code as such regulations may be amended from time to time (including the corresponding provisions of succeeding regulations.)

    "SERIES A MEMBER." A Person from whom the Company has accepted a subscription for a Series A Mortgage Pass-Through Certificate, or who subsequently acquires such Certificate by an assignment permitted under this Agreement, in such Person's capacity as a holder of such Certificate and the membership interest in the Company represented thereby.

    "SERIES B MEMBER." A Person from whom the Company has accepted a subscription for a Series B Mortgage Pass-Through Certificate, or who subsequently acquires such Certificate by an assignment permitted under this Agreement, in such Person's capacity as a holder of such Certificate and the membership interest in the Company represented thereby.

    "SERIES C MEMBER." A Person from whom the Company has accepted a subscription for a Series C Mortgage Pass-Through Certificate, or who subsequently acquires such Certificate by an assignment permitted under this Agreement, in such Person's capacity as a holder of such Certificate and the membership interest in the Company represented thereby.

    "SERIES D MEMBER." A Person from whom the Company has accepted a subscription for a Series D Mortgage Pass-Through Certificate, or who subsequently acquires such Certificate by an assignment permitted under this Agreement, in such Person's capacity as a holder of such Certificate and the membership interest in the Company represented thereby.

    "SUBSTITUTED CERTIFICATED MEMBER." Person admitted to the Company as a substituted Certificated Member under Article IX.

    "TRANSFER." The mortgage, pledge, hypothecation, transfer, sale, assignment, gift or other disposition, in whole or in part, of an Interest, whether voluntarily, by operation of law or otherwise.

    "VALUE."  Fair market value.

    SECTION 1.2 TERMS DEFINED ELSEWHERE. The following terms have been defined in the locations set forth below.

DEFINED TERM                                                     LOCATION
------------                                                -------------------
Adjusted Capital Account..................................                4.2(c)
Agreement.................................................              Caption
Certificates..............................................        Section 6.1(b)(iii)
Company...................................................              Caption
Company Counsel...........................................        Section 6.7(d)
Family Member                                                       Section 9.4
Initial Managing Member...................................              Caption
Mortgage Loan.............................................            Recital A
Permitted Transferee......................................          Section 9.4
TMP.......................................................          Section 7.4

    SECTION 1.3 CAPTIONS. The captions used in this Agreement are inserted for convenience and identification only and are in no way intended to define or limit the scope, extent or intent of this Agreement or any of the provisions hereof.

    SECTION 1.4 CONSTRUCTION. Unless the context otherwise requires, the terms defined in Sections 1.1 and 1.2 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The use of the neuter gender herein shall be deemed to include the masculine and feminine genders wherever necessary or appropriate; the use of the masculine gender shall be deemed to include the neuter and feminine genders wherever necessary or appropriate and the use of the feminine gender shall be deemed to include the neuter and masculine genders wherever necessary or appropriate.

                                   ARTICLE II
                          THE COMPANY AND ITS BUSINESS

    SECTION 2.1 FORMATION OF COMPANY. The Company has been organized as a limited liability company pursuant to the provisions of the LLC Law. The rights and liabilities of the Members, the management of the affairs of the Company and the conduct of its business shall be as provided in the NRS, except as herein otherwise expressly provided.

    SECTION 2.2 NAME. The name of the Company shall be Global Express Capital Real Estate Investment Fund I LLC, but the Managing Member, in its discretion, may change the name of the Company at any time and from time to time upon written notice to the Members.

    SECTION 2.3 TERM OF COMPANY. The existence of the Company shall be deemed to have commenced as of the date of the initial filing of the Certificate of Formation with the office of the Secretary of State of the State of Nevada on November 22, 2000 and shall terminate on December 31, 2010, unless earlier than dissolved or terminated in accordance with Article X of this Agreement or as provided by law.

    SECTION 2.4 PURPOSES OF COMPANY. The Company may engage in any lawful act or activity for which limited liability companies may be formed under the Act and engage in any and all activities necessary or incidental.

    SECTION 2.5 REGISTERED OFFICE AND REGISTERED AGENT AND PRINCIPAL BUSINESS OFFICE. The registered office of the Company required by the Act to be maintained in the State of Nevada shall be 8549 S. Eastern Avenue, Suite 200, Las Vegas, Nevada 89123 or at such other location as may hereafter be determined by the Managing Member. The registered agent of the Company in the State of Nevada shall be the initial registered agent named in the Certificate of Formation or such other Person or Persons as the Managing Member may designate from time to time. The principal office of the Company shall be at such place as the member may designate from time to time, and the Company shall maintain records there as required by the Act.

    SECTION 2.6 FILINGS. (a) The Managing Member is authorized to execute, file and record all such certificates and documents, including amendments to the Certificate, and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation and operation of a limited liability company, the ownership of property, and the conduct of business under the laws of the State of Nevada and any other jurisdiction in which the Company may own property or conduct business, including, without limitation, qualification of the Company as a foreign limited liability company in any state in which such qualification is required. The Managing Member is authorized to execute, file and publish, or cause to be filed and published, with the proper authorities in each jurisdiction where the Company conducts business, such certificates or documents in connection with the conduct of business pursuant to a fictitious name or similar statute.

    (b) The Members from time to time shall execute, acknowledge, verify, file, record and publish all such applications, certificates and other documents, and do or cause to be done all such other acts as the Managing Member may deem necessary or appropriate to comply with the requirements of law for the formation, qualification and operation of the Company as a limited partnership in all jurisdictions in which the Company shall desire to conduct business.

    SECTION 2.7 NAMES OF MEMBERS. The name of each Member is set forth on the signature pages hereto and the name, address and Capital Contribution of each Member are set forth on the records maintained by the Company at its offices for such purpose. If necessary, such records shall from time to time be amended to reflect any changes to the information set forth therein.

    SECTION 2.8 RECAPITALIZATION, ACQUISITIONS, RESTRUCTURING AND MERGERS. The Company may participate in or be a party to any recapitalization, sale of substantially all of its assets, restructuring or merger in accordance with and as allowed by the Act and subject to any other applicable terms of this Agreement and the LLC Law; provided, however, that no recapitalization, sale of substantially all of its assets, restructuring or merger which adversely affects the Certificated Members shall proceed without the approval of Certificated Members with Capital Accounts that are more than two-thirds of the Capital Account of all Certificated Members.

                                  ARTICLE III
                      COMPANY INTERESTS AND CAPITALIZATION

    SECTION 3.1 CAPITAL CONTRIBUTION OF THE INITIAL MANAGING MEMBER. (a) Upon the execution and delivery of this Agreement, the Initial Managing Member has contributed $10.00 to the capital of the Company in cash or property for which the Initial Managing Member has been admitted as the Managing Member of the Company.

    (b) The Managing Member shall not be required to contribute any additional capital to the Company or, except as expressly set forth in this Agreement, to lend any funds to the Company.

    (c) The Certificated Members shall have contributed to the Company the respective capital contributions set forth on Schedule A hereto.

    SECTION 3.2 NO WITHDRAWAL OF CAPITAL CONTRIBUTIONS; RETURN OF CAPITAL CONTRIBUTIONS. (a) No Member shall be entitled to withdraw, reduce or demand any part of its Capital Contribution or to receive any distributions from the Company, except as expressly provided in this Agreement. No Member shall have the right to receive interest on its Capital Contribution.

    (b) None of the Members, nor any of their respective Affiliates, nor any officer, member, director, shareholder, employee or agent of the Members or their Affiliates, shall be personally liable for the return or repayment of any Capital Contribution.

    SECTION 3.3 NO OBLIGATION TO RESTORE NEGATIVE BALANCES IN CAPITAL ACCOUNTS. No Member shall have an obligation, at any time during the term of the Company or upon its liquidation, to pay to the Company or any other Member or third party an amount equal to the negative balance in such Member's Capital Account.

    SECTION 3.4 LIABILITY OF MANAGING MEMBER AND CERTIFIED MEMBERS AND THEIR AFFILIATES. Except as otherwise provided by applicable law, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company; neither the Managing Member nor any Certificated Member nor any Person Affiliated with the Managing Member or any Certified Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Managing Member or Certified Member or being a Person Affiliated with either of them.

    SECTION 3.5 CONTRIBUTIONS OF EXISTING LOANS. At the discretion of the Managing Member, Members may be allowed to contribute to the Company, in lieu of cash, entire or fractional interests in Mortgage Loan. For purposes of crediting a contributing Member's Capital Account and for determining the number of Units that will be issued to such contributing Member, the fair market value of any preexisting loan (or interest therein) contributed to the Company shall be deemed equal to the then-outstanding principal balance of the loan, together with any accrued but unpaid interest (or a proportionate share of the Loan Balance with respect to the contribution of a fractional loan interest).

                                   ARTICLE IV
                                 ALLOCATIONS OF
                      PROFITS, LOSSES AND CAPITAL ACCOUNTS

    SECTION 4.1.  ALLOCATION OF NET INCOME AND NET LOSS.  Except as provided in
Section 4.2, the Company's Net Income or Net Loss, as the case may be, and each item of income, loss and deduction entering into the computation thereof, for each Fiscal Year shall be allocated as follows:

    (a) Net Income and Net Loss for such Fiscal Year shall be allocated as follows,

           (i) Net Income arising out of each Current Loan shall be allocated to the Certificated Members to the extent of their respective Accrued Pass-Through Returns on such Current Loan.

           (ii) Net Income or Net Loss arising out of cash and cash equivalents held by the Company shall be allocated to the Certificated Members in the same proportion as the Cash Return to which such Net Income pertains.

           (iii) Net Income equal to the Late Fees and Extensions Fees arising out of a Current Loan shall be allocated to the Certificated Members in proportion to their Pro Rata Shares of such Loan at the time such Net Income is earned.

           (iv) Net Income and Net Loss arising out of the Foreclosure Loans shall be allocated to the Certificated Members in proportion to their Pro Rata Shares of such Loan at the time the Net Income is earned or the Net Loss is incurred.

           (v) All other Net Income shall be allocated to the Managing Member and Net Losses not allocated pursuant to clauses (i) through (iii) above shall be allocated to the Managing Member to the extent of expenses paid by the Managing Member.

           (vi) All other Net Losses shall be allocated with Net Income previously allocated.

    Notwithstanding the provisions of Sections 4.1 (a),

           (i) In the Fiscal Year in which the Company is liquidated, the Managing Member shall allocate Net Income, Net Loss and items of income, gain, loss and deduction to the extent possible to cause distributions to the Members pursuant to Section 103 to equal the distributions the Members would have received were liquidating distributions effected pursuant to Article V.

    SECTION 4.2.  OTHER ALLOCATION PROVISIONS.

    (a) Items of tax expense payable by the Company or withheld on income received by the Company shall be included in the computation of Net Income and Net Loss and allocated pursuant to Section 4.1, PROVIDED, that where an item of tax expense payable by the Company or where a withholding tax on income or payments received by the Company is allocated, under applicable law, with respect to income allocable to some (but not all) of the Members or to the extent income allocable to some of the Members is exempt from tax in the hands of the Company, such tax expense or withholding shall be allocated, as reasonably determined by the Managing Member, only to such Members to whom allocations of income are subject to tax in the hands of the Company and distributions to the Members shall be adjusted appropriately.

    (b) If there is a net decrease in "Company minimum gain" (within the meaning of Regulation Section1.704-2(d)) for a Fiscal Year, then there shall be allocated to each Member items of income and gain for that Fiscal Year equal to that Member's share of the net decrease in Company minimum gain (within the meaning of Regulation Section1.704-2(g)(2)) subject to the exceptions set forth in Regulation Section1.704-2(f)(2), (3) and (5), PROVIDED, that if the Company has any discretion as to an exception set forth pursuant to Regulation Section1,704-2(f)(5), the Managing Member may exercise such discretion on behalf of the Company. The Managing Member shall, if the application of the "minimum gain chargeback" requirement would cause a distortion in the economic arrangement among the Members, ask the Commissioner of the Internal Revenue Service to waive the "minimum gain chargeback" requirement pursuant to Regulation 1.7042(f)(4), The foregoing is intended to be a "minimum gain chargeback" provision as described in Regulation Section1.704-2(f) and shall be interpreted and applied in all respects in accordance with that Regulation.

    If during a Fiscal Year there is a net decrease in Member nonrecourse debt minimum gain (as determined in accordance with Regulation Section1.704-2(i)(3)), then, in addition to the amounts, if any, allocated pursuant to the preceding paragraph, any Member with a share of that Member nonrecourse debt minimum gain (determined in accordance, with Regulation Section1.7042(i)(5)-2 as of the beginning of the Fiscal Year shall, subject to exceptions set forth in Regulation Section1,704-2(i)(4) (PROVIDED that if the Company has any discretion as to an exception, the Managing Member may exercise such discretion on behalf of the Company) be allocated items of income and gain for the Fiscal Year (and, if necessary, for succeeding Fiscal Years) equal to that Member's share of the net decrease in the Member nonrecourse debt minimum gain. The Managing Member shall, if the application of the Member nonrecourse debt minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Members, ask the Commissioner to waive the minimum gain chargeback requirement pursuant to Regulation SectionSection1.704-2(f)(4) and 1-704-2(i)(4). The foregoing is intended to be the "chargeback of Member nonrecourse debt minimum gain" required by Regulation Section1.704-2(i)(4) and shall be interpreted and applied in all respects in accordance with that Regulation.

    (c) If during any Fiscal Year a Member unexpectedly receives an adjustment, allocation or distribution described in Regulation Section1.704-1(b),(2)(ii)(d),
(5) or (6), which causes or increases a deficit balance in the Member's Adjusted Capital Account there shall be allocated to the Member items of income and gain (consisting of a pro rata, portion of each item of Company income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit as quickly as possible. The foregoing is intended to be a "qualified income offset" provision as described in Regulation Section1.704-1
(b)(2)(ii)(d) and shall be interpreted and applied in all respects in accordance with that Regulation.

    A Member's "Adjusted Capital Account", at any time, shall equal the Member's Capital Account at such time (x) increased by the sum of (A) the amount of the Member's share of Company minimum gain (as defined in Regulation Section1.704-2(g)(1) and (3), (B) the amount of the Member's share of Member nonrecourse debt minimum gain (as defined in Regulation ss.1.704-2(i)(5) and (C) any amount of the deficit balance in its Capital Account the Member is obligated to restore on liquidation of the Company or other amount that the Member is treated as obligated to restore pursuant to Regulation Section1.704-1
(b)(2)(ii)(c) and (y) decreased by reasonably expected adjustments, allocations and distributions described in Regulation Section1.704-1(b)(2)(ii)(d)(4), (5) and (6). This definition shall be interpreted consistently with Regulation Section1.704-1 (b)(2)(ii)(d).

    (d) If any Member has a deficit in its Adjusted Capital Account, such Member shall be specially allocated items of Company income and gain in the amount of such deficit as rapidly as possible, PROVIDED; that an allocation pursuant to this Section 4.2(d). shall be made if and only to the extent that such Member would have a deficit in its Adjusted Capital Account after all other allocations provided for in this Agreement have been tentatively made as if this Section 4.2(d) were not in this Agreement.

    (e) Notwithstanding anything to the contrary in this Article

           (i) Company losses, deductions or Code Section 705(a)(2)(b) expenditures that are attributable to a particular Member nonrecourse liability shall be allocated to the Member that bears the economic risk of loss for the liability in accordance with the rules of Regulation' Section1.70 4-2(i); and,

           (ii) Company losses, deductions or Code Section 705(a)(2)(b) expenditures that are attributable to Company nonrecourse liabilities shall be allocated to the Members in proportion to their Capital Contributions.

    (f) Notwithstanding any provision of Section 4.1, no allocation of Net Losses, shall be made to a Member if it would cause the Member to have a negative balance in its Adjusted Capital Account. Allocations of Net Losses that would be made to a Member but for this Section 4.2(f) shall instead be made to other Members pursuant to Section 4.1 to the extent not inconsistent with this
Section 4.2(f). To the extent allocations of Net Losses cannot be made to any Member because of this Section 4.2(f), such allocations shall be made to the Members in accordance with Section 4.1 notwithstanding this Section 4.2(f).

    (g) To the extent that any item of income, gain, loss or deduction has been specially allocated pursuant to Paragraphs (c), (d), (f) or (h) of this
Section 4.2 and such allocation is inconsistent with the way in which the same amount otherwise would have been allocated under Section 4.1, subsequent allocations under Section 4.1 shall be made, to the extent possible and without duplication, in a manner consistent with Paragraph, (b), (c), (d), (f), and (h), which negate as rapidly as possible the effect of all such inconsistent allocations under said Paragraphs (c), (d), (f), (h).

    (h) Except to the extent otherwise required by the Code and Regulations, if an Interest in the Company or part thereof is transferred in any Fiscal Year the Net Income, Net Loss and items of income, gain, loss, deduction and credit allocable to the Interest in the Company for such Fiscal Year shall be apportioned between the transferor and the transferee in proportion to the number of days in such Fiscal Year such Interest is held by each of them, except that, if they agree between themselves and so notify the Managing Member within 30 days after the transfer, then at their option and expense, (i) all items or
(ii) extraordinary items, including capital gains and losses, may be allocated to the Person who held the Interest on the date such items were realized or incurred by the Company.

    (i) In determining the Members' share of the excess nonrecourse liabilities of the Company, if any, for purposes of Regulation Section1.752-3(a)(3), the Members' share of Company profits shall be proportional to the Members' Capital Contributions.

    (j) Any allocations made pursuant to this Article IV shall be 'made in the following order:

        (i) Section 4.2(b);

        (ii) Section 4.2(c);

       (iii) Section 4.2(e);

        (iv) Section 4.2(g);

        (v) Section 4.2(a);

        (vi) Section 4. 1; and

       (vii) Section 4.2(d).

    These provisions shall be applied as if all distributions and allocations were made at the end of the Fiscal Year. Where any provision depends on the Capital Account of any Member, that Capital

Account shall be determined after the operation of all preceding provisions for the year, These allocations shall be made consistently with the requirements of Regulation Section1.704-2(j).

    (k) The Managing Member may vary the allocations provided for in Article IV to the extent it believes it reasonably necessary to conform with the requirements of Regulation Section1-704-1(b) and Section1.704-2, PROVIDED any variations in the amounts allocated to a Member shall not materially affect the amounts distributed to such Member.

    SECTION 4.3. ALLOCATIONS FOR INCOME TAX PURPOSES. The income, gains, losses, deductions and credits of the Company shall be allocated in the same manner as the items entering into the computation of Net Income and Net Loss were allocated under Section 4.1 and 4.2. provided; HOWEVER, that solely for Federal, state and local income and franchise tax purposes not for book or Capital Account purposes--income, gain, loss and deduction with respect to any property properly carried, on the Company's books at a Book Value other than the tax basis of such property shall be allocated in a manner determined in the Managing Member's discretion, so as to take into account (consistently with Code
Section 704(c) and Regulation Section1.704-3) the difference between such property's Book Value and its tax basis.

    SECTION 4.4. WITHHOLDING. The Company shall comply with withholding requirements under Federal, state and local laws and shall remit amounts withheld to and file required forms with the applicable jurisdictions. To the extent the Company is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Member, the amount withheld shall be deemed to be a distribution in the amount of the withholding to that Member. In the event of any claimed over-withholding, Members shall be limited to an action against the applicable jurisdiction. If the amount withheld has not been withheld from actual distributions, the Company may, at its option,
(i) require the Member to reimburse the Company for such withholding, which reimbursement shall be treated as a reduction in the deemed distribution to the Members referred to in the previous sentence by such Member, or (ii) reduce any subsequent distributions by the amount of such withholding. Each Member agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist it in determining the extent of, and in fulfilling, its withholding obligations.

    SECTION 4.5 CAPITAL ACCOUNTS. (a) The Company shall establish and maintain a separate Capital Account for each Member and its legal representatives, successors and permitted assigns in accordance with the definition of "Capital Account" in Article I above.

                                   ARTICLE V
                           DISTRIBUTIONS; WITHDRAWALS

    SECTION 5.1. DISTRIBUTIONS. Except for any distributions expressly required or permitted to be made under this Article V and subject to Sections 5.4 and 5.5, the amount and timing of all distributions of cash and of property other than cash will be at the discretion of the Managing Member . All distributions pursuant to this Section 5.1 will be made to the Members as follows:

    (a) An amount equal to the excess of (x) the cumulative Accrued Pass-Through Returns of each Certificated Member over (y) all amounts previously distributed to the Certificated Members pursuant to this, Section 5.1 (a), shall be distributed to the Members in proportion to each Member's share of such excess of (x) over (y);

    (b) An amount equal to the excess of (x) the cumulative Cash Return of each Certificated Member over (y) all amounts previously distributed to the Certificated Members pursuant to this, Section 5.1 (b), shall be distributed to the Members in proportion to each Member's share of such excess of (x) over (y);

    (c) An amount equal to the excess of (x) the cumulative total over all Current Loans for all periods the amounts equal to the product of (I) the Late Fees and Extension Fees earned on each Current Loan for each period times (II) each Certificated Member's Pro Rata Share for such period over (y) all amounts previously distributed to the Certificated Members pursuant to this,
Section 5.1(c), shall be distributed to the Members in proportion to each Member's share of such excess of (x) over (y);

    (d) An amount equal to the excess of (x) the product of (I) the principal repayment on any Current Loan (to the extent of the Company's purchase price on Loans that were acquired by the Company) times (II) each Certificated Member's Pro Rata Share at the time such principal repayment is made over (y) all amounts previously distributed to the Certificated Member pursuant to this,
Section 5.1(d), shall be distributed to the Certificated Members in proportion to each Member's share of such excess of (x) over (y);

    (e) An amount equal to the excess of (x) each Certificated Member's Pro Rata Share of the Net Proceeds of the Foreclosure Loans over (y) all amounts previously distributed to the Certificated Members pursuant to this,
Section 5.1(e), shall be distributed to the Members in proportion to each Member's share of such excess of (x) over (y);

    (f) Any cash or other property, other than Loans and capital contributions that have not been invested, remaining after the distributions set forth in clauses (a), (b), (c), (d) and (e) of this Section 5.1 above and after retention of any reserves deemed appropriate by the Managing Member, in its sole discretion, shall be distributed to the Managing Member.

    SECTION 5.2.  CERTAIN STATE AND LOCAL TAXES.  (b) Notwithstanding
Section 5.1, above, if the Managing Member, or any direct or indirect shareholder or other equity owners of the Managing Member (other than a C corporation or an individual) is required to recognize state or local income or franchise taxes , in the state of Nevada, Texas or any other state (the 'Taxing Jurisdictions') or interest or penalties in respect thereof, with respect to any allocations or distributions made to the Certificated Members with respect to any Fiscal Year, the Company shall distribute to the Managing Member an amount which, after deducting all Federal, state and local income taxes payable by the Managing Member as a result of receiving the distribution (taking into account the deductibility of state and local income taxes against Federal income tax and the deductibility, if any, of local income taxes against state taxes) shall equal the amount of such state or local income or franchise taxes or interest or penalties; and the distributions to the Certificated Member's shall be reduced to the extent of the distributions hereunder.

    SECTION 5.3. TIMING OF DISTRIBUTIONS. The Managing Member shall use reasonable efforts to make the distributions provided in Sections 5.1(a) and
(b), above on a monthly basis by the fifth day of each month. All other distributions shall be made at the sole discretion of the Managing Member.

    SECTION 5.4. WITHDRAWAL RIGHTS. Members may not Withdraw, all or any part of the balance of their Capital Accounts.

    SECTION 5.5. LIMITATIONS ON DISTRIBUTIONS. Notwithstanding anything herein contained to the contrary, no distribution under this Agreement shall be made if such distribution would violate the LLC Law. A Member who receives a distribution in violation of the LLC Law shall be liable to return the distribution to the Company if the Member knew that, immediately after giving effect to the distribution, all liabilities of the Company, other than liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of the assets of the Company (except that the fair value of property that is subject to a liability for which recourse of creditors is limited shall be included in the assets of the Company only to the extent that the fair value of that property exceeds that liability).

    SECTION 5.6. RESERVES. In connection with any distribution to a Member under this Article V, the Managing Member shall cause the Company to establish such reserves as it deems reasonably necessary for any contingent or unforeseen Company liabilities, and, at the expiration of such period as shall be deemed advisable by the Managing Member, the balance shall be distributed to such Member (or such Member's legal representative).

    SECTION 5.7 TAX DISTRIBUTIONS. For each Fiscal Year, the Company shall, during such Fiscal Year or the immediately subsequent Fiscal Year, but no later than 60 days following the end of such Fiscal Year, use its best efforts to distribute to each Member, with respect to such Fiscal Year, if a distribution equal to or exceeding such amount has not been previously made, a distribution in an amount equal to such Members Presumed Tax Liability for such Fiscal Year (a "Tax Distribution"), Any amount distributed pursuant to this Section 5.7 shall be deemed to be advance distributions of amounts otherwise distributable to the Members pursuant to Section 5.1 and shall reduce the amounts that would subsequently otherwise be distributable to the Members pursuant to Section 5.1 in the order they would otherwise have been distributable.

    SECTION 5.8 INCORRECT DISTRIBUTIONS. To the extent distributions pursuant to this Article V were incorrectly made, as determined by the financial statements of the Company, the recipients shall promptly repay all incorrect payments and the Company shall have the right to set off any current or future sums owing to such recipients against any such incorrectly paid amount.

    SECTION 5.9 DISTRIBUTIONS IN KIND. In the event any proceeds available for distribution consist of items other than cash (I.E., notes, mortgages, payments in kind), the Members shall be entitled to their shares of each such asset in the same proportions as if such distribution were cash distributions in an amount equal to the Value thereof.

                                   ARTICLE VI
                                   MANAGEMENT

    SECTION 6.1 MANAGEMENT POWERS OF THE MANAGING MEMBER. (a) The Managing Member shall be the Manger of the Company, and without limiting any other rights, powers or duties specified in this Agreement, shall have all of the rights, powers and duties specified under the LLC Law. Except as expressly limited by the provisions of this Agreement and the LLC Law, the Managing Member shall have the full, exclusive and absolute right, power and authority to manage and control the Company and the property, assets, affairs and business thereof. Except as so expressly limited, the Managing Member shall have all of the rights, powers and authority conferred upon it by law or under the provisions of this Agreement. Except as expressly provided herein or as otherwise required by the LLC, the Certificated Members (as members) shall have no voice or participation in the management of the Company's business, and no power to bind the Company or to act on behalf of the Company in any manner whatsoever.

    (b) The Managing Member shall have the power and authority to effectuate the purposes of the Partnership as set forth in the Preambles of this Agreement and to make, or acquire interests, in Mortgage Loans. The Company shall not make or acquire any Loans that pay current interest on the amount invested by the Company less than the highest applicable Pass-Through Rate. The Managing Partner shall not permit the Company to undertake any activity that would cause the Company to be an investment company required to be registered under the Investment Company Act of 1940, as amended, or cause some or all of the Company Assets to be "Plan assets" or the trading and investment activity of the Company to constitute "prohibited transactions" under ERISA and the Code.

    (c) Without limiting the generality of the foregoing Sections 5.1(a) and
(b), the Managing Member shall have the power on behalf of the Company to:

        (i) authorize and engage in transactions and dealings on behalf of the Company, including transactions and dealings with any Member or any Affiliate of any Member;

        (ii) call meetings of Members or any class or series thereof, on reasonable notice, for such purposes as the Manager shall determine, and, in the Manager's sole discretion, establish permit Members to vote by proxy at such meetings; the Members with capital accounts that constitute a majority of the capital accounts of all Members or class of Members for whom the meeting is called shall constitute a quorum at any such meeting;

        (iii) issue Certificates (the "Certificates") representing the Interests of the Certificated Members as set forth in Section 8.1(a) of this Agreement;

        (iv) determine and make distributions, in cash or otherwise, on Interests, in accordance with the provisions of this Agreement and the LLC Law;

        (v) establish a record date with respect to all actions to be taken hereunder that require a record date to be established, including with respect to allocations, dividends and voting rights;

        (vi) redeem, repurchase or exchange, on behalf of the Company, Interests which may be so redeemed, repurchased or exchanged;

        (vii) appoint (and dismiss from appointment) attorneys and agents on behalf of the Company, and employ (and dismiss from employment) any and all persons providing legal, accounting or financial services to the Company, or such other employees or agents as the Managing Member deems necessary or desirable for the management and operation of the Company, including any Member (including the Managing Member) or any Affiliate of any Member;

        (viii) open accounts and deposit, maintain and withdraw funds in the name of the Company in banks, savings and loan associations, brokerage firms or other financial institutions;

        (ix) effect a dissolution of the Company and act as liquidating trustee or the Person winding up the Company's affairs, all in accordance with the provisions of this Agreement and the Act;

        (x) bring and defend on behalf of the Company actions and proceedings at law or in equity before any court or governmental, administrative or other regulatory agency, body or commission or otherwise;

        (xi) prepare and cause to be prepared reports, statements and other relevant information for distribution to Members as may be required or determined to be necessary or desirable by the Managing Member from time to time;

        (xii) effect a sale or exchange of all or substantially all of the assets of the Company; a merger or consolidation or similar transaction of the Company (whether the Company or another Person is the surviving entity of such transaction); a sale of all of the Interests of the Company; or any similar transaction;

        (xiii) prepare and file all necessary returns and statements and pay all taxes, assessments and other impositions applicable to the assets of the Company;

        (xiv) execute all other documents or instruments, perform all duties and powers and do all things for and on behalf of the Company in all matters necessary or desirable or incidental to the foregoing; and

        (xv) transfer its interest from a Managing Member to another person.

        The expression of any power or authority of the Managing Member in this Agreement shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement.

    SECTION 6.2 MANAGING MEMBER'S OBLIGATIONS. The Managing Member shall, at its own expense, operate the business of the Company in the ordinary course of business, including without limitation, the servicing of Current Loans, management of cash and cash equivalents, contracting with real estate mortgage brokers to locate suitable real estate projects for mortgage loan financing or suitable loans to be acquired, providing any necessary office space, and providing telephones and any other necessary telecommunications and office support and supplies. In addition, the Managing Member shall through its affiliate, Global Express Securities, Inc. or through any other duly licensed Persons that the Managing Member may select, at the expense of the Managing Agent or its Affiliates, conduct the public offering of the Series A, B, C and D Mortgage Pass-Through Certificates, including without limitation, prepare and file a registration statement with the Securities and Exchange Commission and comply with all applicable state securities laws, known as the "blue sky laws". Nothing herein shall require the Managing Member to pay any of the expenses associated with any efforts to realize proceeds from Foreclosure Loans and, notwithstanding anything to the contrary set forth in this Agreement, the Managing Member may use, without limitation, the Company's cash or advances made by the Managing Member or its Affiliates to pay any such expenses.

    SECTION 6.3 PROCEDURES. Any action requiring the affirmative approval or vote of Certificated Members under this Agreement, unless otherwise specified herein, may be taken by vote at a meeting called upon not less than 10 days notice to the Members, or, in lieu thereof, by consent of Certificated Members delivered to the Managing Member with the required percentage of the Interests in the Company, followed by notice to all the Certificated Members. To the extent any vote of the Certificated Members not covered by this Agreement may be required under the Revised Certificated Membership Act or any other law, the Members shall vote in accordance with the percentage that their Capital Accounts represent of the aggregate of all Capital Accounts of Members. The Managing Member may establish such additional and reasonable procedures (in the form of By-laws or otherwise) relating to notice of the time, place or purpose of a meeting of the Members, the waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, or any other matter with respect to the exercise of any such right to vote and with respect to the replacement of lost Certificates.

    SECTION 6.4 MANAGING MEMBER'S DUTY TO DEVOTE TIME. The Managing Member shall be responsible for the conduct of the business of the Company as set forth in this Agreement in such a manner as to maximize the value of the Company's assets, and the Managing Member shall devote such resources to the Company business as shall be necessary or useful to manage and supervise the Company's business and affairs in a proper an d efficient manner. The Managing Member and its affiliates shall be entitled to devote themselves to other businesses, whether or not similar in nature to, or competitive with, the business of the Company, and neither the Company nor the other Members shall have any right, by virtue of this Agreement, in and to such other businesses, to the income or profits derived therefrom, or any portion of the foregoing.

    SECTION 6.5 CONDUCT OF MANAGING MEMBER; LIMITED LIABILITY OF THE MANAGING MEMBER. (a) The Managing Member shall perform its duties hereunder in accordance with the applicable provisions (and any successor provision) of the LLC Law.

    (b) The liability of the Managing Member shall be eliminated and limited to the maximum extent permitted by Section 86.371 and any other applicable Section of the LLC Law.

    (c) The Managing Member shall have fiduciary responsibility for the safekeeping and use of all funds, property and assets of the Company, whether or not in its control, and shall not employ, or permit another to employ, such funds, property or assets in any manner except as otherwise expressly set forth herein or for the benefit of the Company.

    SECTION 6.6 INDEMNIFICATION. (a) To the fullest extent permitted by applicable law, an Indemnified Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Agreement; provided, however, that any indemnity under this Section 6.6 shall be provided out of and to the extent of company assets only, and no Member shall have any personal liability on account thereof. The right of indemnification pursuant to this Section 6.6 shall include the right to be paid, in advance, or reimbursed by the Company for the reasonable expenses incurred by an Indemnified Person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

    (b) The Managing Member shall have the power to purchase and maintain insurance in reasonable amounts on behalf of itself and each of the employees and agents of the Company against any liability incurred by them in their capacities as such, whether or not the Company has the power to indemnify them against such liability.

    SECTION 6.7 CERTAIN TRANSACTIONS BETWEEN THE COMPANY AND THE MANAGING MEMBER AND ITS AFFILIATES.

    (a) Nothing herein shall preclude the Managing Member and its Affiliates from receiving any of the following compensation, as more fully described in the Prospectus, in connection with the Mortgage Loans; provided that such compensation does not reduce the Accrued Pass-Through Rate and Cash Return paid to the Certificated Members:

        (i) loan brokerage commissions;

        (ii) interest yield on Loans in excess of the Mortgage Pass-Through Rate; and

        (iii) equity participation of up to 15% in the properties securing or projects financed by the Loans.

    (b) Nothing herein shall preclude the Managing Member and its Affiliates from engaging in the following transactions with the Company, in connection with the Mortgage Loans, provided that the Company receives principal and accrued interest sufficient to pay the Certificated Members interest at the applicable Mortgage Pass-Through Rate and the return in full of the principal of the Mortgage Loan:

        (i) The purchase of any Loan from the Company;

        (ii) Sale of any Current Loan to the Company;

        (iii) Purchase of any collateral securing a Foreclosure Loan;

    (c) Affiliates of the Manager may maintain participation interests in any Loan in which the Company has acquired a partial interest and maintain existing Loans or make new Loans to borrowers that are also borrowers under Loans owned entirely or in part by the Company.

    (d) Counsel to the Company may also be counsel to the Manager or any Affiliate of the Manager. The Manager may execute on behalf of the Company and the Members any consent to the representation of the Company that counsel may request pursuant to any applicable rules of professional conduct or similar rules ("Rules"). The law firm engaged as legal counsel to the Company in connection with the formation of the Company and the offer and sale of Units ("Company Counsel") is not involved in the underwriting, documentation or routine servicing of loans made or acquired by the Company. Each Member acknowledges that Company Counsel does not and will not represent any Member, and that in the absence of a clear and explicit written agreement Company Counsel shall owe no duties directly to any Member. Notwithstanding any adversity that may develop, in the event any dispute or controversy arises between any Members and the Company, or between any Members or the Company, on the one hand, and the Manager (or its Affiliate), on the other hand, then each Member agrees that Company Counsel may represent either the Company or such Manager (or its Affiliate), or both, in any such dispute or controversy to the extent permitted by the Rules, and each Member hereby consents to such representation.

    (e) Each Member further acknowledges that Company Counsel has represented only the interests of the Manager and not the other Members in connection with the formation of the Company and the preparation and negotiation of this Agreement, and each Member acknowledges that it has been afforded the opportunity to consult with independent counsel with regard thereto.

    SECTION 6.8 REMOVAL OF MANAGING MEMBER; SUCCESSOR. (a) The Managing Member may be removed from the Company for Cause (as defined below) and as otherwise specifically provided in this Section 6.8. "Cause" means the Managing Member (i) has been convicted of a felony, (ii) has committed fraud against the Company or
(iii) has acted or omitted to take action on behalf of the Company which act or omission constitutes gross negligence or wilful misconduct. Such removal shall be automatically effective upon a final determination by a court of competent jurisdiction that an event or circumstances constituting Cause has occurred or exists; provided that any removal of the Managing Member for Cause shall be effected by a vote of the Certificated Members whose aggregate Capital Accounts exceed 50% of the aggregate of all Certificated Members' Capital Accounts at such time. The Managing Member may also be removed other than for Cause after the Managing Member has received distributions from the Company that equal or exceed 125% of the aggregate expenses, including without limitation, expenses of, and commissions payable in connection with, the public offering of Interests in the Company, incurred by the Managing Member and its Affiliates in connection with the business of the Company provided that any removal of the Managing Member pursuant to this Section 6.8 other than for Cause may be effected by a vote of the Certificated Members. In the case of the removal or resignation of the Managing Member or other a nominations for the successor Managing Member may be made by Certificated whose aggregate Capital Accounts exceed ten percent (10%) of the aggregate of all Certificated Member's Capital Accounts at such time. Appointment of the successor Managing Member shall be effected by a vote of the Certificated Members whose aggregate Capital Accounts exceed 50% of the aggregate of all Certificated Members' Capital Accounts at such time

    (b) If the Managing Member is removed from the Company pursuant to this
Section 6.8 or otherwise withdraws or resigns as Managing Member, the Managing Member will have none of the powers of a Managing Member and shall be entitled only to receive distributions, when and if the Company has available cash, equal to the Capital Account of the Managing Member. Any allocations and distributions to be made to the successor Managing Member shall be agreed upon by the successor Managing Member the Certificated Members whose aggregate Capital Accounts exceed 50% of the aggregate of all Certificated Member's Capital Accounts at such time.

                                  ARTICLE VII
                     BOOKS OF ACCOUNT; BANK ACCOUNTS; TAXES

    SECTION 7.1 BOOKS OF ACCOUNT. Complete books of account shall be kept by the Managing Member at the principal office of the Company (or at such other office as the Manager may designate). The fiscal year of the Company shall begin on January 1 and end on December 31 or such other month as may hereafter be determined by the Managing Member; provided, however, that the last fiscal year of the Company shall end on the date the Company is terminated.

    SECTION 7.2 BANK ACCOUNTS. The Company shall maintain one or more bank accounts for such funds of the Company as it shall choose to deposit therein, and withdrawals therefrom shall be made upon such signature or signatures as the Managing Member shall determine.

    SECTION 7.3 TAX RETURNS. The Company shall prepare income tax returns for the Company and shall further cause such returns to be timely filed with the appropriate authorities. It is contemplated that the Company will be classified as a "partnership" for federal, state and local income tax purposes. The Company and its Members will take such reasonable action as may be necessary or advisable, as determined by the Managing Member, including the amendment of this Agreement to cause or ensure that the Company shall be treated as a "partnership" for federal, state and local income tax purposes. All elections by the Company for Federal income tax or other tax purposes shall be made by the Managing Member.

    SECTION 7.4 TAX MATTERS MEMBER. The Managing Member shall act as the "tax matters partner" ("TMP") of the Company, as such term is defined in
Section 6231(a)(7) of the Code, and shall have all the powers and duties assigned to the TMP under Sections 6221-6232 of the Code and the Regulations thereunder. The Members agree to perform all acts necessary under Section 6231 of the Code and the Regulations thereunder to designate the Managing Member as TMP.

    SECTION 7.5 BOOKS AND RECORDS. The Managing Member shall cause the Company to keep the following books and records, which shall be maintained at the Company's principal place of business and shall be available for inspection and copying by, and at the sole expense of, the Members, or their duly authorized representatives, during reasonable business hours and upon at least five (5) business days' prior written notice to the Managing Member:

    (a) A copy of the Certificate of Formation and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Certificate of Formation or any amendments thereto have been executed;

    (b) Copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

    (c) A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

    (d) Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years; and

    (e) The Company's books and records as they relate to the internal affairs of the Company for at least the current and past four Fiscal Years.

    SECTION 7.6 FINANCIAL REPORTS AND RETURNS. The Managing Member shall cause to be prepared and distributed to each Certificated Member, within ninety (90) days after the end of each Fiscal Year, the following:

    (a) An annual report which shall contain a balance sheet of the Company as of the end of each Fiscal Year, an income statement and a report of the activities of the Company during such Fiscal Year, including a statement of changes in financial position for that Fiscal Year, which financial statements shall be audited by an independent certified public accounting firm in accordance with generally accepted auditing standards.

    (b) Such other information which the Members may need for preparation of their federal income tax returns.

                                  ARTICLE VIII
                       ADMISSION OF CERTIFICATED MEMBERS

    SECTION 8.1  ADMISSION OF CERTIFICATED MEMBERS.

    (a) Subject to paragraph (b) of this Section 8.1, the Managing Member, at its option and in its sole discretion, may, on such terms as it shall determine in its sole discretion, at any time and from time to time admit one or more Persons as Certificated Members. Persons making capital contributions equal to or exceeding $100,000 shall be issued Series A Mortgage Pass-Through Certificates and shall be admitted as Series A Members. Persons making capital contributions equal to or exceeding $25,000 but less than or equal to $99,000 shall be issued Series B Mortgage Pass-Through Certificates and shall be admitted as Series B Members. Persons making capital contributions equal to or exceeding $10,000 but less than or equal to $24,000 shall be issued Series C Mortgage Pass-Through Certificates and shall be admitted as Series C Members. Persons making capital contributions equal to or exceeding $2,000 but less than $9,000 shall be issued Series D Mortgage Pass-Through Certificates and shall be admitted as Series D Members. The Company shall accept capital contributions from Certificated Members only in multiples of $1,000.

    (b) Notwithstanding the provisions of paragraph (a) of this Section 8.1, no Person may be admitted as an Certificated Member if such admission would cause the Company to be treated as an association taxable as a corporation for Federal income tax purposes, cause the Company to be treated as a "publicly traded Company" within the meaning of Code Section 7704. violate or cause the Company to violate any applicable Federal or state law, rule or regulation including, without limitation, the Securities Act of 1933, as amended, or any other applicable Federal or state securities laws, rules or regulations.

    (c) Each Certificated Member shall automatically be bound by all of the terms and conditions of this Agreement applicable to a Certificated Member. Each Certificated Member shall execute such documentation as requested by the Managing Member pursuant to which such Certificated Member agrees to be bound by the term and provisions of this Agreement.

    (d) The Managing Member shall reflect each admission authorized under this
Article VIII by preparing an amendment to Schedule A attached hereto, to reflect such admission.

    SECTION 8.2.  CERTAIN DISALLOWED TRANSFERS AND ASSIGNMENTS OF
INTERESTS. Notwithstanding any other provisions of this Article XIII, no interest of a Certificated Member may be Transferred or assigned to any Person, not may such Transferee or assignee be admitted as an Certificated Member if such Transfer, assignment or admission would cause the Company to be treated as an association taxable as a corporation for Federal income tax purposes, cause the Company to be treated as a "publicly traded Company" within the meaning of Code Section 7704. violate or cause the Company to violate any applicable Federal or state law, rule or regulation including, without limitation, the Securities Act of 1933, as amended, or any other applicable Federal or state securities laws, rules or regulations.

                                   ARTICLE IX
                       TRANSFERS OF INTERESTS OF MEMBERS

    SECTION 9.1 GENERAL PROHIBITION. Except as otherwise expressly provided for in this Agreement or as otherwise provided in the LLC Law, a Member may not Transfer its Interest without the prior written consent of the Managing Member, which consent may be granted or denied in its sole discretion, and provided that the Managing Member shall withhold consent to such Transfer where required under the terms of this Agreement and may and may do so without any liability or accountability to any Person.

    SECTION 9.2 GENERAL CONDITIONS TO PERMITTED TRANSFER. (a) No Transfer of an Interest shall be effective unless permitted by the terms of this Agreement. Notwithstanding any other provisions of this Article IX, no interest of a Certificated Member may be Transferred or assigned to any Person, not may such Transferee or assignee be admitted as an Certificated Member if such Transfer, assignment or admission would cause the Company to be treated as an association taxable as a corporation for Federal income tax purposes, cause the Company to be treated as a "publicly traded partnership" within the meaning of Code
Section 7704. violate or cause the Company to violate any applicable Federal or state law, rule or regulation including, without limitation, the Securities Act of 1933, as amended, or any other applicable Federal or state securities laws, rules or regulations. In addition, no Transfer shall be permitted unless the following conditions are satisfied.

        (i) such Transfer shall have been consented to in writing by the Managing Member in accordance with the provisions of Section 9.1;

        (ii) the transferee shall accept and adopt in writing, by an instrument in form and substance satisfactory to the Managing Member, all of the terms and provisions of this Agreement, as the same may be amended from time to time, and shall have expressly assumed all of the obligations of the transferring Member;

        (iii) the transferee shall pay all filing, publication and recording fees, if any, and all reasonable expenses, including, without limitation, reasonable counsel fees and expenses incurred by the Company in connection with such transaction;

        (iv) the transferee shall execute such other documents or instruments as counsel to the Company may require (or as may be required by law) in order to effect the admission of such Person as a Member;

        (v) the transferee shall execute a statement that it is acquiring the Interest for its own account for investment and not with a view to the distribution thereof and that it will Transfer the acquired Interest only to a Person who so similarly represents and warrants;

        (vi) if required by the Managing Member, the Company receives an opinion of responsible counsel (who may be counsel for the Company), in form and substance satisfactory to the Managing Member, that such Transfer does not violate federal or state securities laws or any representation or warranty of such transferring Member given in connection with the acquisition of its Interest; and

        (vii) if required by the Managing Member, counsel to the Company delivers to the Company an opinion that such Transfer (a) will not result in a termination of the Company under Section 708 of the Code; (b) will not cause the Company to lose its status as a partnership for United States federal income tax purposes; and (c) will not cause the Company to become subject to the Investment Company Act of 1940.

    (b) No Transfer of an Interest, where permitted by the terms of this Agreement, shall be binding on the Company until all of the conditions to such Transfer have been fulfilled. Upon the admission of a substitute or additional Member, the Managing Member shall promptly cause any necessary documents or instruments to be filed, recorded or published, wherever required, showing the substitution or addition, as applicable, of the transferee as a substitute Member.

    (c) A transferee of an Interest shall be entitled to receive distributions of cash or other property from the Company attributable to the Interest acquired by reason of such Transfer from and after the effective date of the Transfer of such Interest to it; provided, however, that anything herein to the contrary notwithstanding, the Company and the Managing Member shall be entitled to treat the transferor of such Interest as the absolute owner thereof in all respects, and shall incur no liability for allocations of income, gain, losses, credits, deductions or distributions that are made in good faith to such transferor until such time as all of the conditions of such Transfer have been fulfilled, the written instrument of Transfer has been received by the Company and the effective date of Transfer has passed.

    (d) The effective date of a permitted Transfer of an Interest shall be no earlier than the last day of the calendar month following receipt of notice of assignment and such documentation as the Managing Member determines is required.

    (e) The transferring Member shall cease to be, and the transferee shall become, a substituted Member as to the Interest so transferred as of the effective date, and thereafter the transferring Member shall have no rights or obligations with respect to the Company insofar as the Interest transferred is concerned.

    SECTION 9.3 VOID TRANSFERS. Notwithstanding anything to the contrary in this Agreement, any Transfer of an Interest in violation of the provisions of this Agreement shall be void and shall not bind the Company.

    SECTION 9.4 PERMITTED TRANSFERS. (a) A Member may Transfer its right to receive distributions and allocations of Profits and Losses and other economic benefits under this Agreement to any Permitted Transferee; provided, however, that in no event shall any such transferee be admitted as a substitute or additional Member of the Company or be entitled to any other right of a Member under this Agreement (including, but not limited to, the right to vote or consent) without the prior written consent of the Managing Member, which consent may be withheld in its sole and absolute discretion; and provided, further, that if required by the Managing Member, a Transfer to a Permitted Transferee may be conditioned upon the receipt of an opinion from the Company's counsel to the effect provided in Section 9.2(a)(vii).

    (b) A "Permitted Transferee" means:

        (i) a Member's spouse, children (including adopted children), siblings or grandchildren (a "Family Member") or a trust of which one or more Family Members are the sole beneficiaries;

        (ii) with respect to a Member which is a partnership, corporation or limited liability company, such Member's partners, shareholders, members, directors, executive officers or managers, as the case may be, and to a Family Member of any such person;

        (iii) with respect to a Member which is a trust, the beneficiaries of such trust; or

        (iv) another Member.

    SECTION 9.6 LEGENDS. A legend in substantially the following form or such other reasonable form as the Managing Member shall provide shall be affixed to the Certificates:

       THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED TO ANY PERSON EXCEPT IN ACCORDANCE WITH THE TERMS OF THE COMPANY'S OPERATING AGREEMENT, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE COMPANY'S OFFICES.

                                   ARTICLE X
                          DISSOLUTION AND TERMINATION

    SECTION 10.1 DISSOLUTION. The Company shall be dissolved upon the earliest to occur of the following:

    (a) payment to the Company of all amounts due on the Loans, and if any Loans have become Foreclosure Loans, the completion of all efforts of the Company to realize the proceeds of such Loan and the underlying collateral; or

    (b) the express written consent of the Managing Member; or

    (c) the termination of the Company in accordance with Section 2.3; or

    (d) the entry of a decree of judicial dissolution of the Company.

    Section 10.2 LIQUIDATION. (a) Upon the dissolution of the Company, the Managing Member shall proceed, within a reasonable time, to sell or otherwise liquidate the assets of the Company and, after paying or making due provision by the setting up of reserves for all liabilities to creditors of the Company, to distribute the remaining assets to the Members PRO RATA in accordance with the positive balance in their respective Capital Account.

    (b) Upon dissolution, the Members shall look solely to the assets of the Company for the return of their Capital Contributions. The winding up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Managing Member, who hereby is authorized to do any and all acts and things authorized by law for these purposes.

    SECTION 10.3 TERMINATION. The Company shall terminate when all property owned by the Company shall have been disposed of and the assets, after payment of, or due provision has been taken for, liabilities to Company creditors shall have been distributed as provided in this Agreement. Upon such termination the Managing Member shall execute and cause to be filed a certificate of discontinuance of the Company and any and all other documents necessary in connection with the termination of the Company.

                                   ARTICLE XI
                  AMENDMENT OF AGREEMENT AND POWER OF ATTORNEY

    SECTION 11.1 AMENDMENTS. Amendments to this Agreement which do not adversely affect the right of any Certificated Member in any material respect may be made by the Managing Member without the consent of any Certificated Member through use of the Power of Attorney, if those amendments are for the purpose of admitting Certificated Members or Substituted Certificated Members as permitted by this Agreement, including. without limitation, amendments to Schedule A hereto to reflect the admission of such Additional and Substituted Certificated Members and to reflect changes in the Capital Contributions of the Members. Amendments to this Agreement other than those described in the foregoing sentence may be made only if embodied in an instrument signed by the Managing Member and Certificated Members with Capital Accounts that are more than 50% of the aggregate Capital Accounts of all Certificated Members; provided, however, that, unless otherwise specifically contemplated by this Agreement, no amendment to this Agreement shall without the prior consent of each of the Members adversely affected thereby, increase the liability of any Certificated Member, decrease any Certificated Member's interest in Net Income or items of income or gain and distributions or increase any Certificated Member's interest in Net Loss or items of deduction or loss. The Managing Member shall send to each Certificated Member a copy of any amendment to this Agreement.

    SECTION 11.2 AMENDMENT OF CERTIFICATE OF FORMATION. In the event this Agreement shall be amended under Article XI, the Managing Member shall amend the Certificate of Formation or any other governmental filings of the Company, to the to reflect such change if it deems, such amendments to be necessary or appropriate.

    SECTION 11.3 POWER OF ATTORNEY. Each Certificated Member hereby irrevocably constitutes and appoints the Managing Member as its true and lawful attorney-in-fact, with full power of substitution, in its name, place and stead to make, execute, sign, acknowledge (including swearing to), verify, deliver, record and file, on its behalf the following; (i) any amendment to this Agreement which complies with the provisions of this Agreement and (ii) the Certificate of Formation and any other governmental filings and any amendment thereto required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Company or in the Capital Contributions of the Members. This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of the Managing Member and as such (i) shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Company or the Managing Member shall have had notice thereof, (ii) may be exercised for a Member by a facsimile signature of the Managing Member or, after listing all of the Certificated Members, including such Member, by a single signature of the Managing Member acting as attorney-in-fact for all of them; and, (iii) shall survive the delivery of an assignment by a Certificated Member of the whole or any portion of its Interest in the Company, except that where the assignee thereof has been approved by the Managing Member for admission to the Company and a Substituted Certificated Member, this power-of-attorney given by the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Managing Member to execute, acknowledge, and file any instrument necessary to effect such substitution.

                                  ARTICLE XII
                            MISCELLANEOUS PROVISIONS

    SECTION 12.1  NOTICES.

    (a) All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be addressed to the Members at their addresses set forth on Schedule A or in the records maintained by the Company or to such other addresses as may have been specified in a written notice duly given to the other.

    (b)  Any notices addressed as aforesaid shall be deemed to have been given
(i) on the date of delivery, if delivered by hand or overnight courier, (ii) on the date of transmission, if transmitted by facsimile, provided that if transmitted by facsimile such transmittal is confirmed, and (iii) three
(3) days after the deposit of same in the United States certified mail, return receipt requested.

    SECTION 12.2 SEVERABILITY. If any covenant, condition, term or provision of this Agreement is illegal, or if the application thereof to any Person or in any circumstance shall to any extent be judicially determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such covenant, condition, term or provision to Persons or in circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby, and each covenant, condition, term and provision of this Agreement shall be valid and enforceable to the full extent permitted by law.

    SECTION 12.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall, for all purposes, be deemed an original and all of such counterparts, taken together, shall constitute one and the same Agreement.

    SECTION 12.4 ENTIRE AGREEMENT. This Agreement, the Exhibits hereto, and any subscription documents executed in connection herewith represent the complete and entire agreement and understanding of the parties hereto with respect to the matters covered therein and supersede any and all previous written or oral negotiations, undertakings and commitments in writing of any nature whatsoever.

    SECTION 12.5 FURTHER ASSURANCES. The Members will execute and deliver such further instruments and do such further acts and things as may be required by the Company to carry out the intent and purposes of this Agreement.

    SECTION 12.6 SUCCESSORS AND ASSIGNS. Subject in all respects to the limitations on transferability contained herein, this Agreement shall be binding upon, and shall inure to the benefit of, the heirs, administrators, personal representatives, successors and permitted assigns of the respective parties hereto.

    SECTION 12.7 WAIVER OF ACTION FOR PARTITION. Each of the parties hereto irrevocably waives during the term of the Company and during the period of its liquidation following any dissolution any right that it may have to maintain any action for partition with respect to any of the assets of the Company.

    SECTION 12.8 CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any of the creditors of the Company or any other Person not a party to this Agreement.

    SECTION 12.9 REMEDIES. The rights and remedies of the Members hereunder shall not be mutually exclusive, and the exercise by any Member of any right to which it is entitled shall not preclude the exercise of any other right it may have.

    SECTION 12.10 WRITING REQUIREMENT. Except as otherwise provided in this Agreement, this Agreement may not be amended nor shall any waiver, change, modification, consent or discharge be effected except by an instrument in writing executed by or on behalf of the party seeking or against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

    SECTION 12.11 WAIVER. No waiver or any breach or condition of this Agreement shall be deemed to be a waiver of any other condition or subsequent breach whether of the like or different nature.

    SECTION 12.12 APPLICABLE LAW. This Agreement and the rights of the parties hereto shall be interpreted in accordance with the laws of the State of Nevada without giving effect to principles of conflict of laws.

    SECTION 12.13 SIGNATURES. The signature of the Managing Member shall be sufficient to bind the Company to any agreement or on any document, including, but not limited to, documents drawn or agreements made in connection with the acquisition, financing or disposition of any assets, provided that the action being taken in connection therewith shall be authorized under the terms of this Agreement.

    IN WITNESS WHEREOF, the undersigned have duly executed this Operating Agreement the day and year first above written.

CONREX FINANCIAL INTERNATIONAL, INC.,
DOING BUSINESS AS GLOBAL EXPRESS
CAPITAL MORTGAGE

By:                    /s/ CONNIE FARRIS
            --------------------------------------
                   Connie Farris, President

                       CERTIFICATED MEMBER SIGNATURE PAGE

    IN WITNESS WHEREOF, the undersigned has caused this Operating Agreement of Global Express Capital Real Estate Investment Fund I, LLC to be duly executed and delivered as of the date set forth below.

NAME OF CERTIFICATED MEMBER:                   ADDRESS FOR NOTICE (Please Print):

(Exact Name to appear on Certificate)

SIGNATURE:

By:

Printed Name:                                  Attention:

Title:                                         Telecopy:

                                               Tax Identification #:

Dollar Amount of Capital Contribution: $

Dated:

                                   SCHEDULE A
           GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT FUND I, LLC
                              CERTIFICATED MEMBERS

                                                  AMOUNT OF
                                                   CAPITAL
               NAME AND ADDRESS                  CONTRIBUTION
               ----------------                  ------------
SERIES A MEMBERS                                 $

SERIES B MEMBERS

SERIES C MEMBERS

SERIES D MEMBERS

                                          TOTAL  $

                                                                       EXHIBIT D

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
           GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT FUND I, LLC
                       A NEVADA LIMITED LIABILITY COMPANY

    The undersigned hereby applies to become a member in GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT FUND I, LLC, a Nevada limited liability company (the "Fund"), and subscribes to purchase a Mortgage Pass-Through Certificate (the "Certificate") in the dollar amount specified herein representing an interest in the Fund as set forth in the Fund operating agreement attached as Exhibit C to
the prospectus dated             , 2001. Certificates in an amount greater than
or equal to $100,000 will be designated Series A Mortgage Pass-Through Certificates; Certificates in an amount greater than or equal to $25,000 but less than $100,000 will be designated Series B Mortgage Pass-Through Certificates; Certificates in an amount greater than or equal to $10,000 but less than $25,000 will be designated Series C Mortgage Pass-Through Certificates; and Certificates in an amount greater than or equal to $2,000 but less than $10,000 will be designated Series D Mortgage Pass-Through Certificates. Certificates will only be issued in denominations that are multiples of $1,000.

    1. REPRESENTATIONS AND WARRANTIES. The undersigned represents and warrants to the Fund and its manager, Conrex International Financial, Inc., which operates under the assumed name, Global Express Capital Mortgage (the "Manager") as follows:

        (a)  I have received, read and understand the prospectus dated
                , 2001, and in making this investment I am relying only on the information provided therein. I have not relied on any statements or representations inconsistent with those contained in the prospectus.

        (b) I, or the fiduciary account for which I am purchasing, meet the applicable suitability standards and financial requirements set forth in the prospectus under "INVESTOR SUITABILITY STANDARDS" as they pertain to the state of my primary residence and domicile.

        (c) I am aware that this subscription may be rejected in whole or in part by the Manager in its sole and absolute discretion; that my investment, if accepted, is subject to certain risks described in part in "RISKS FACTORS" set forth in the prospectus; and that there will be no public market for Certificates, and accordingly, it may not be possible for me to readily liquidate my investment in the Fund.

        (d) I have been informed by the participating broker-dealer firm specified herein, if any, of all pertinent facts relating to the lack of liquidity or marketability of this investment. I understand that Certificates may not be sold or otherwise disposed of without the prior written consent of the Manager, which consent may be granted or withheld in its sole discretion, that any transfer is subject to numerous other restrictions described in the prospectus and in the operating agreement, and that if I am a resident of Nevada or if the transfer occurs in Nevada, any such transfer is also subject to the prior written consent of the Nevada Commissioner of Corporations. I have liquid assets sufficient to assure myself that such purchase will cause me no undue financial difficulties and that I can provide for my current needs and possible personal contingencies, or if I am the trustee of a retirement trust, that the limited liquidity of the Certificates will not cause difficulty in meeting the trust's obligations to make distributions to plan participants in a timely manner.

        (e) I am of the age of majority (as established in the state in which I am domiciled) if I am an individual, and in any event, I have full power, capacity, and authority to enter into a contractual relationship with the Fund. If acting in a representative or fiduciary capacity for a corporation, Fund or trust, or as a custodian or agent for any person or entity, I have full power or authority to enter into this subscription agreement in such capacity and on behalf of such corporation, Fund, trust, person or entity.

        (f) I am buying the Certificates solely for my own account, or for the account of a member or members of my immediate family or in a fiduciary capacity for the account of another person or entity and not as an agent for another.

        (g) I acknowledge and agree that counsel representing the Fund, the Manager and their affiliates does not represent me and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing me or any of the members in any respect.

        (h) If I am buying the Certificates in a fiduciary capacity or as a custodian for the account of another person or entity, I have been directed by that person or entity to purchase the unit(s), and such person or entity is aware of my purchase of Certificates on their behalf, and consents thereto and is aware of the merits and risks involved in the investment in the Fund.

    By making these representations, the subscriber has not waived any right of action available under applicable federal or state securities laws.

    2. POWER OF ATTORNEY. Upon acceptance of this subscription, the undersigned hereby irrevocably constitutes and appoints the Manager as its true and lawful attorney-in-fact, with full power of substitution, in its name, place and stead to make, execute, sign, acknowledge, verify, deliver, record and file, on its behalf the following; (i) the Fund's operating agreement attached as Exhibit C to the prospectus (the "operating agreement") (i) any amendment to the operating agreement which complies with the provisions thereof and (iii) any amendment to the Fund's Certificate of formation and any other governmental filings and any amendment thereto required because the operating agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Fund or in the capital contributions of its members. This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of the Manager and as such (i) shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Fund or the Manager shall have had notice thereof, (ii) may be exercised for a member by a facsimile signature of the Manager or, after listing more than one member, including the undersigned, by a single signature of the Manager acting as attorney-in-fact for all of them; and, (iii) shall survive the delivery of an assignment by a member of the whole or any portion of its Certificate or interest in the Fund, except that where the assignee thereof has been approved by the Manager for admission to the Fund and a substituted member, this power-of-attorney given by the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Manager to execute, acknowledge, and file any instrument necessary to effect such substitution.

    3. ACCEPTANCE. This subscription agreement will be accepted or rejected by a Manager within thirty (30) days of its receipt by the Fund. Upon acceptance, this subscription will become irrevocable, and will obligate the undersigned to purchase a Certificate in the dollar amount specified herein. The Manager will return a countersigned copy of this subscription agreement to accepted subscribers, which copy (together with the cancelled check) of the agreement will be evidence of the purchase of the Certificates.

    4. PAYMENT OF SUBSCRIPTION PRICE. The full purchase price for the Certificate, equal to the dollar amount thereof, payable in cash concurrently with delivery of this subscription agreement. I understand that my subscription funds will be held by the Manager, until my funds are needed by the Fund to fund a mortgage investment or for other proper Fund purposes, and only then will I actually be admitted to the Fund. In the interim, my subscription funds will earn interest at rates equal to the rates received by the Company or short-term cash deposits or securities.

    5. THE UNDERSIGNED AGREES TO INDEMNIFY AND HOLD GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT FUND I, LLC, A NEVADA LIMITED LIABILITY COMPANY, AND ITS MANAGER AND OTHER AGENTS AND EMPLOYEES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, AND DAMAGES, INCLUDING, WITHOUT LIMITATION, ALL ATTORNEYS' FEES WHICH SHALL BE PAID AS INCURRED) WHICH ANY OF THEM MAY INCUR, IN ANY MANNER OR TO ANY PERSON, BY REASON OF THE FALSITY, INCOMPLETENESS OR MISREPRESENTATION OF ANY INFORMATION FURNISHED BY THE UNDERSIGNED HEREIN OR IN ANY DOCUMENT SUBMITTED HEREWITH.

    6. SIGNATURE. The undersigned represents that: (a) I have read the foregoing and that all the information provided by me is accurate and complete; and (b) I will notify the general partners immediately of any material adverse change in any of the information set forth herein which occurs prior to the acceptance of my subscription.

           GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT FUND I, LLC
                             SUBSCRIPTION AGREEMENT
                   PLEASE READ THIS AGREEMENT BEFORE SIGNING

--------------------------------------------------------------------------------

Type Of Ownership: (check one)

  1. / / SINGLE PERSON (I)
       (Investor and Trust Custodian must sign)

  2. / / MARRIED PERSON--SEPARATE PROPERTY (I-2)

 *3. / / COMMUNITY PROPERTY (COM)

 *4. / / TENANTS IN COMMON (T)
       (All parties must sign)

 *5. / / JOINT TENANTS WITH RIGHTS OF SURVIVORSHIP (J)
       (All parties must sign)

  6. / / CORPORATION (C):
       (Authorized party must sign)

  7. / / TRUST (TR)
       (Trustee signature required)
    / / Taxable
    / / Tax Exempt

  8. / / PENSION PLAN (PP)
       (Trustee signature required)

  9. / / PROFIT SHARING PLAN (PSP)
       (Trustee signature required)

*10. / / ROTH IRA (RRA)
       (Investor and Trust Custodian must sign)

*11. / / Rollover ROTH IRA (RRI)
       (Investor and Trust Custodian must sign)

*12. / / INDIVIDUAL RETIREMENT ACCOUNT (IRA)

*13. / / IRA/SEP (SEP)
       (Investor and Trust Custodian must sign)

*14. / / ROLLOVER IRA (ROI)
       (Investor and Trust Custodian must sign)

 15. / / KEOGH (H.R.10) (K)
       (Custodian signature required)

 16. / / PARTNERSHIP (P)
       (Authorized Party must sign)

 17. / / NON-PROFIT ORGANIZATION (NP)
       (Authorized Party must sign)

 18. / / CUSTODIAN (CU)
       (Custodian signature required)

 19. / / CUSTODIAN/UGMA (UGM)
       (Custodian signature required)

 20. / / OTHER (Explain)

-------------------------------------------

-------------------------------------------

-------------------------------------------

------------------------

* Two or more signatures required. Complete Sections 1 through 6 where applicable.


1. INVESTOR NAME AND ADDRESS           Type or print your name(s) exactly as it should appear in
                                       the account records of the Fund. Complete this section for all trusts other than IRA/Keogh or other qualified plans. If
                                       IRA/Keogh or qualified plan, Section 2 must also be
                                       completed. All checks and correspondence will go to this
                                       address unless another address is listed in Sections 2 or 5 below.

                                       Individual Name

                                       (Additional Name(s) if held in joint tenancy, community
                                       property, tenants-in-common)

                                       Street Address

                                       City                                         State  Zip Code

                                       Daytime Phone Number                   Home Phone Number

                                       Taxpayer ID#                                Social Security
                                       #

                                       A social security number or taxpayer identification number is required for each individual investor. (For IRAs, Keoghs
                                       (HR10) and qualified plans, the taxpayer identification
                                       number is your plan or account tax or employer
                                       identification number. For most individual taxpayers, it is your social security number. NOTE: If the Certificates are to be held in more than one name, only one number will be
                                       used and will be that of the first person listed).

2. TRUST COMPANY REGISTRATION          Name of Trust Company, Custodian or Administrator:

                                       Please print here the exact name of Trust Company, Custodian or Administrator

                                       Address

                                       City                                         State  Zip Code

                                       Taxpayer ID#                                   Tax Year End

                                       SIGNATURE:

                                                                   (X)
                                               (Trust Company, Custodian or Administrator)

3. INVESTMENT                          Number of Certificates to be purchased

                                       Amount of payment enclosed

                                       Minimum subscription is 2,000 with additional investments in increments of $1,000.

                                       Make check payable to "Global Express Capital Real Estate
                                       Investment Fund I, LLC"

                                       If the investor has elected to compound his share of
                                       monthly, quarterly or annual income (see 4 below), then the interest earned on subscription funds until admission to the
                                       Fund will be invested in additional Certificates on behalf of the investor; therefore, the actual number of
                                       Certificates to be issued to the investor upon admission to the Fund will be increased.

                                       Check one:    / / Initial Investment    / / Additional
                                       Investment


4. DISTRIBUTIONS                       Does the investor wish to have his income compounded and
                                       reinvested?
                                       / / YES               / / NO

                                       If "NO", income shall be distributed:
                                       / / Monthly              / / Quarterly              / / Annually

                                       The election to compound income may only be changed after
                                       three (3) years.] [We have not provided this option
                                       elsewhere.]

5. SPECIAL ADDRESS FOR CASH
   DISTRIBUTIONS                       Name
  (If the same as in 2, please
   disregard)                          Address

                                       City                     State                     Zip Code

                                       Account Number

                                       If cash distributions are to be sent to a money market or
                                       other account at an address other than that listed, please enter that account number and address here. All other
                                       communications will be mailed to the investor's registered address of record under Sections 1 or 2, or to the alternate address listed in Section 5 above. In no event will the Fund or its affiliates be responsible for any adverse
                                       consequences of direct deposits.

6. SIGNATURES                          IN WITNESS WHEREOF, the undersigned has executed below this day of , 20, at

                                       Investor's primary residence is in

                                                                   (X)
                                                      (Investor Signature and Title)

                                                                   (X)
                                                      (Investor Signature and Title)

                                                                   (X)
                                                      (Investor Signature and Title)

7. BROKER-DEALER DATA                  The undersigned broker-dealer hereby certifies that (i) a
(To be completed by selling            copy of the prospectus, as amended and/or supplemented to
broker-dealer)                         date, has been delivered to the above investor; and (ii)
                                       that the appropriate suitability determination as set forth in the prospectus has been made and that the appropriate
                                       records are being maintained.

                                                                   (X)
                                                    Broker-Dealer Authorized Signature
                                                         (Required on all orders)

                                       Broker-Dealer Name:

                                       Street Address:

                                       City, State, Zip Code:

                                       Registered Representative Name (Last, First):

                                       Street Address:

                                       City, State, Zip Code:

                                       Phone No.:

                                       The registered representative, by signing below, certifies that he has reasonable grounds to believe, on the basis of information obtained from the investor concerning his
                                       investment objectives, other investments, financial
                                       situation and needs and any other information known by the selling broker-dealer, that investment in the Certificates is suitable for the investor and that suitability records
                                       are being maintained; and that he has informed the investor of all pertinent facts relating to the liquidity and
                                       marketability of the Certificates.

                                       Registered Representative's Signature:

                                       (X)

8. ACCEPTANCE                          This subscription accepted
This subscription will not be an       GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT FUND I, LLC,
effective agreement until it or a      A Nevada Limited Liability Company
facsimile is signed by a Manager of,
Global Express Capital Real Estate
Investment Fund I, LLC a Nevada
limited liability company

                                       By:

                                       (Office Use Only)

                                       Account #:

                                       Investor Check Date:

                                       Check Amount:

                                       Check #:

                                       Entered By: Checked By:

                                       Date Entered:

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The expenses incurred and estimated to be incurred in connection with this offering or paid by the Manager, at its own expense, are as follows:

Securities and Exchange Commission Registration Fee.........  $  6,600
Blue Sky Fees...............................................    10,500
Accounting Fees and Expenses................................    10,000
Legal Fees and Expenses.....................................    30,000
Printing Fees and Expenses..................................    50,000
Mailing.....................................................     5,000
Miscellaneous...............................................     5,000
                                                              --------
Total.......................................................  $117,100
                                                              ========

ITEM 32.  SALES TO SPECIAL PARTIES

    Not applicable.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES

    Not applicable.

ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Indemnification of our manager and any Member; any affiliate of a Member; any officer, director, manager, shareholder, partner, Member, employee, representative or agent of any Member; and any employee or agent of ours or assign thereof, is provided for in Sections 3.4, 6.5, and 6.6 of the operating agreement, as more fully described below.

    Section 6.6 of the operating agreement requires us to indemnify the manager and its affiliates from any loss, reasonable legal expenses, damage or claim arising by reason of any act or omission performed or omitted by the manager in good faith on behalf of us and in a manner reasonably believed to be within the scope of authority conferred on the manager by the operating agreement. This right of indemnification includes the right to advance payments or to reimburse the manager and its affiliates for the reasonable expenses incurred from being threatened to be made a named defendant or respondent in a proceeding. Indemnity payments will be made only from our assets. You are not required to make payments from your separate assets. In accordance with Nevada Revised Statutes, Limited Liability Companies law ("NRS") 86.451, we will not indemnify persons or advance payments for acts or omissions which are established to be intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

    Section 6.6 of the operating agreement gives the manager the power to purchase and maintain insurance in reasonable amounts on behalf of itself and each of the employees and agents of the Fund against any liability incurred by them in their capacities as such, whether or not the Fund has the power to indemnify them against such liability.

    Section 3.4 of the operating agreement provides that except as otherwise provided by applicable law, the debts, obligations and liabilities of the Fund, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Fund; neither the manager nor any member nor any person affiliated with the manager or any member shall be obligated personally for any such debt, obligation or liability of the Fund solely by reason of being a manager or member or being a person affiliated with either of them.

    Section 6.8 of the operating agreement states that the manager may be removed Cause (as defined below) and as otherwise specifically provided in operating agreement. "Cause" means the manager (i) has been convicted of a felony, (ii) has committed fraud against the Fund or (iii) has acted or omitted to take action on behalf of the Fund which act or omission constitutes gross negligence or wilful misconduct. Such removal shall be automatically effective upon a final determination by a court of competent jurisdiction that an event or circumstances constituting Cause has occurred or exists; provided that any removal of the manger for Cause shall be effected by a vote of the members whose aggregate capital exceed 50% of the aggregate of all members' capital at such time.

    NRS 86.371 states that unless it has been provided otherwise in the articles of organization, the manager of any limited liability company formed in Nevada cannot be individually liable for the debts of the company.

    NRS 86.411 law states that a limited liability company may indemnify a manager or member who was or is a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the company against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    NRS 86.421 provides for indemnification for any person named or is threatened to be made a party to any threatened pending or completed action or suit by or in the right of the company to procure a judgement in its favor. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

    NRS 86.431 states that to the extent that a manager, member, employee or agent of a limited liability company has been successful on the merits or otherwise in defense of any action, suit or proceeding described in NRS 86.411 and 86.421, or in defense of any claim, issue or matter therein, the company shall indemnify him against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense. Additionally, any indemnification under NRS 86.411 and 86.421, unless ordered by a court or advanced pursuant to NRS 86.441, may be made by the limited liability company only as authorized in the specific case upon a determination that indemnification of the manager, member, employee or agent is proper in the circumstances. The determination must be made:

    (a) By the members or managers as provided in the articles of organization or the operating agreement;

    (b) If there is no provision in the articles of organization or the operating agreement, by a majority in interest of the members who are not parties to the action, suit or proceeding;

    (c) If a majority in interest of the members who are not parties to the action, suit or proceeding so order, by independent legal counsel in a written opinion; or

    (d) If members who are not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

    NRS 86.441 provides in pertinent part that the operating agreement or a separate agreement made by a limited liability company may provide that the expenses of members and managers incurred in defending a civil or criminal action, suit or proceeding must be paid by the company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the manager or member to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the company.

    NRS 86.451 states in pertinent part that indemnification or advancement of expenses authorized in or ordered by a court does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of organization or any operating agreement, vote of members or disinterested managers, if any, or otherwise, for an action in his official capacity or an action in another capacity while holding his office, except that indemnification or the advancement of expenses, unless ordered by a court, may not be made to or on behalf of any member or manager if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. Further, NRS 86.451 provides that indemnification or advancement of expenses continues for a person who has ceased to be a member, manager, employee or agent and inures to the benefit of his heirs, executors and administrators.

    NRS 86.461 provides that a limited liability company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a member, manager, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a manager, member, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

    Insofar as indemnification for liabilities arising under the Securities act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnifications is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 35.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

    Not applicable

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS

    (a) Financial Statements: See "Index to Financial Statements" and the financial statements appearing thereafter in Part I of this registration statement.

    (b) Exhibits:

          1.1           Dealer Manager Agreement
          1.2           Selected Dealer Agreement
          3             Articles of Organization, as amended
          4.1           Operating agreement of Registrant (included as Exhibit C to the Prospectus)
          4.2           Subscription Agreement and Power of Attorney (included as
                        Exhibit D to the Prospectus)
          4.3           Form of Mortgage Pass-Through Certificates
          5.1           Opinion of Snow Becker Krauss P.C. with respect to legality of the securities
          8             Opinion of Snow Becker Krauss P.C. with respect to federal income tax matters
        *10.1           Escrow Agreement with       , as Escrow Agent
         23.1           Consent of Snow Becker Krauss P.C. (contained in Exhibit
                        5.1)
         23.2           Consent of James R. Bonzo, C.P.A

------------------------

*   to be filed by amendment

ITEM 37.  UNDERTAKINGS

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       - to include therein any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       - to reflect in any such prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase of decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       - to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona find offering thereof.

        (3) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed.

        (4) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (5) To send to each member at least on an annual basis a detailed statement of any transactions with the Manager or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Manager or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

        (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (7) To provide to the members the financial statements required by Form 10-K for the first full year of operations of the Company.

        (8) To file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing members. Each sticker supplement should disclose all compensation and fees received by the Manager and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

        (9) To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the members at least once each quarter after the distribution period of the offering has ended.

    [The remainder of this page intentionally left blank]

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, Nevada, on February 6, 2001.

                                                       GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT
                                                       FUND I, LLC

                                                       By:  Conrex International Financial, Inc. d/b/a
                                                            Global Express Capital Mortgage, its Sole
                                                            Manager

                                                            /s/ CONNIE S. FARRIS
                                                            -----------------------------------------
                                                            Connie S. Farris
                                                            DIRECTOR AND PRESIDENT
                                                            (CHIEF EXECUTIVE OFFICER OF MANAGER)

                                                       By:  /s/ JOHN TOOKE
                                                            -----------------------------------------
                                                            John Tooke
                                                            DIRECTOR, SECRETARY AND TREASURER
                                                            (CHIEF ACCOUNTING OFFICER OF THE MANAGER)

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                /s/ CONNIE S. FARRIS
     -------------------------------------------       Director and President of     February 6, 2001
                  Connie S. Farris                       the Manager

                   /s/ JOHN TOOKE
     -------------------------------------------       Director, Secretary and       February 6, 2001
                     John Tooke                          Treasurer of the Manager